FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-130390

November 7, 2007

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,853,970,000

(Approximate Offered Certificates)

CD 2007–CD5

Commercial Mortgage Pass-Through Certificates

Deutsche Mortgage & Asset Receiving Corporation

Depositor

Citigroup Global Markets Realty Corp.

German American Capital Corporation

Artesia Mortgage Capital Corporation

Sponsors and Mortgage Loan Sellers

CWCapital LLC

SunTrust Bank

Mortgage Loan Sellers

	Initial Certificate or Notional Balance	Anticipated Ratings Fitch/Moody’s/S&P	Subordination Levels	Expected WAL (yrs.)	Principal Window	Assumed Final Distribution Date
Class A-1	$42,300,000	AAA / Aaa / AAA	30.000%	3.09	12/07-07/12	July 15, 2012
Class A-2	$89,000,000	AAA / Aaa / AAA	30.000%	4.66	07/12-10/12	October 15, 2012
Class A-3	$39,400,000	AAA / Aaa / AAA	30.000%	6.81	09/14-11/14	November 15, 2014
Class A-AB	$51,700,000	AAA / Aaa / AAA	30.000%	6.92	10/12-10/16	October 15, 2016
Class A-4	$958,680,000	AAA / Aaa / AAA	30.000%	9.62	10/16-08/17	August 15, 2017
Class A-1A	$284,848,000	AAA / Aaa / AAA	30.000%	8.03	12/07-09/17	September 15, 2017
Class AM-FX	$167,726,000	AAA / Aaa / AAA	20.000%	9.79	08/17-09/17	September 15, 2017
Class A-MA	$40,693,000	AAA / Aaa / AAA	20.000%	9.86	09/17-10/17	October 15, 2017
Class AJ-FX	$110,780,000	AAA / Aaa / AAA	13.375%	9.87	09/17-10/17	October 15, 2017
Class A-JA	$26,959,000	AAA / Aaa / AAA	13.375%	9.88	10/17-10/17	October 15, 2017
Class B	$20,942,000	AA+ / Aa1 / AA+	12.375%	9.95	10/17-11/17	November 15, 2017
Class C	$20,942,000	AA / Aa2 / AA	11.375%	9.96	11/17-11/17	November 15, 2017

Deutsche Bank Securities Co-Lead and Joint Bookrunning Manager	Citi Co-Lead and Joint Bookrunning Manager

SunTrust Robinson Humphrey	Credit Suisse
Co-Manager	Co-Manager

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

KEY FEATURES OF SECURITIZATION

Key Features(1):

Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Manager:	SunTrust Robinson Humphrey, Inc. and Credit Suisse Securities (USA) LLC
Mortgage Loan Sellers:	Citigroup Global Markets Realty Corp. 43.83%, German American Capital Corporation* (“GACC”) 33.88%, Artesia Mortgage Capital Corporation 12.77%, CWCapital LLC 5.45% and SunTrust Bank 4.08%
*An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicers:	Capmark Finance Inc. 53.36% Wachovia Bank, N.A. 46.64%
Special Servicer:	LNR Partners, Inc.
Trustee:	Wells Fargo Bank, N.A.
Certificate Administrator:	Deutsche Bank Trust Company Americas
Rating Agencies:	Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Rating Services
Distribution Date:	Four business days following the Determination Date in each month, commencing December 2007
Cut-off Date:	With respect to each mortgage loan, the later of the related due date or origination date of such mortgage loan in November 2007. Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about November 29, 2007
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Classes are expected to be ERISA eligible.
SMMEA Eligible:	None of the offered classes will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	November 15, 2044
Minimum Denominations:	(i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A AB, Class A-4, Class A-1A, AM-FX, A-MA, AJ-FX and A-JA Certificates and (ii) $25,000 with respect to the Class B and Class C Certificates, and in each case in multiples of $1 thereafter.
Clean-up Call:	1%
(1)	Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus dated November 7, 2007, relating to the offered certificates (hereinafter referred to as the “Prospectus Supplement”).

Pool Collateral Facts:

Initial Pool Collateral Balance:	$2,094,183,817
Number of Mortgage Loans:	161
Number of Mortgaged Properties:	258
Average Mortgage Loan Cut-Off Date Balance:	$13,007,353
Average Mortgaged Property Cut-Off Date Balance:	$8,116,992
Weighted Avg Mortgage Loan UW DSCR(2)(3):	1.35x
Range of Mortgage Loan UW DSCR(2)(3):	1.01x – 2.77x
Weighted Avg Mortgage Loan Cut-Off Date LTV(2)(3):	68.0%
Range of Mortgage Loan Cut-Off Date LTV(2)(3):	31.7% – 80.0%
Weighted Avg Mortgage Loan Maturity Date LTV(2)(3):	64.0%
Range of Mortgage Loan Maturity Date LTV(2)(3):	30.0% – 79.7%
Weighted Avg Mortgage Loan Original Term to Maturity (months):	115
Weighted Avg Mortgage Loan Rem. Term to Maturity (months):	112
Weighted Avg Mortgage Loan Seasoning (months):	3
% of Mortgage Loans with Full Interest Only:	37.96%
% of Mortgage Loans with Partial Interest Only(4):	33.48%
% of Mortgage Loans with Amortization for Entire Term:	20.45%
% of Mortgage Loans with Interest Only Hyper Am:	7.62%
% of Mortgage Loans with Amortization HyperAm:	0.29%
% of Mortgage Loans with Partial Interest Only HyperAm:	0.20%
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	72.25%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves:	62.38%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	63.83%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(5):	62.82%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	63.92%
(2)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.
(3)	With respect to 10 mortgage loans, collectively representing 8.51% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 5 mortgage loans, collectively representing 0.67% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 2 mortgage loans, collectively representing 2.32% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.
(4)	Includes three mortgage loans which feature a second interest only period during the life of the mortgage loan. See the footnotes to Annex A-1 in the Prospectus Supplement.
(5)	Excludes multifamily, manufactured housing, land, hotel and self-storage properties.

Distribution of Pool Collateral by Property Type

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Initial Principal or Notional Amount(2)	Subordination Levels		Anticipated Ratings (Fitch/Moody’s/S&P)	Expected Weighted Avg Life (years)(3)	Principal Window (months) (3)	Assumed Final Distribution Date(3)(4)
Class A-1(4)	$42,300,000	30.000	%(6)	AAA/Aaa/AAA	3.09	1–56	July 15, 2012
Class A-2(4)	$89,000,000	30.000	%(6)	AAA/Aaa/AAA	4.66	56–59	October 15, 2012
Class A-3(4)	$39,400,000	30.000	%(6)	AAA/Aaa/AAA	6.81	82–84	November 15, 2014
Class A-AB(4)	$51,700,000	30.000	%(6)	AAA/Aaa/AAA	6.92	59–107	October 15, 2016
Class A-4(4)	$958,680,000	30.000	%(6)	AAA/Aaa/AAA	9.62	107–117	August 15, 2017
Class A-1A(4)	$284,848,000	30.000	%(6)	AAA/Aaa/AAA	8.03	1–118	September 15, 2017
Class AM-FX(4)	$167,726,000	20.000	%(7)	AAA/Aaa/AAA	9.79	117–118	September 15, 2017
Class A-MA(4)	$40,693,000	20.000	%(7)	AAA/Aaa/AAA	9.86	118–119	October 15, 2017
Class AJ-FX(4)	$110,780,000	13.375	%(8)	AAA/Aaa/AAA	9.87	118–119	October 15, 2017
Class A-JA(4)	$26,959,000	13.375	%(8)	AAA/Aaa/AAA	9.88	119–119	October 15, 2017
Class B	$20,942,000	12.375%		AA+/Aa1/AA+	9.95	119–120	November 15, 2017
Class C	$20,942,000	11.375%		AA/Aa2/AA	9.96	120–120	November 15, 2017

PRIVATE CERTIFICATES(5)

Class(1)	Initial Principal or Notional Amount(2)		Subordination Levels		Anticipated Ratings (Fitch/Moody’s/S&P)	Expected Weighted Avg Life (years) (3)	Principal Window (months) (3)	Assumed Final Distribution Date(3)(4)
Class XP(9)	$	TBD	N/A		AAA/Aaa/AAA	N/A	N/A	N/A
Class XS(9)		$1,047,091,908	N/A		AAA/Aaa/AAA	N/A	N/A	N/A
Class XW(9)		$1,047,091,908	N/A		AAA/Aaa/AAA	N/A	N/A	N/A
Class AM-FL(4)(10)		$1,000,000	20.000	%(7)	AAA/Aaa/AAA	9.79	117–118	September 15, 2017
Class AJ-FL(4)(10)		$1,000,000	13.375	%(8)	AAA/Aaa/AAA	9.87	118–119	October 15, 2017
Class D		$20,942,000	10.375%		AA-/Aa3/AA-	9.96	120–120	November 15, 2017
Class E		$18,324,000	9.500%		A+/A1/A+	9.96	120–120	November 15, 2017
Class F		$18,324,000	8.625%		A/A2/A	9.96	120–120	November 15, 2017
Class G		$20,942,000	7.625%		A-/A3/A-	9.96	120–120	November 15, 2017
Class H		$23,559,000	6.500%		BBB+/Baa1/BBB+	9.96	120–120	November 15, 2017
Class J		$23,560,000	5.375%		BBB/Baa2/BBB	9.96	120–120	November 15, 2017
Class K		$20,942,000	4.375%		BBB-/Baa3/BBB-	9.96	120–120	November 15, 2017
Class L		$26,177,000	3.125%		BB+/NR/BB+	9.96	120–120	November 15, 2017
Class M		$7,853,000	2.750%		BB/NR/BB	9.96	120–120	November 15, 2017
Class N		$5,236,000	2.500%		BB-/NR/BB-	9.96	120–120	November 15, 2017
Class O		$5,235,000	2.250%		B+/NR/B+	9.96	120–120	November 15, 2017
Class P		$5,236,000	2.000%		B/NR/B	9.96	120–120	November 15, 2017
Class Q		$2,617,000	1.875%		B-/NR/B-	9.96	120–120	November 15, 2017
Class S		$39,266,816	0.000%		NR/NR/NR	11.52	120–177	August 15, 2022

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-MA, Class AJ-FX, Class A-JA, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest will equal one of the following rates: (i) a fixed rate, (ii) a rate equal to the lesser of the initial pass-through rate for that class in the table above and the weighted average net mortgage pass through rate, (iii) a rate equal to the weighed average net mortgage pass through rate less a specified percentage or (iv) a rate equal to the weighted average net mortgage pass-through rate.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Based on the structuring assumptions, assuming 0% CPR, described in the Prospectus Supplement.
(4)

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-MA, Class AJ-FX, and Class A-JA Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest, the pool of mortgage loans will be deemed to consist of two distinct Loan Groups, Loan Group 1 and Loan Group 2. Loan Group 1 will consist of 135 mortgage loans, representing approximately 83.17% of the outstanding pool balance. Loan Group 2 will consist of 26 mortgage loans, representing approximately 16.83% of the outstanding pool balance. Loan Group 2 will include approximately 100.00% of all the mortgage loans secured by multifamily and manufactured housing properties. So long as funds are sufficient on any distribution date to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-1A, Class AM-FX, Class A-MA, Class AJ-FX, Class A-JA, Class XP, Class XS and Class XW Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest, interest distributions on the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM-FX, Class AJ-FX Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest will be based upon amounts available relating to mortgage loans in Loan Group 1 and interest distributions on the Class A-1A, Class A-MA and Class A-JA Certificates will be based upon amounts available relating to mortgage loans in Loan Group 2. In addition, generally, (i) the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class AM-FX, Class AJ-FX Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 1, and after the certificate principal balance of the Class A-1A, Class A-MA and Class A-JA Certificates has been reduced to zero, Loan Group 2 and (ii) the Class A-1A, Class A-MA and Class A-JA Certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 and after the certificate balance of the Class AJ-FX Certificates has been reduced to zero, from Loan Group 1. However, on and after any distribution date on which the certificate principal balances of the Class B through Class S Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates, pro rata, then to the Class AM-FX and Class A-MA Certificates and the Class AM-FL Regular Interest, pro rata, and then to the Class AJ-FX and Class A-JA Certificates and the Class AJ-FL Regular Interest, pro rata.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

SUMMARY OF THE CERTIFICATES

(5)	Certificates to be offered privately pursuant to Rule 144A and Regulation S.
(6)	Represents the approximate subordination level for the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4 and Class A-1A Certificates in the aggregate.
(7)	Represents the approximate subordination level for the Class AM-FX, Class AM-FL and Class A-MA Certificates in the aggregate.
(8)	Represents the approximate subordination level for the Class AJ-FX, Class AJ-FL and Class A-JA Certificates in the aggregate.
(9)	The Class XP, Class XS and Class XW Certificates will not have a certificate balance. The interest accrual amounts on the Class XP, Class XS and Class XW Certificates will be calculated by reference to a notional amount equal to the aggregate of the class principal balances of all of the classes of certificates (other than the Class AM-FL, Class AJ-FL, Class XP, Class XS, Class XW, Class T, Class R and Class LR Certificates) and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest. The pass-through rates applicable to the Class XP, Class XS and Class XW Certificates for the initial distribution date will equal approximately [ ]%, [ ]% and [ ]%, respectively, per annum. The pass-through rate applicable to the Class XP, Class XS and Class XW Certificates for each distribution date subsequent to the initial distribution date generally will be equal in the aggregate to the difference between the weighted average net mortgage pass-through rate and the weighted average pass-through rate of the certificates (based on their certificate balances) other than the Class XP, Class XS, Class XW, Class T, Class R and Class LR certificates.
(10)	The Class AM-FL and Class AJ-FL Certificates will represent undivided interests in, among other things, the rights and obligations under the respective swap agreements, in each case, with a swap counterparty to be determined. The swap agreements will provide, among other things that fixed amounts payable by the Trust Fund as interest with respect to the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest will be exchanged for floating amounts at the applicable LIBOR-based rate. Under certain circumstances relating to an event of default under, or termination of, the related swap agreement, the pass-through rate applicable to the Class AM-FL Certificates or the Class AJ-FL Certificates, as applicable, may convert to the fixed pass-through rate applicable to the Class AM-FL Regular Interest or the Class AJ-FL Regular Interest, as applicable. Holders of the offered certificates will not own any interest in, or have any rights under, the swap agreements.

The Class T, Class R and Class LR Certificates are not represented by this table.

Short-Term Certificate Principal Paydown Summary (1)

Class	Mortgage Loan Seller	Property Name	Property Type	Aggregate Cut-off Date Balance	Remaining Term to Maturity (Months)	UW DSCR	Cut-off Date LTV Ratio
A-1	GACC	Inverness Business Center North	Industrial	$12,000,000	52	1.32x	77.4%
A-1, A-2	CGM	130 Prince Street	Mixed Use	$70,000,000	56	1.20x	62.5%
A-2	CGM	Exton Office	Office	$5,400,000	57	1.30x	64.3%
A-2	Artesia	Cordes Professional Building	Office	$1,735,000	58	1.20x	73.2%
A-2	GACC	Bent Tree Plaza I, II & III	Office	$6,400,000	58	1.21x	77.6%
A-2, A-AB	Artesia	Shoppes of Crabapple	Retail	$2,660,000	59	1.19x	69.1%
A-3, A-AB	Artesia	Town Center East Building 3	Office	$29,050,931	82	1.16x	76.7%
A-3, A-AB	Artesia	Eastside Plaza 3 & 4	Office	$10,881,620	82	1.15x	75.6%
A-3, A-AB	SunTrust	Whitney National Bank	Office	$4,300,000	84	1.23x	53.8%
A-4, A-AB	Artesia	Stapleton Square	Industrial	$2,974,995	107	1.01x	78.3%

(1)	This table identifies loans in Loan Group 1 with respective balloon payments due during the principal paydown window assuming 0% CPR and no losses for the indicated Certificates. Certain Mortgages may balloon during the principal paydown for more classes of the certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:

In general: (i) principal from Loan Group 1 will be distributed on each Distribution Date to the Class A-AB (until its balance reaches a scheduled balance) and, thereafter sequentially to the Class A-1, A-2, A-3, A-AB and A-4 Certificates, in that order, then pro rata, to the Class AM-FX Certificates and the Class AM-FL Regular Interest, and then pro rata, to the Class AJ-FX Certificates and Class AJ-FL Regular Interest, in that order, in each case until the balance of the subject class is reduced to zero; and (ii) principal from Loan Group 2 will be distributed on each Distribution Date to the Class A-1A, A-MA and A-JA Certificates in that order, in each case until the balance of the subject class is reduced to zero. However, the Class A-1, A-2, A-3, A-AB, A-4, AM-FX and AJ-FX Certificates and the Class AM-FL Regular Interest and Class AJ-FL Regular Interest (in the order described in clause (i) of the prior sentence) will be entitled to receive distributions of principal from Loan Group 2 after the total principal balance of the Class A-1A, A-MA and A-JA Certificates has been reduced to zero; and Class A-1A, A-MA and A-JA Certificates will be entitled to receive distributions of principal from Loan Group 1 after the total principal balance of the Class A-1, A-2, A-3, A-AB, A-4, AM-FX and AJ-FX Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest have been reduced to zero. In addition, notwithstanding the foregoing, distributions of principal will be made first, with respect to the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates on a pro rata basis (by balance) and then to the Class AM-FX and Class A-MA Certificates and the Class AM-FL Regular Interest on a pro rata basis (by balance), and then to the Class AJ-FX and Class A-JA Certificates and the Class AJ-FL Regular Interest on a pro rata basis (by balance) if the total principal balance of the Classes B through S Certificates has been reduced to zero as a result of loss allocation. Thereafter, principal will be allocated sequentially (in alphabetical order of Class designation) starting with the Class B Certificates and ending with the Class S Certificates, in each case until retired.

Interest Payments:

The Class XP, Class XS and Class XW Certificates will collectively accrue interest on the total principal balance of the Class A-1 through S Certificates at a rate generally equal to the excess, if any, of the weighted average net coupon for the Mortgage Loans over the weighted average pass-through rate for the Class A-1 through S Certificates. A separate free writing prospectus will describe the notional amounts on which, and the pass-through rates at which, the Class XP, Class XS and Class XW Certificates will individually accrue interest. The Class XP, Class XS and Class XW Certificates will receive payments of interest pari passu and pro rata (based on interest entitlements) with interest on the Class A-1, A-2, A-3, A-AB, A-4 and A-1A Certificates each month, except that interest payments on the Class A-1, A-2, A-3, A-AB and A-4 Certificates are generally to be made out of collections and advances on Loan Group 1 and interest payments on the Class A-1A Certificates are generally to be made out of collections and advances on Loan Group 2. Interest payments with respect to the Class AM-FL and AJ-FL certificates may be subject to reduction if the net WAC of the Mortgage Loans declines below the fixed rate per annum at which interest is payable by the trust to the swap counterparty.

Prepayment Interest Shortfalls:

Net prepayment interest shortfalls will be allocated pro rata generally based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interestbearing certificate classes (except for this purpose, Class AM-FL and AJ-FL Certificates will be deemed to bear interest at the fixed/WAC/WAC Cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreements).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

STRUCTURE OVERVIEW

Loss Allocation:

Losses will be allocated to each Class of Certificates in reverse alphabetical order starting with Class S through and including Class B, and next to the Class AJ-FX Certificates and Class A-JA Certificates and the Class AJ-FL Regular Interest on a pro rata basis, and then to the Class AM-FX and A-MA Certificates and the Class AM-FL Regular Interest on a pro rata basis. Any remaining losses will be allocated to Classes A-1, A-2, A-3, A-AB, A-4, and A-1A Certificates on a pro rata basis.

Prepayment Premiums:

Prepayment premiums collected with respect to each Loan Group will be allocated between the respective classes of Investment Grade P&I Certificates (i.e. Class A-1, A-2, A-3, A-AB, A-4, A-1A, AM-FX, A-MA, AJ-FX, A-JA, B, C, D, E, F, G, H, J and K Certificates and the Class AM-FL Regular Interest and the Class AJ-FL Regular Interest) then entitled to principal distributions with respect to such Loan Group and the Class XP, Class XS and Class XW Certificates as follows: A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amount) collected with respect to each Loan Group will be allocated to each class of the Investment Grade P&I Certificates then entitled to principal distributions with respect to such Loan Group, which percentage will be equal to the product of (a) the percentage of the principal distribution amount with respect to the relevant Loan Group that such Class receives, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of the Investment Grade P&I Certificates currently receiving principal (except for this purpose, the Class AM-FL and AJ-FL Certificates will be deemed to bear interest at the fixed/WAC/WAC Cap pass-through rate that would be payable thereon without regard to the related interest rate swap agreement) over the relevant discount rate, and the denominator of which is the excess of the mortgage rate of the related Mortgage Loan over the discount rate. However, as long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium allocable to Class AM-FL or AJ-FL Certificates will be payable to the related swap counterparty.

Prepayment Premium Allocation Percentage for all Investment Grade P&I Certificates collectively =

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class XP, Class XS and Class XW Certificates. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the Investment Grade P&I Certificates then entitled to principal distributions relative to the Class XP, Class XS and Class XW Certificates as discount rates decrease and a decrease in the percentage allocated to such Classes as discount rates rise.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – ALL LOANS

Distribution of Pool Cut-Off Date Principal Balances(1)(2)
Range of Cut-Off Date Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
$ 1,000,000 — $ 4,999,999	70	$223,053,426	10.65%	6.346%	115	1.35	x	67.5%	60.1%
$ 5,000,000 — $ 9,999,999	45	308,503,783	14.73%	6.259%	115	1.30		70.1%	63.7%
$ 10,000,000 — $ 19,999,999	19	273,333,202	13.05%	6.175%	113	1.26		70.1%	64.6%
$ 20,000,000 — $ 34,999,999	17	460,705,325	22.00%	6.272%	116	1.27		71.0%	66.2%
$ 35,000,000 — $ 49,999,999	4	162,124,331	7.74%	6.522%	117	1.61		57.8%	52.2%
$ 50,000,000 — $ 99,999,999	3	204,000,000	9.74%	5.984%	77	1.41		59.7%	59.7%
$100,000,000 — $149,999,999	1	145,000,000	6.92%	5.606%	116	1.33		73.0%	73.0%
$150,000,000 — $160,000,000	2	317,463,751	15.16%	6.198%	116	1.45		68.2%	68.2%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
5.068% — 5.999%	36	$586,171,066	27.99%	5.690%	117	1.37	x	67.8%	64.9%
6.000% — 6.249%	22	391,100,483	18.68%	6.064%	105	1.44		62.9%	60.2%
6.250% — 6.499%	53	652,901,902	31.18%	6.357%	108	1.33		72.0%	67.7%
6.500% — 6.749%	39	314,979,677	15.04%	6.617%	116	1.32		66.9%	61.2%
6.750% — 7.160%	11	149,030,688	7.12%	6.987%	112	1.19		66.7%	60.5%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
Office	42	$753,398,673	35.98%	6.046%	113	1.31	x	67.0%	64.1%
Retail	54	349,622,379	16.69%	6.204%	117	1.29		70.0%	65.8%
Anchored(3)	31	268,053,880	12.80%	6.148%	118	1.30		70.3%	67.0%
Unanchored	23	81,568,500	3.90%	6.390%	116	1.25		68.8%	62.1%
Multifamily	24	299,000,754	14.28%	6.149%	100	1.35		67.1%	63.4%
Industrial	52	285,174,193	13.62%	6.484%	115	1.43		72.3%	69.0%
Hotel	69	175,723,586	8.39%	6.487%	124	1.42		68.4%	57.6%
Full Service	2	57,000,000	2.72%	6.552%	120	1.43		69.9%	60.7%
Limited Service	67	118,723,586	5.67%	6.456%	126	1.41		67.7%	56.1%
Mixed Use	11	133,483,535	6.37%	6.184%	85	1.24		65.6%	62.7%
Manufactured Housing	3	53,500,000	2.55%	6.552%	118	1.18		72.4%	69.4%
Other	1	35,000,000	1.67%	5.695%	114	2.39		43.4%	40.5%
Land	1	5,030,696	0.24%	5.650%	116	1.27		69.4%	58.4%
Self Storage	1	4,250,000	0.20%	6.370%	117	1.80		55.9%	52.6%
Total/Weighted Average	258	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Geographic Distribution(1)(2)
State/Location	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
New York	15	$293,895,072	14.03%	6.320%	103	1.24	x	64.9%	61.8%
District of Columbia DC	3	210,625,161	10.06%	6.247%	116	1.24		63.3%	62.3%
California(4)	20	196,222,928	9.37%	6.391%	113	1.41		62.6%	60.4%
Southern	11	103,355,525	4.94%	6.257%	118	1.49		61.7%	60.4%
Northern	9	92,867,403	4.43%	6.539%	108	1.33		63.6%	60.4%
Massachusetts	6	178,536,527	8.53%	5.658%	116	1.31		72.9%	72.4%
Texas	23	120,760,662	5.77%	6.059%	112	1.36		71.8%	66.5%
Washington	11	107,855,492	5.15%	6.129%	101	1.60		63.3%	57.8%
Georgia	16	105,432,165	5.03%	6.252%	117	1.31		74.0%	67.4%
Virginia	12	85,310,926	4.07%	6.336%	117	1.26		76.3%	71.0%
Maryland	8	84,376,165	4.03%	6.225%	72	1.69		60.2%	58.8%
North Carolina	13	80,771,419	3.86%	6.182%	117	1.29		73.0%	66.6%
Other	131	630,397,301	30.10%	6.232%	117	1.37		69.6%	63.9%
Total/Weighted Average	258	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related, subordinate companion loan, if applicable.
(2)	With respect to 10 mortgage loans, collectively representing 8.51% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 5 mortgage loans, collectively representing 0.67% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 2 mortgage loans, collectively representing 2.32% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.
(3)	Includes Shadow Anchored Properties.
(4)	Northern California properties have zip codes greater or equal to 93600. Southern California properties have zip codes less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – ALL LOANS

Distribution of Pool Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of LTV Ratios as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
31.70% — 40.00%	2	$5,500,000	0.26%	6.467%	118	2.58	x	34.1%	33.8%
40.10% — 50.00%	7	126,824,331	6.06%	6.093%	117	1.93		46.9%	41.6%
50.10% — 60.00%	14	136,801,150	6.53%	6.123%	88	1.65		56.2%	54.0%
60.10% — 70.00%	61	796,013,775	38.01%	6.250%	111	1.28		64.3%	61.1%
70.10% — 75.00%	38	627,416,277	29.96%	6.189%	117	1.34		73.3%	69.9%
75.10% — 80.00%	39	401,628,284	19.18%	6.171%	110	1.20		78.0%	71.5%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Distribution of Pooled Loan-to-Value Ratios at Maturity(1)(2)
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
30.00% — 40.00%	5	$32,030,000	1.53%	6.218%	144	1.74	x	45.4%	35.1%
40.10% — 50.00%	12	127,782,164	6.10%	6.134%	109	1.89		49.3%	43.8%
50.10% — 60.00%	43	382,339,346	18.26%	6.408%	108	1.42		63.0%	56.8%
60.10% — 70.00%	76	970,893,561	46.36%	6.195%	110	1.25		68.4%	64.6%
70.10% — 75.00%	21	530,223,746	25.32%	6.107%	116	1.34		75.6%	73.4%
75.10% — 79.70%	4	50,915,000	2.43%	5.840%	100	1.29		78.4%	78.4%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Distribution of Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
1.01x — 1.09x	4	$84,834,995	4.05%	6.687%	118	1.04	x	72.5%	67.6%
1.10x — 1.19x	37	323,185,117	15.43%	6.265%	113	1.15		74.1%	67.8%
1.20x — 1.24x	42	444,477,714	21.22%	6.354%	106	1.21		69.9%	64.2%
1.25x — 1.34x	35	677,912,051	32.37%	6.007%	114	1.30		67.4%	65.2%
1.35x — 1.49x	18	145,608,214	6.95%	6.304%	117	1.42		66.8%	60.4%
1.50x — 1.74x	14	244,707,716	11.69%	6.203%	121	1.60		69.9%	68.6%
1.75x — 2.49x	9	167,958,009	8.02%	6.087%	94	2.00		50.4%	47.5%
2.50x — 2.77x	2	5,500,000	0.26%	6.467%	118	2.58		34.1%	33.8%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Distribution of Original Term to Maturity(1)(2)
Range of Original Term to Maturity	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
60 — 83	9	$175,195,000	8.37%	6.298%	55	1.43	x	60.7%	60.3%
84 — 119	5	68,082,552	3.25%	6.158%	92	1.20		75.8%	69.5%
120 — 180	147	1,850,906,265	88.38%	6.192%	118	1.35		68.4%	64.2%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%

Distribution of Remaining Term to Maturity(1)(2)
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
52 — 60	9	$175,195,000	8.37%	6.298%	55	1.43	x	60.7%	60.3%
61 — 84	3	44,232,552	2.11%	6.377%	82	1.16		74.2%	66.3%
85 — 177	149	1,874,756,265	89.52%	6.186%	118	1.35		68.5%	64.3%
Total/Weighted Average	161	$2,094,183,817	100.00%	6.199%	112	1.35	x	68.0%	64.0%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.
(2)	With respect to 10 mortgage loans, collectively representing 8.51% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 5 mortgage loans, collectively representing 0.67% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 2 mortgage loans, collectively representing 2.32% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 1

Distribution of Cut-Off Date Principal Balances(1)(2)

Range of Cut-Off Date Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
$ 1,000,000 - $ 4,999,999	64	$202,975,719	11.65%	6.340%	115	1.36	x	67.2%	59.8%
$ 5,000,000 - $ 9,999,999	35	237,880,735	13.66%	6.271%	114	1.32		69.1%	62.7%
$ 10,000,000 - $ 19,999,999	15	203,033,202	11.66%	6.067%	116	1.28		70.2%	64.5%
$ 20,000,000 - $ 29,999,999	8	194,078,931	11.14%	6.193%	112	1.26		73.1%	67.1%
$ 30,000,000 - $ 39,999,999	6	208,020,724	11.94%	6.342%	118	1.61		61.6%	56.0%
$ 40,000,000 - $ 49,999,999	2	87,230,000	5.01%	7.074%	119	1.12		67.2%	61.4%
$ 50,000,000 - $ 99,999,999	2	146,000,000	8.38%	5.922%	87	1.24		61.6%	61.6%
$100,000,000 - $149,999,999	1	145,000,000	8.33%	5.606%	116	1.33		73.0%	73.0%
$150,000,000 - $160,000,000	2	317,463,751	18.23%	6.198%	116	1.45		68.2%	68.2%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
5.068% — 5.999%	27	$448,928,312	25.78%	5.645%	118	1.41	x	66.9%	64.3%
6.000% — 6.249%	21	333,100,483	19.13%	6.050%	114	1.37		64.3%	61.1%
6.250% — 6.499%	47	589,883,902	33.87%	6.354%	107	1.35		71.5%	67.5%
6.500% — 6.749%	32	259,039,677	14.87%	6.629%	116	1.34		66.6%	60.3%
6.750% — 7.160%	8	110,730,688	6.36%	7.034%	119	1.17		68.0%	61.3%
	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Property Type Distribution(1)(2)
Property Type	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
Office	42	$753,398,673	43.26%	6.046%	113	1.31	x	67.0%	64.1%
Retail	54	349,622,379	20.07%	6.204%	117	1.29		70.0%	65.8%
Anchored(3)	31	268,053,880	15.39%	6.148%	118	1.30		70.3%	67.0%
Unanchored	23	81,568,500	4.68%	6.390%	116	1.25		68.8%	62.1%
Industrial	52	285,174,193	16.37%	6.484%	115	1.43		72.3%	69.0%
Hotel	69	175,723,586	10.09%	6.487%	124	1.42		68.4%	57.6%
Full Service	2	57,000,000	3.27%	6.552%	120	1.43		69.9%	60.7%
Limited Service	67	118,723,586	6.82%	6.456%	126	1.41		67.7%	56.1%
Mixed Use	11	133,483,535	7.66%	6.184%	85	1.24		65.6%	62.7%
Other	1	35,000,000	2.01%	5.695%	114	2.39		43.4%	40.5%
Land	1	5,030,696	0.29%	5.650%	116	1.27		69.4%	58.4%
Self Storage	1	4,250,000	0.24%	6.370%	117	1.80		55.9%	52.6%
Total/Weighted Average	231	$1,741,683,062	100%	6.197%	113	1.36	x	68.0%	64.0%

Geographic Distribution(1)(2)
State/Location	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
New York	13	$283,210,072	16.26%	6.311%	103	1.24	x	64.8%	61.6%
District of Columbia	3	210,625,161	12.09%	6.247%	116	1.24		63.3%	62.3%
Massachusetts	6	178,536,527	10.25%	5.658%	116	1.31		72.9%	72.4%
California(4)	16	117,722,928	6.76%	6.429%	119	1.49		63.9%	60.7%
Southern	9	68,355,525	3.92%	6.440%	119	1.53		62.1%	60.5%
Northern	7	49,367,403	2.83%	6.414%	118	1.42		66.5%	61.0%
Texas	21	105,760,662	6.07%	6.096%	112	1.35		72.5%	66.9%
Washington	9	104,355,492	5.99%	6.114%	103	1.61		63.3%	57.6%
Virginia	10	76,105,926	4.37%	6.315%	117	1.26		77.1%	72.2%
Georgia	14	69,314,165	3.98%	6.441%	116	1.38		71.4%	64.3%
North Carolina	11	55,301,371	3.18%	6.165%	117	1.34		72.0%	65.6%
Oklahoma	4	52,490,100	3.01%	5.924%	116	1.25		72.2%	67.3%
Other	124	488,260,660	28.03%	6.271%	117	1.42		68.3%	62.7%
Total/Weighted Average	231	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans and exclude the related subordinate companion loan, if applicable.
(2)	With respect to 7 mortgage loans, collectively representing 5.42% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 4 mortgage loans, collectively representing 0.45% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 1.34% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.
(3)	Includes Shadow Anchored Properties.
(4)	Northern California properties have zip codes greater or equal to 93600. Southern California properties have zip codes less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 1

Distribution of Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of LTV Ratios as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
31.70% — 50.00%	8	$116,824,331	6.71%	6.002%	125	2.05	x	46.1%	40.5%
50.10% — 60.00%	10	41,446,150	2.38%	6.392%	114	1.57		55.8%	49.0%
60.10% — 65.00%	27	442,630,507	25.41%	6.081%	106	1.28		62.2%	60.6%
65.10% — 70.00%	28	283,598,268	16.28%	6.505%	117	1.30		67.4%	61.0%
70.10% — 75.00%	31	559,098,277	32.10%	6.156%	117	1.36		73.3%	70.3%
75.10% — 80.00%	31	298,085,530	17.11%	6.205%	109	1.21		77.7%	71.3%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Distribution of Loan-to-Value Ratios at Maturity(1)(2)
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
30.00% — 50.00%	15	$142,957,164	8.21%	6.066%	122	1.93	x	48.5%	41.5%
50.10% — 60.00%	39	283,789,346	16.29%	6.538%	119	1.33		65.1%	57.0%
60.10% — 65.00%	27	508,502,684	29.20%	6.184%	108	1.26		64.6%	62.2%
65.10% — 70.00%	33	303,995,122	17.45%	6.141%	112	1.25		73.7%	67.7%
70.10% — 75.00%	17	451,523,746	25.92%	6.117%	116	1.38		74.8%	73.4%
75.10% — 79.70%	4	50,915,000	2.92%	5.840%	100	1.29		78.4%	78.4%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Distribution of Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
1.01x — 1.09x	4	$84,834,995	4.87%	6.687%	118	1.04	x	72.5%	67.6%
1.10x — 1.19x	28	208,027,410	11.94%	6.306%	110	1.15		72.4%	66.0%
1.20x — 1.34x	64	982,546,717	56.41%	6.115%	111	1.27		68.4%	64.9%
1.35x — 1.49x	16	112,108,214	6.44%	6.443%	119	1.42		69.0%	60.6%
1.50x — 1.74x	13	238,707,716	13.71%	6.211%	121	1.60		70.3%	68.9%
1.75x — 2.49x	8	109,958,009	6.31%	6.059%	117	2.09		47.8%	43.5%
2.50x — 2.77x	2	5,500,000	0.32%	6.467%	118	2.58		34.1%	33.8%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Distribution of Original Term to Maturity(1)(2)
Range of Original Term to Maturity	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
60 — 83	6	$98,195,000	5.64%	6.285%	56	1.22	x	65.8%	65.3%
84 — 119	4	58,882,552	3.38%	6.184%	90	1.20		75.2%	69.3%
120 — 180	125	1,584,605,510	90.98%	6.192%	118	1.37		67.9%	63.7%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%

Distribution of Remaining Term to Maturity/ARD(1)(2)
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
52 — 60	6	$98,195,000	5.64%	6.285%	56	1.22	x	65.8%	65.3%
61 — 84	3	44,232,552	2.54%	6.377%	82	1.16		74.2%	66.3%
85 — 177	126	1,599,255,510	91.82%	6.187%	118	1.37		68.0%	63.8%
Total/Weighted Average	135	$1,741,683,062	100.00%	6.197%	113	1.36	x	68.0%	64.0%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.
(2)	With respect to 7 mortgage loans, collectively representing 5.42% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 4 mortgage loans, collectively representing 0.45% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 1.34% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 2

Distribution of Cut-Off Date Principal Balances(1)(2)

Range of Cut-Off Date Mortgage Loan Balances	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
$ 1,355,000 — $ 2,999,999	1	$1,355,000	0.38%	6.500%	120	1.20x	56.5%	48.6%
$ 3,000,000 — $ 6,999,999	10	48,110,754	13.65%	6.300%	114	1.26	71.4%	64.4%
$ 7,000,000 — $ 9,999,999	5	41,235,000	11.70%	6.208%	115	1.18	74.7%	68.0%
$10,000,000 — $19,999,999	4	70,300,000	19.94%	6.489%	103	1.20	69.7%	64.8%
$20,000,000 — $29,999,999	3	72,500,000	20.57%	6.294%	117	1.20	69.2%	67.2%
$30,000,000 — $49,999,999	2	61,000,000	17.30%	5.779%	118	1.29	69.3%	66.6%
$50,000,000 — $58,000,000	1	58,000,000	16.45%	6.140%	52	1.83	55.1%	55.1%
Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

Distribution of Mortgage Rates(1)(2)
Range of Mortgage Rates as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
5.743% — 5.999%	9	$137,242,754	38.93%	5.836%	115	1.26x	70.6%	66.9%
6.000% — 6.249%	1	58,000,000	16.45%	6.140%	52	1.83	55.1%	55.1%
6.250% — 6.499%	6	63,018,000	17.88%	6.387%	118	1.17	76.4%	69.7%
6.500% — 6.910%	10	94,240,000	26.73%	6.679%	106	1.21	66.2%	62.4%
	26	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

Property Type Distribution(1)(2)

Property Type	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
Multifamily	24	$299,000,754	84.82%	6.149%	100	1.35x	67.1%	63.4%
Manufactured Housing	3	53,500,000	15.18%	6.552%	118	1.18	72.4%	69.4%
Total/Weighted Average	27	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%

Geographic Distribution(1)(2)

State/Location	Number of Mortgaged Properties	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR	Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
California(3)	4	$78,500,000	22.27%	6.333%	106	1.30x	60.6%	59.9%
Southern	2	35,000,000	9.93%	5.900%	117	1.40	60.8%	60.2%
Northern	2	43,500,000	12.34%	6.681%	97	1.22	60.4%	59.7%
Maryland	1	58,000,000	16.45%	6.140%	52	1.83	55.1%	55.1%
Georgia	2	36,118,000	10.25%	5.889%	119	1.17	78.9%	73.2%
Louisiana	2	25,800,000	7.32%	6.683%	118	1.22	74.3%	66.5%
North Carolina	2	25,470,048	7.23%	6.218%	117	1.18	75.2%	68.8%
Nevada	1	24,000,000	6.81%	5.822%	115	1.25	62.8%	62.8%
Illinois	1	20,500,000	5.82%	6.491%	117	1.15	79.8%	72.8%
Tennessee	1	18,000,000	5.11%	5.978%	113	1.15	80.0%	74.8%
Texas	2	15,000,000	4.26%	5.796%	115	1.36	66.8%	63.8%
New York	2	10,685,000	3.03%	6.557%	119	1.10	69.4%	67.4%
Other	9	40,427,706	11.47%	6.304%	111	1.22	73.8%	65.0%
	27	$352,500,754	100.00%	6.210%	103	1.33x	67.9%	64.3%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.
(2)	With respect to 3 mortgage loans, collectively representing 3.09% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 0.22% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 0.98% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.
(3)	Northern California properties have zip codes greater or equal to 93600. Southern California properties have zip codes less than 93600.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS – LOAN GROUP 2

Distribution of Cut-Off Date Loan-to-Value Ratios(1)(2)
Range of LTV Ratios as of the Cut-Off Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
48.40% — 60.00%	5	$110,855,000	31.45%	6.133%	74	1.62	x	55.2%	54.8%
60.10% — 70.00%	6	69,785,000	19.80%	6.292%	114	1.21		65.9%	65.3%
70.10% — 75.00%	7	68,318,000	19.38%	6.461%	118	1.19		73.7%	66.8%
75.10% — 77.50%	3	18,372,706	5.21%	6.242%	118	1.20		76.5%	67.7%
77.60% — 80.00%	5	85,170,048	24.16%	6.035%	116	1.17		79.6%	73.0%
	26	$352,500,754	100.00%	6.210%	103	1.33	x	67.9%	64.3%

Distribution of Loan-to-Value Ratios at Maturity(1)(2)
Range of LTV Ratios as of the Maturity Date	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
46.40% — 50.00%	2	$16,855,000	4.78%	6.877%	63	1.26	x	49.1%	46.6%
50.10% — 60.00%	4	98,550,000	27.96%	6.031%	79	1.66		57.2%	56.4%
60.10% — 70.00%	16	158,395,754	44.93%	6.332%	116	1.20		70.7%	66.4%
70.10% — 74.80%	4	78,700,000	22.33%	6.045%	116	1.16		79.7%	73.6%
	26	$352,500,754	100.00%	6.210%	103	1.33	x	67.9%	64.3%

Distribution of Underwritten Debt Service Coverage Ratios(1)(2)
Range of Debt Service Coverage Ratios	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
1.10x — 1.19x	9	$115,157,706	32.67%	6.192%	117	1.15	x	77.0%	71.0%
1.20x — 1.29x	13	139,843,048	39.67%	6.357%	110	1.22		68.3%	64.1%
1.30x — 1.49x	2	33,500,000	9.50%	5.839%	110	1.43		59.5%	59.5%
1.50x — 1.83x	2	64,000,000	18.16%	6.115%	58	1.81		55.1%	55.1%
Total/Weighted Average	26	$352,500,754	100.00%	6.210%	103	1.33	x	67.9%	64.3%

Distribution of Original Term to Maturity(1)(2)
Range of Original Term to Maturity	Number of Mortgage Loans	Aggregate Pooled Mortgage Loan Cut- Off Date Balance	Percentage of Cut-Off Date Pooled Trust Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
60 — 115	4	$86,200,000	24.45%	6.280%	59	1.64	x	56.9%	55.6%
116 — 120	22	266,300,754	75.55%	6.187%	117	1.22		71.5%	67.1%
	26	$352,500,754	100.00%	6.210%	103	1.33	x	67.9%	64.3%

Distribution of Remaining Term to Maturity(1)(2)
Range of Remaining Terms to Maturity	Number of Mortgage Loans	Aggregate Mortgage Loan Cut-Off Date Balance	Percentage of Cut-Off Date Pool Balance	Weighted Avg Mortgage Rate	Weighted Avg Remaining Term (months)	Weighted Avg Underwritten DSCR		Weighted Average Cut-Off Date LTV Ratio	Weighted Average LTV Ratio at Maturity
52 — 115	9	$147,242,754	41.77%	6.109%	82	1.46	x	63.1%	60.6%
116 — 120	17	205,258,000	58.23%	6.283%	118	1.23		71.3%	66.9%
	26	$352,500,754	100.00%	6.210%	103	1.33	x	67.9%	64.3%
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan, the Seattle Space Needle loan and the CGM RRI Hotel Portfolio loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.
(2)	With respect to 3 mortgage loans, collectively representing 3.09% of the outstanding pool balance as of the Cut-Off Date, the Cut-Off Date LTV, Maturity Date LTV and UW DSCR are calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 0.22% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is calculated after netting out an escrow amount. With respect to 1 mortgage loans, collectively representing 0.98% of the outstanding pool balance as of the Cut-Off Date, the UW DSCR is equal to the DSCR level at which a sponsor guaranty will be released. For additional information regarding LTV and DSCR adjustments see the footnotes to Annex A-1 in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

TEN LARGEST LOANS OR GROUPS OF CROSS-COLLATERALIZED LOANS(1)

No.	Property Name	Loan Seller	Loan Group	City	State	Property Type	Cut-Off Date Balance	% of Cut-Off Date Pool Balance	% of Cut-Off Date Loan Group Balance	Cut-Off Date Balance per SF/Unit/Key	Cut-Off Date LTV	Cut-Off Date DSCR
1.	Lincoln Square	CGM	1	Washington	DC	Office	$160,000,000	7.64%	9.19%	$542	61.6%	1.30x
2.	USFS Industrial Distribution Portfolio	GACC/CGM	1	Various	Various	Various	157,463,751	7.52%	9.04%	52	75.0%	1.60
3.	Charles River Plaza North	CGM	1	Boston	MA	Office	145,000,000	6.92%	8.33%	818	73.0%	1.33
4.	85 Tenth Avenue	GACC	1	New York	NY	Office	76,000,000	3.63%	4.36%	449	60.7%	1.28
5.	130 Prince Street	CGM	1	New York	NY	Mixed Use	70,000,000	3.34%	4.02%	905	62.5%	1.20
6.	Georgian Towers	GACC	2	Silver Spring	MD	Multifamily	58,000,000	2.77%	16.45%	140,449	55.1%	1.83
7.	1150 18th Street, NW	GACC	1	Washington	DC	Office	46,980,000	2.24%	2.70%	282	68.4%	1.03
8.	Quality King	CWCapital	1	Bellport	NY	Industrial	40,250,000	1.92%	2.31%	70	65.9%	1.23
9.	2 Journal Square	GACC	1	Jersey City	NJ	Office	39,894,331	1.91%	2.29%	144	49.9%	1.98
10.	Seattle Space Needle	CGM	1	Seattle	WA	Other	35,000,000	1.67%	2.01%	1,381	43.4%	2.39
	Total/Wtd. Avg. for Top 10						$828,588,082	39.57%			64.9%	1.45x
(1)	With respect to the Lincoln Square loan, the USFS Industrial Distribution Portfolio loan, the Charles River Plaza North loan, the 85 Tenth Avenue loan, the Georgian Towers loan and the Seattle Space Needle loan, LTV and DSCR calculations include related pari passu companion loans, and exclude the related subordinate companion loan, if applicable.

PARI PASSU NOTE LOAN SUMMARY

Loan Name	Loan Group	Annex ID	Trust Asset Cut-Off Date Balance	Senior Non-Trust Asset Cut-Off Date Balance	Controlling Pooling & Servicing Agreement	Servicer	Special Servicer
Lincoln Square	1	1	$160,000,000	$60,000,000	CD 2007-CD5	Capmark Finance, Inc.	LNR Partners, Inc.
USFS Industrial Distribution Portfolio	1	2	157,463,751	314,927,499	COMM 2007-C9	KeyCorp Capital Markets Inc.	LNR Partners, Inc.
Charles River Plaza North	1	3	145,000,000	145,000,000	COBALT 2007-C3	Wachovia Bank, N.A.	CWCapital LLC
85 Tenth Avenue	1	4	76,000,000	194,000,000	COMM 2007-C9	KeyCorp Capital Markets Inc.	LNR Partners, Inc.
Georgian Towers	2	6	58,000,000	67,000,000	COMM 2007-C9	KeyCorp Capital Markets Inc.	LNR Partners, Inc.
Seattle Space Needle	1	10	35,000,000	14,500,000	CD 2007-CD5	Capmark Finance, Inc.	LNR Partners, Inc.
CGM RRI Hotel Portfolio	1	11	34,976,394	274,814,523	CD 2007-CD5	Capmark Finance, Inc.	LNR Partners, Inc.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

A/B NOTE LOAN SUMMARY

Loan Name	Loan Group	Annex ID	Trust Asset Cut-Off Date Balance	Non-Trust Asset Pari Passu Cut-Off Date Balance	B-Note Cut-Off Date Balance	Whole Loan Cut-Off Date Balance	Trust DSCR(1)	Whole Loan DSCR	Trust Cut-Off Date LTV(1)	Whole Loan Cut-Off DateLTV
Lincoln Square	1	1	$160,000,000	$60,000,000	$65,000,000	$285,000,000	1.30x	1.00x	61.6%	79.8%
Charles River Plaza North	1	3	145,000,000	145,000,000	20,000,000	310,000,000	1.33	1.25	73.0%	78.0%
Georgian Towers	2	6	58,000,000	67,000,000	60,000,000	185,000,000	1.83	1.24	55.1%	81.6%
(1)	Trust DSCR and Trust Cut-Off Date LTV calculations include all related pari passu companion loans and exclude the related subordinated companion loans that are not included in the Trust.

AMORTIZATION CHARACTERISTICS

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Balance	% of Initial Pool Balance	% of Group 1 Balance	% of Group 2 Balance
Partial Interest Only Balloon Loans(1)	70	$701,125,000	33.48%	29.93%	51.03%
12 month IO Loans	6	46,560,000	2.22%	0.80%	9.23%
24 month IO Loans	15	103,213,000	4.93%	3.55%	11.72%
36 month IO Loans	18	147,817,000	7.06%	7.11%	6.81%
48 month IO Loans	6	54,850,000	2.62%	3.15%	0.00%
60 month IO Loans	25	348,685,000	16.65%	15.31%	23.26%
Interest Only Loans	33	794,972,988	37.96%	36.65%	44.45%
Balloon Loans	53	428,308,829	20.45%	23.68%	4.52%
Partial Interest Only ARD Loans	2	4,150,000	0.20%	0.24%	0.00%
24 month IO Loans	1	2,900,000	0.14%	0.17%	0.00%
60 month IO Loans	1	1,250,000	0.06%	0.07%	0.00%
ARD Loans	1	5,977,000	0.29%	0.34%	0.00%
Interest Only ARD Loans	2	159,650,000	7.62%	9.17%	0.00%
Total:	161	$2,094,183,817	100.00%	100.00%	100.00%
(1)	Indicates length of initial interest only period. Includes three mortgage loans which feature a second interest only period during the life of the mortgage loan. See the footnotes to Annex A-1 in the Prospectus Supplement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Floor	Tenant	Approximate Sq. Ft.	Lease Expiration Date	$ PSF Rent
14	Latham & Watkins LLP	23,041	01/31/11	$61.06
12	Latham & Watkins LLP	28,935	01/31/16	$48.40
11	Latham & Watkins LLP	28,935	01/31/16	$48.40
10	Latham & Watkins LLP	28,935	01/31/16	$48.40
9	Latham & Watkins LLP	28,935	01/31/16	$48.40
8	Latham & Watkins LLP	28,935	01/31/16	$48.40
7	Latham & Watkins LLP	30,510	01/31/16	$48.40
6	Baker Donelson	30,755	05/31/11	$51.41
5	Latham & Watkins LLP	33,870 (Subleased from: CH2M-Hill 5,890; Morgan Stanley DW, Inc. 23,490)	06/30/11	$51.53
4	GSA	33,991	07/24/11	$45.92
3	CB Richard Ellis	36,335	03/31/11	$47.09
2	GSA	14,000	06/30/11	$45.81
2	Latham & Watkins LLP Storage	2,118	01/31/16	$19.06
GRD	Jos A. Bank	4,850	09/30/13	$51.00
GRD	Starbucks	1,650	04/30/12	$57.00
GRD	American Apparel	3,450	06/30/15	$62.80
GRD	Capital Q. Restaurant	2,660	01/31/16	$45.81
GRD	T-Mobile	2,770	12/31/12	$57.00
GRD	Gifford's E. Street	1,300	09/30/15	$65.44
Below Grade	Landmark Theatre	40,000	01/31/19	$11.25
Below Grade	Central Parking System of VA		02/28/11	

Approximate Sq. Ft.; Lease Expiration Date; $ PSF Rent

Legend (year)	Colour
2011	pink
2012	yellow
2013	light green
2015	light blue
2016	orange
2019	purple

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Pennsylvania Ave NW
F St NW
12th St NW
11th St NW
10th St NW
9th St NW
E St NW
W
S
N
E

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original TMA Balance:	$ 160,000,000
Cut-Off Date TMA Balance:	$ 160,000,000
% by Initial UPB:	7.64%
Interest Rate:	6.0152%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity Date:	July 6, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the date which is the earlier of 24 months after the last securitization of all loans comprising the Lincoln Square Loan Combination or June 22, 2010, with defeasance permitted thereafter. On and after April 6, 2017, prepayment is permitted without penalty.
Sponsor:	Ralph S. Dweck
Borrower:	Lincoln Circle Associates, LLC, Lincoln Park Center Associates, LLC, Lincoln Commons Associates, LLC and RCM Lincoln Square, LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	$65.0 million B Note
Lockbox / Cash Management:	Hard / Springing
Initial Reserves(3):	Tax:	$1,714,863
	Insurance:	$75,649
	Gap Rent:	$546,331
	TI Holdback:	$305,100
Monthly Reserves(3):	Tax:	$428,716
	Insurance:	$15,130
	Replacement:	$6,766
	TI/LC:	$33,832
(1)	The original Trust Mortgage Asset (“TMA”) amount of $160,000,000 represents a portion of a $285,000,000 loan combination evidenced by multiple pari passu A-Notes totaling $220,000,000 and a subordinate B-Note of $65,000,000. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(3)	See “Initial Reserves” and “Monthly Reserves” sections herein for additional information.

Financial Information
	TMA(1)	Loan Combination
Cut-Off Date Loan Balance / Sq. Ft.:	$542	$702
Balloon Balance / Sq. Ft.:	$542	$702
Cut-Off Date LTV:	61.6%	79.8%
Balloon LTV:	61.6%	79.8%
Underwritten DSCR(2):	1.30x	1.00x
(1)	Financial information is based on the aggregate balance of the Lincoln Square Loan and the Lincoln Square Pari Passu Companion Loan (collectively referred to herein as the “Lincoln Square Pari Passu Loans”) of $220,000,000 unless otherwise specified.
(2)	Underwritten Net Operating Income, Underwritten Net Cash Flow, and Underwritten DSCR are based in part on an averaging of the rents payable by Latham & Watkins LLP and Morgan Stanley DW, Inc. under their leases over their respective lease terms rather than on their current rents, which are lower. In addition, Underwritten Net Operating Income, Underwritten Net Cash Flow and Underwritten DSCR are based on contractual rent steps for certain tenants through 2010. A gap rent reserve was established at closing for the rent steps underwritten through 2010. See “Initial Reserves” herein for additional information.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Washington, DC
Year Built/Renovated:	2001 / N/A
Total SF:	405,978
Property Management:	Lincoln Square Management, L.L.C. (a borrower affiliate)
Occupancy (6/14/2007):	100.0%
Underwritten Net Operating Income(2):	$17,867,646
Underwritten Net Cash Flow(2):	$17,380,472
Appraised Value:	$357,000,000
Appraisal Date:	May 21, 2007

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Tenant Information
Tenants	Ratings (S/F/M)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Rent Per Sq. Ft.	Lease Exp. Date	Extension Options
Latham & Watkins LLP	NR/NR/NR	234,217	57.7%	63.1%	$49.83	2011 & 2016(2)	Various(3)
GSA	AAA/AAA/Aaa	47,991	11.8	11.6	44.70	7/24/2011	None
Landmark Theatre	NR/NR/NR	40,000	9.9	2.4	11.25	1/31/2019	None
CB Richard Ellis	BB+/BB+/Ba1	36,335	8.9	9.2	47.09	3/31/2011	None
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC	NR/NR/NR	30,755	7.6	8.5	51.41	5/31/2011	1, 5-year option
Top 5 Tenants		389,298	95.9	94.9	45.25
Non-major Tenants		16,680	4.1	5.1	56.34	Various	Various
Vacant		0	0.0
Occupied Total		405,978	100.0%	100.0%	$45.57
(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Latham & Watkins LLP has one lease and two subleases at the Lincoln Square Property pursuant to which various portions of the Lincoln Square Property are leased with varying terms expiring between 1/31/2011 and 1/31/2016. A portion of the Latham & Watkins LLP lease covering 56,911 sq. ft., representing 14.0% of the total sq. ft. and 17.0% of the total base rent, expires in 2011. A portion of the Latham & Watkins LLP lease covering 177,306 sq. ft., representing 43.7% of the total sq. ft. and 45.9% of the total base rent, expires in 2016.
(3)	Portions of the Latham & Watkins LLP lease, representing 49.9% of the total sq. ft., have varying renewal options. A portion of the Latham & Watkins LLP lease (1.1% of the NRA) expiring in 2011 has two, 5-year renewal options. Portions of the Latham & Watkins LLP lease (43.2% of the NRA) expiring in 2016 have two, 5-year renewal options. A portion of the Latham & Watkins LLP lease (5.7% of the NRA) expiring in 2011 has one, 5-year renewal option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent / Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0	0	0.0	0.00	0.0	0.0
2009	0	0	0.0	0	0.0	0.00	0.0	0.0
2010	0	0	0.0	0	0.0	0.00	0.0	0.0
2011	4	171,992	42.4	171,992	42.4	49.94	46.4	46.4
2012	2	4,420	1.1	176,412	43.5	52.69	1.3	47.7
2013	1	4,850	1.2	181,262	44.6	57.00	1.5	49.2
2014	0	0	0.0	181,262	44.6	0.00	0.0	49.2
2015	2	4,750	1.2	186,012	45.8	53.96	1.4	50.6
2016	2	179,966	44.3	365,978	90.1	48.31	47.0	97.6
2017	0	0	0.0	365,978	90.1	0.00	0.0	97.6
Thereafter	1	40,000	9.9	405,978	100.0	11.25	2.4	100.0
Vacant	0	0	0.0	405,978	100.0	—	—	—
Total/Wtd. Avg.	12	405,978	100.0%		—	$45.57	100.0%	100.0%

(1)	Assumes no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Lincoln Square Loan

The Loan.    The Lincoln Square loan (the “Lincoln Square Loan”) is a $160.0 million 10-year interest-only fixed rate loan secured by a first priority mortgage on the borrowers’ fee simple interest in a 405,978 sq. ft. office building located in Washington, DC (the “Lincoln Square Property”). The Lincoln Square Loan proceeds were used to refinance existing debt and fund defeasance and closing costs.

The Lincoln Square Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $285,000,000. The other loans related to the Lincoln Square Loan are evidenced by multiple separate notes (the “Lincoln Square Pari Passu Companion Loan” and the “Lincoln Square Junior Companion Loan” with original principal balances of $60,000,000 and $65,000,000, respectively and, together with the Lincoln Square Loan, the “Lincoln Square Loan Combination”). The Lincoln Square Pari Passu Companion Loan and the Lincoln Square Junior Companion Loan will not be assets in the Trust. The Lincoln Square Loan, the Lincoln Square Pari Passu Companion Loan and the Lincoln Square Junior Companion Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

The Borrower.    The borrowers, tenants-in-common, consist of the following entities and percentage ownership interest in the Lincoln Square Property: Lincoln Circle Associates, LLC (34.8%), Lincoln Park Center Associates, LLC (31.7%), Lincoln Commons Associates, LLC (28.5%) and RCM Lincoln Square, LLC (5.0%) and are each a special purpose entity structured to be bankruptcy remote. Legal counsel to the Borrower delivered a non-consolidation opinion in connection with the origination of the Lincoln Square Loan. The sponsor of the borrower is Ralph S. Dweck. Mr. Dweck has control of each borrower through their respective wholly-owned non-member manager. Mr. Dweck has been a full-time real estate developer since 1972 after practicing law with the firms of Dweck, Horowitz & Goldstein and Grossberg, Yochelson, Fox & Beyda. During the last 33 years, Mr. Dweck has developed or acquired a variety of properties throughout the Washington, DC metropolitan area including: over 300,000 sq. ft. of retail shopping centers, 1.5 million sq. ft. of warehouse space, 3,500 apartment units and over 3.0 million sq. ft. of office space. Mr. Dweck owns several buildings in the direct vicinity of the Lincoln Square Property, including Republic Place, 1990 M Street, and 2001 L Street.

The Property.    The Lincoln Square Property consists of a 14-story Class “A” office building containing approximately 405,978 sq. ft. situated on 0.9 acres of land. The Lincoln Square Property was built in 2001 and is located in Washington, DC, within the Washington-Arlington-Alexandria metropolitan statistical area. The Lincoln Square Property includes both office and retail space. The office component of the Lincoln Square Property contains 349,298 sq. ft. throughout 14 above-grade floors. The retail component contains 56,680 sq. ft. throughout the ground floor and a below-grade eight-screen cinema. The Lincoln Square Property also contains a subterranean parking garage with 320 parking spaces providing for a parking ratio of 0.8 per 1,000 sq. ft. As of June 1, 2007 the Lincoln Square Property was approximately 100% occupied by 11 tenants.

The Lincoln Square Property is located at 555 11th Street, NW, and encompasses one-half of the block surrounded by 10th, 11th, E and F streets. The Lincoln Square Property is within walking distance to the United States Capitol Building and the White House. Vehicular access is made easy by the nearby I-395 access on 3rd Street less than one mile to the east. The Lincoln Square Property is also well served by Metrorail, Washington, DC’s mass transportation system, as it is within two blocks of all five of the system’s lines. The 11th Street entrance to the Metro Center station, the hub of the entire system, is located just one-half block north of the Lincoln Square Property.

Largest Office Tenants:

Latham & Watkins LLP    (234,217 sq. ft., 57.7% of NRA, $49.83 per sq. ft.). The tenant is subject to a modified gross lease with initial terms for portions of the demised premises of between 4-15 years, expiring between 1/31/2011 and 1/31/2016 at a weighted average base rent of $49.84 per sq. ft. for office space at the Lincoln Square Property. The portion of the lease with respect to unit 510 represents 4,490 sq. ft. and expires 6/30/2011, with two, 5-year renewal

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

options. A portion of the lease with respect to units 700-1200 represents 175,188 sq. ft. and expires on 1/31/2016 with a contractual rent increase of $3.00 per sq. ft. on 2/1/2011 and two, 5-year renewal options. The portion of the lease with respect to unit 1400 represents 23,041 sq. ft. and expires on 1/31/2011, with contractual rent increases of 2.0% per year and one, 5-year renewal option. The portion of the lease with respect to storage space at the Lincoln Square Property represents 2,118 sq. ft. at a base rent of $19.06 per sq. ft. with contractual rent increases of 1.0% per year and expires 1/31/2016, with two, 5-year renewal options.

The tenant is also subject to two 5-6 year modified gross subleases each expiring in June 2011 at a weighted average base rent of $45.06 per sq. ft. The sublease from Morgan Stanley DW, Inc. for unit 500 represents 23,490 sq. ft. and expires on 6/29/2011. Morgan Stanley DW, Inc. is subject to a 10-year modified gross lease expiring on 6/30/2011 at a base rent of $51.79 per sq. ft. with contractual rent increases of 2.0% per year. The sublease from CH2M-Hill, Inc. for unit 525 represents 5,890 sq. ft. and expires on 6/30/2011. CH2M-Hill, Inc. is subject to a 10-year modified gross lease expiring on 6/30/2011 at a base rent of $52.90 per sq. ft. with contractual rent increases of 3.0% per year and a one-time rent increase of $11,780 on 4/1/2008. The tenant has options to lease units 500, 525 and 600 once the initial term of the Morgan Stanley DW, Inc., CH2M-Hill, Inc. and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC leases have expired.

Latham & Watkins LLP was founded in 1934 and is headquartered in Los Angeles, CA. It is one of the largest and most prestigious international law firms in the world, employing over 2,100 attorneys in 24 offices worldwide. Latham & Watkins LLP practices corporate, environmental, finance, litigation, and tax law, and is especially recognized for its innovative approach to law firm management and pro bono work on a global scale.

GSA    (47,991 sq. ft., 11.8% of NRA, $44.70 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to a 7.5-year gross lease and a 10-year modified gross lease, both expiring on 7/24/2011, at a weighted average base rental rate of $44.70 per sq. ft. The leases do not provide for renewal options. The tenant has the right to terminate the leases for an uncured breach by the landlord after 30 days notice, or for repeated breaches subsequently cured. GSA acts as the government’s landlord in obtaining office space for the federal workforce and supplies equipment, telecommunications and information technology products to its customer agencies. GSA’s management oversight covers $500 billion in federal assets, including some 8,300 buildings, 170,000 vehicles, and technology programs totaling more than $100 million. It carries out its mission through the Federal Technology Service, Federal Supply Service, Public Buildings Service, and regional offices throughout the country.

Landmark Theatre    (40,000 sq. ft., 9.9% of NRA, $11.25 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 1/31/2019 at a base rental rate of $11.25 per sq. ft. The lease does not provide for renewal options or any termination options. Landmark Theatres is one of the nation’s largest theatre chains dedicated to marketing and exhibiting independent film. The Landmark Theatre at the Lincoln Square Property contains 8 screens.

CB Richard Ellis    (36,335 sq. ft., 8.9% of NRA, $47.09 per sq. ft., rated Ba1/BB+/BB+ by M/S/F). The tenant is subject to a 10-year modified gross lease expiring on 3/31/2011 at a base rental rate of $47.09 per sq. ft. The lease is structured with contractual rent increases of 2.0% per year. The lease does not provide for renewal options or any termination options. CB Richard Ellis, founded in 1906 and headquartered in Westwood, CA, is one of the world’s largest commercial real estate services companies, operating over 300 offices around the world in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region.

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC    (30,755 sq. ft., 7.6% of NRA, $51.41 per sq. ft.) The tenant is subject to a 10-year modified gross lease expiring on 5/31/2011 at a base rental rate of $51.41 per sq. ft. The lease is structured with contractual rent increases of 2.0% per year. The lease provides for one 5-year renewal option. The extension option is subordinate to Latham & Watkins LLP’s right to expand to include the premises. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC was founded in 1888 and is headquartered in Memphis, TN. It is ranked among the 100 largest law firms in the United States and includes over 450 attorneys and public policy and international advisors in more than 11 global offices. Baker Donelson represents local, regional, national, and international clients and the firm’s primary practice areas include public policy, health care, securities, and intellectual property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

The Market.

According to REIS, the Washington, DC office market contained a total inventory of 92,859,000 sq. ft. as of the 3rd quarter of 2007. During the 3rd quarter of 2007, 498,000 sq. ft. were added and net absorption was a positive 355,000 sq. ft. The vacancy rate at the end of the quarter was 6.7% and has decreased steadily from a peak of 7.8% in 2003. The average asking rent was $46.46 per sq. ft. gross, up 1.4% from the previous quarter.

The Lincoln Square Property is a part of the East End submarket. The East End submarket extends west from 3rd Street, NW, to 15th Street, NW, between Pennsylvania and Massachusetts Avenues. This location is north of The Mall and The White House, and northwest of the U.S. Capitol. A majority of the office buildings in the Washington DC market lie within the northwest quadrant, concentrated in the East End and CBD office submarkets.

This urban area is fully developed with adequate municipal services and a mix of governmental and office uses. The Mayor’s Downtown Task Force has recommended that a broad swath of the downtown core, focused on the blocks between 6th and 12th Street, from Market Square to Mount Vernon Square, be redeveloped as an 18-hours-a-day, seven-days-a-week interactive downtown. With the Verizon Center nearby, the area surrounding the Lincoln Square Property has become home to some of Washington, DC’s most prestigious law firms, corporate tenants, and associations. The area offers an array of world renowned restaurants, retail destinations, and hotels for tourists as well as tenants in the area. In addition to the Verizon Center, the East End boasts the new convention center completed in early 2003 just north of Mount Vernon Square between 7th and 9th Streets, NW, and north of K Street.

According to REIS, the East End office submarket contained a total inventory of 32,387,000 sq. ft., as of the 3rd quarter of 2007. There were 181,000 sq. ft. added during the quarter, and net absorption was a positive 136,000 sq. ft. Net absorption for 2006 was a positive 601,000 sq. ft. The vacancy rate at the end of the quarter was 6.9%. Per REIS, the average asking rent for the East End submarket was $50.17 per sq. ft. gross. The East End submarket contained an inventory of 21,138,000 sq. ft. of Class “A” office space. The vacancy rate and average asking rent for the Class “A” office space was 7.2% and $54.56 per sq. ft. gross.

The appraiser identified five competitive properties with seven comparable leases ranging from $64.75 per sq. ft. to $69.50 per sq. ft., with an average of $67.04 per sq. ft. The appraiser concluded office rent of $68.00 per sq. ft. modified gross for the Lincoln Square Property based on the quality and location.

Property Management.    The Lincoln Square Property is managed by Lincoln Square Management, L.L.C., a borrower affiliate.

Lockbox / Cash Management.    The Lincoln Square Loan is structured with a hard lockbox and springing cash management. Cash management becomes effective during the period (a “Trigger Period”) commencing upon the earliest of (i) the occurrence and continuance of an Event of Default (as defined in the Lincoln Square Loan documents), (ii) the debt service coverage ratio being less than 1.00x or (iii) the occurrence of an “L&W Trigger Event,” which such Trigger Period shall expire (x) with regard to any Trigger Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Event of Default (provided that a Trigger Period does not otherwise then exist), (y) with regard to any Trigger Period commenced in connection with clause (ii) above, upon the date that the debt service coverage ratio is equal to or greater than 1.00x for six (6) consecutive calendar months (provided that a Trigger Period does not otherwise then exist) or (z) with regard to any Trigger Period commenced in connection with clause (iii) above, upon the occurrence of an L&W Trigger Termination Event (provided that a Trigger Period does not otherwise then exist). An “L&W Trigger Termination Event” shall mean an event which shall occur upon the deposit with lender or servicer (whether in the form of cash or a letter of credit) of an amount equal to $20.00 per sq. ft. of the applicable portion of the Latham & Watkins LLP premises (including subleased spaces) which is terminated or not renewed. An L&W Trigger Event occurs if Latham & Watkins LLP fails to renew their lease, with respect to any portion of the premises, prior to the date occurring twenty-one (21) months prior to the expiration date of the Latham & Watkins LLP lease with respect to such premises, or if Latham & Watkins LLP provides notice that it is terminating all or any portion of its lease with respect to any portion of the premises.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Initial Reserves.    The gap rent reserve is designated to cover future rent increases. The gap rent reserve is to be disbursed with respect to the applicable rent reserve tenant upon evidence satisfactory to lender that such rent reserve tenant is open for business to the public and is paying full, unabated rent in accordance with the terms of the applicable lease and that such lease is in full force and effect with no defaults thereunder. The TI holdback reserve is to be disbursed upon lender’s receipt of evidence satisfactory to lender that borrower has paid the tenant improvement allowance in the amount of the TI holdback reserve currently outstanding and in accordance with the applicable terms and conditions of the Latham & Watkins LLP lease.

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves as follows: (i) $428,716 into a monthly tax reserve account; (ii) at the option of lender, if the liability or casualty policy maintained by borrower covering the Lincoln Square Property shall not constitute an approved blanket or umbrella policy pursuant to the Lincoln Square Loan documents or lender shall require borrower to obtain a separate insurance policy, $15,130 into a monthly insurance reserve account; (iii) $6,766 into a replacement reserve account; provided, that borrower shall not be required to make such monthly deposit if, as of the applicable monthly payment date, the amount of funds on deposit in the replacement reserve account equals or exceeds the sum of $243,588 (borrower is required to replenish the reserve account should the balance fall below this amount); and (iv) $33,832 into a TI/LC reserve account; provided, the borrowers shall not be required to make such monthly deposit if, as of the applicable monthly payment date, the amount of funds on deposit in the TI/LC reserve account equals or exceeds the sum of $1,217,934 (borrower is required to replenish the reserve account should the balance fall below this amount).

Right of First Refusal:    The borrowers, their direct owners and Ralph Dweck (individually) granted RCM LS II, LLC, a Delaware limited liability company (an entity, controlled by Richard Ruben (a pre-approved sponsor), with a 5% ownership interest in one of the borrowers) a right of first refusal to purchase the Lincoln Square Property or certain direct or indirect interests in the borrowers pursuant to a certain Right of First Offer Agreement (“ROFO”) at the time the borrowers acquired the Lincoln Square Property from another entity owned by Richard Ruben. In connection with the Lincoln Square Loan, an amendment to ROFO was executed to confirm that the ROFO is subordinate to the lien and terms of the Lincoln Square Loan documents and all other documents evidencing and/or securing the Lincoln Square Loan.

Current Mezzanine or Subordinate Indebtedness.    The Lincoln Square Property also secures a subordinate B-Note with an original principal balance of $65.0 million that is currently owned by CGM and will not be an asset of the CD 2007-CD5 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

555 11th Street, NW Washington, DC 20004	COLLATERAL TERM SHEET Lincoln Square	TMA Balance:	$160,000,000
		TMA DSCR:	1.30x
		TMA LTV:	61.6%

Washington, D.C.
Georgetown
Arlington
VA
Central Business District
WASHINGTON, DC
Lincoln Square
555 11th Street, NW
Washington, DC 20004
Convention Center
Franklin Square
Lafayette Square
White House
Pershing Park
The Ellipse
Constitution Ave NW
E St NW
Reflecting Pool
Washington Monument
Independence Ave SW
The National Mall
Tidal Basin
Potomac River
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

15155 Northam Street
La Mirada, CA

11955 East Peakview Avenue
Centennial, CO

11994 Livingston Road
Manassas, VA

300 Lawrence Drive
Livermore, CA

22

7598 NW 6th Avenue
Boca Raton, FL

N
P
P
R

7801 Statesville Road
Charlotte, NC

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Mortgage Loan Information
Loan Seller:	GACC & CGM
Loan Purpose:	Acquisition
Original TMA Balance(1):	$157,463,751
Cut-Off Date TMA Balance(1):	$157,463,751
% by Initial UPB:	7.52%
Interest Rate:	6.3830%
Payment Date:	1st of each month
First Payment Date:	September 1, 2007
Maturity Date:	August 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the earlier of (i) the date on which the entire principal amount of the USFS Industrial Distribution Portfolio Whole Loan is securitized or (ii) August 1, 2008, then prepayment with the greater of yield maintenance or 3.0% is permitted until the date that is two years after the securitization of the last pari passu note. Thereafter defeasance is permitted. On and after February 1, 2017, prepayment is permitted without penalty.
Sponsor:	Kohlberg Kravis Roberts and Clayton, Dubilier & Rice
Borrower:	USF Propco I, LLC
Pari Passu Debt(2):	Yes
Additional Subordinate Financing:	None
Lockbox / Cash Management:	Hard/In-Place
Initial Reserves(3):	Base Rent:	$4,382,088
	Environmental Testing:	$2,556,875
(1)	The original Trust Mortgage Asset (“TMA”) amount of $157,463,751 (evidenced by the pari passu A-2 and A-6 notes) represents a portion of a $472,391,250 whole loan evidenced by six pari passu notes. Only the TMA is included in the Trust. GACC included the $89,754,335 pari passu A-1 Note in the COMM 2007-C9 mortgage trust; Goldman Sachs Mortgage Company included the $67,709,413 pari passu A-3 Note in the GG 2007-GG11 mortgage trust; JPMorgan Chase Bank, N.A. included the $67,709,413 pari passu A-4 Note in the JPMCC 2007-CIBC20 mortgage trust; and it is anticipated that Morgan Stanley Mortgage Capital Holdings LLC will include the $89,754,338 pari passu A-5 Note in the MSCI 2007-IQ16 mortgage trust. See “The Loan” section herein for additional information.
(2)	See “The Loan” section herein for additional information.
(3)	See “Reserves” herein for additional information.

Financial Information(1)
Cut-Off TMA Loan Balance /Sq. Ft.(2):	$52

Balloon Balance / Sq. Ft.(2):	$52

Cut-Off Date LTV(2):	75.0%

Balloon Balance LTV(2):	75.0%

Underwritten DSCR:	1.60x
(1)	Financial information is based on the $472,391,250 aggregate original balance of the USFS Industrial Distribution Portfolio Loan Combination.
(2)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.

Property Information
Single Asset / Portfolio:	Portfolio (38 properties)
Property Type(1):	Industrial
Collateral:	Fee Simple
Location:	Various (25 states)
Year Built / Renovated:	Various / Various
Collateral Sq. Ft.(2):	9,042,097
Property Management:	U.S. Foodservice, Inc. (a borrower affiliate)
Occupancy (11/1/2007):	100.0%
NNN Master Lease Rent(3):	$52,585,051
Underwritten Net Operating Income:	$50,960,217
Underwritten Net Cash Flow:	$49,030,304
Appraised Value(2):	$629,855,000
Appraisal Date(4):	Various
(1)	The USFS Industrial Distribution Portfolio consists of 37 industrial distribution / warehouse properties (8,979,709 sq. ft) and one office property (62,388 sq. ft).
(2)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.
(3)	Figure represents the initial annual rent payment under the unitary master lease. See “The Lease” section herein for additional information.
(4)	Ranging from May 21, 2007 through May 30, 2007.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property name	Location	MSA	Allocated Cut-Off Date Whole Loan Balance per Sq. Ft.	Allocated Cut-Off Date Whole Loan Balance	% of Allocated Cut-Off Date Whole Loan Balance	Year Built / Renovated	Net Rentable Area (Sq. Ft.)(1)	Occupancy	Appraised Value(1)	Appraised Value per Sq. Ft.
15155 Northam Street	La Mirada, CA	Los Angeles	$104	$45,375,000	9.61%	1995/2000, 2005	436,739	100.0%	$60,500,000	$139
120 Longs Pond Road	Lexington, SC	Columbia	55	27,750,000	5.87%	1988/1992, 2004	504,627	100.0%	37,000,000	73
7004 East Hanna Avenue	Tampa, FL	Tampa	70	23,700,000	5.02%	1989/2006	336,634	100.0%	31,600,000	94
1685 West Cheyenne Avenue	North Las Vegas, NV	Las Vegas	76	23,250,000	4.92%	1997	307,790	100.0%	31,000,000	101
7801 Statesville Road	Charlotte, NC	Charlotte	53	22,672,500	4.80%	1992/1997	427,894	100.0%	30,230,000	71
300 Lawrence Drive	Livermore, CA	San Francisco	65	21,525,000	4.56%	1992/2002	330,250	100.0%	28,700,000	87
4550 West Buckeye Road	Phoenix, AZ	Phoenix-Mesa	66	20,865,000	4.42%	1989/1998	313,900	100.0%	27,820,000	89
8024 Telegraph Road	Severn, MD	Baltimore	57	19,800,000	4.19%	1989/1998	346,271	100.0%	26,400,000	76
10211 North IH 35	Oklahoma City, OK	Oklahoma City	61	19,575,000	4.14%	1999/2007	321,769	100.0%	26,100,000	81
7598 NW 6th Avenue	Boca Raton, FL	Fort Lauderdale	109	18,750,000	3.97%	1993	172,200	100.0%	25,000,000	145
11994 Livingston Road	Manassas, VA	Washington, DC	62	17,925,000	3.79%	1985/Various	287,080	100.0%	23,900,000	83
1500 NC Hwy 39	Zebulon, NC	Atlanta	43	16,762,500	3.55%	1996/2007	394,065	100.0%	22,350,000	57
28001 Napier Road	Wixom, MI	Detroit	47	13,500,000	2.86%	1999	286,800	100.0%	18,000,000	63
11955 East Peakview Avenue	Centennial, CO	Denver	34	12,825,000	2.71%	1987/1998	381,032	100.0%	17,100,000	45
12301 Cumberland Road	Fishers, IN	Indianapolis	54	12,375,000	2.62%	1998	229,062	100.0%	16,500,000	72
1899 N US Hwy 1	Ormond Beach, FL	Daytona Beach	58	11,625,000	2.46%	1986-1998	202,143	100.0%	15,500,000	77
222 Otrobando Avenue P.O. Box 103	Yantic, CT	Hartford	47	11,250,000	2.38%	1950, 1995/1999	240,609	100.0%	15,000,000	62
9605 54th Avenue North	Plymouth, MN	Minneapolis/ St. Paul	51	11,250,000	2.38%	1986	219,530	100.0%	15,000,000	68
W137 N9245 Highway 45	Menomonee Falls, WI	Milwaukee	62	10,650,000	2.25%	1982/1988	172,826	100.0%	14,200,000	82
950 South Shiloh Road & 1992 Forest Lane	Garland, TX	Dallas	28	10,125,000	2.14%	1989/2007	357,370	100.0%	13,500,000	38
111 Alliant Drive	Houston, TX	Houston	59	9,900,000	2.10%	2001	167,939	100.0%	13,200,000	79
755 Pierce Road	Clifton Park, NY	Schenectady	59	8,850,000	1.87%	1986/1996	150,000	100.0%	11,800,000	79
40 Fort Lewis Boulevard	Salem, VA	Roanoke	25	8,850,000	1.87%	1972/2002	356,178	100.0%	11,800,000	33
8000 Bavaria Road	Twinsburg, OH	Cleveland	49	8,287,500	1.75%	1991/2005	167,575	100.0%	11,050,000	66
10410 South 50th Place(2)	Phoenix, AZ	Phoenix-Mesa	122	7,620,000	1.61%	1985	62,388	100.0%	10,160,000	163
1 Quality Lane	Streator, IL	Chicago	47	7,275,000	1.54%	1978/1995	155,100	100.0%	9,700,000	63
2850 Selma Highway	Montgomery, AL	Montgomery	23	6,892,500	1.46%	1965/1999	304,112	100.0%	9,190,000	30
5445 Spellmire Drive	Cincinnati, OH	Cincinnati	29	5,947,500	1.26%	1988	203,958	100.0%	7,930,000	39
1350/1400 North 10th Street	Paducah, KY	Paducah- McCraken	36	5,568,750	1.18%	1976/1998	155,994	100.0%	7,425,000	48
1044/1045 Garden Street	Greensburg, PA	Pittsburgh	17	5,445,000	1.15%	1956/2006	323,900	100.0%	7,260,000	22
4601 32nd Avenue South	Grand Forks, ND	Grand Forks	45	5,306,250	1.12%	1994/2004	119,220	100.0%	7,075,000	59
5353 Nathan Lane North	Plymouth, MN	Minneapolis	52	4,181,250	0.89%	1990/2007	79,855	100.0%	5,575,000	70
125 Gardenville Parkway West	Cheektowaga, NY	Buffalo	26	3,975,000	0.84%	1970/1988, 1998	150,104	100.0%	5,300,000	35
6315 John J Pershing Drive	Omaha, NE	Omaha	30	3,225,000	0.68%	1990/2003	107,000	100.0%	4,300,000	40
3500 Saratoga Avenue	Bismarck, ND	Bismarck	44	2,887,500	0.61%	1996/2005, 2006	65,800	100.0%	3,850,000	59
333-340 Cleremont Avenue	Chicago, IL	Chicago	57	2,700,000	0.57%	1960	47,700	100.0%	3,600,000	75
2575 Virginia Avenue	Hurricane, WV	Charleston	20	2,700,000	0.57%	1969/Various	137,337	100.0%	3,600,000	26
345 Kino Drive	Tucson, AZ	Tuscon	64	1,230,000	0.26%	1960/2001	19,346	100.0%	1,640,000	85
Total/Average			$52	$472,391,250	100.00%		9,042,097	100.0%	$629,855,000	$70
(1)	Construction for the expansion of the following properties is currently in various stages of completion: 1685 West Cheyenne Avenue (North Las Vegas, NV), 10211 North IH 35 (Oklahoma City, OK), 1500 NC Hwy 39 (Zebulon, NC), and 950 South Shiloh Road & 1992 Forest Lane (Garland, TX). Square footage figures for each of the above properties with the exception of the 1685 West Cheyenne Avenue property (which has only recently commenced construction) include the expansion space. However, while any expansion space within the portfolio provides additional collateral for the USFS Industrial Distribution Portfolio Loan, appraised value and LTV statistics do not attribute any value to any expansion space planned, currently in progress or near completion.
(2)	Office property

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

USFS Industrial Distribution Portfolio Summary
Property Name	Property Type	% of Portfolio Four Wall EBITDAR(1)	2006 Sales per Sq. Ft.	Total Sq. Ft.	Dry Storage % of Sq. Ft.(2)	Cooler % of Sq. Ft.	Freezer % of Sq. Ft.	Ceiling Height (feet)(3)	Bay Doors
15155 Northam Street	Industrial	5.78%	$1,179.93	436,739	57%	15%	27%	40	57
120 Longs Pond Road	Industrial	11.14%	1,204.24	504,627	50%	16%	35%	40	56
7004 East Hanna Avenue	Industrial	3.60%	891.30	336,634	53%	23%	23%	35	34
1685 West Cheyenne Avenue	Industrial	4.32%	1,255.98	307,790	65%	16%	19%	30	46
7801 Statesville Road	Industrial	3.22%	1,107.86	427,894	55%	21%	24%	40	67
300 Lawrence Drive	Industrial	5.27%	1,500.47	330,250	62%	16%	22%	30	36
4550 West Buckeye Road	Industrial	4.66%	1,286.98	313,900	58%	14%	28%	32	40
8024 Telegraph Road	Industrial	2.60%	1,109.30	346,271	59%	18%	23%	35	43
10211 North IH 35	Industrial	2.95%	871.60	321,769	63%	13%	24%	36	41
7598 NW 6th Avenue	Industrial	0.78%	861.43	172,200	59%	20%	21%	32	30
11994 Livingston Road	Industrial	3.29%	870.44	287,080	59%	21%	20%	43	42
1500 NC Hwy 39	Industrial	6.66%	1,082.52	394,065	64%	13%	23%	40	47
28001 Napier Road	Industrial	1.91%	1,192.35	286,800	59%	21%	20%	35	7
11955 East Peakview Avenue	Industrial	4.66%	982.36	381,032	70%	20%	10%	35	39
12301 Cumberland Road	Industrial	2.83%	931.11	229,062	65%	14%	22%	28	36
1899 N US Hwy 1	Industrial	2.59%	1,116.21	202,143	51%	17%	32%	27	46
222 Otrobando Avenue P.O. Box 103	Industrial	0.86%	741.90	240,609	81%	6%	13%	44	39
9605 54th Avenue North	Industrial	3.03%	1,318.02	219,530	70%	6%	24%	30	25
W137 N9245 Highway 45	Industrial	0.37%	591.92	172,826	57%	19%	24%	30	22
950 South Shiloh Road & 1992 Forest Lane	Industrial	3.18%	891.75	357,370	59%	15%	26%	27	28
111 Alliant Drive	Industrial	0.91%	854.43	167,939	54%	27%	19%	34	29
755 Pierce Road	Industrial	3.14%	1,631.52	150,000	47%	23%	31%	33	33
40 Fort Lewis Boulevard	Industrial	4.56%	958.93	356,178	60%	13%	27%	32	56
8000 Bavaria Road	Industrial	1.21%	1,048.76	167,575	46%	30%	24%	28	29
10410 South 50th Place	Office	-4.22%	NA	62,388	NA	NA	NA	NA	NA
1 Quality Lane	Industrial	0.84%	1,622.31	155,100	46%	29%	26%	27	26
2850 Selma Highway	Industrial	5.61%	1,440.65	304,112	62%	10%	27%	38	55
5445 Spellmire Drive	Industrial	2.74%	1,018.23	203,958	58%	15%	27%	35	30
1350/1400 North 10th Street	Industrial	1.37%	1,077.68	155,994	63%	18%	19%	36	22
1044/1045 Garden Street	Industrial	3.57%	696.31	323,900	81%	6%	12%	30	30
4601 32nd Avenue South	Industrial	2.13%	1,207.46	119,220	22%	23%	22%	31	11
5353 Nathan Lane North	Industrial	NA	NA	79,855	100%	0%	0%	24	6
125 Gardenville Parkway West	Industrial	0.92%	979.20	150,104	67%	8%	25%	32	25
6315 John J Pershing Drive	Industrial	0.75%	1,240.96	107,000	63%	15%	22%	24	18
3500 Saratoga Avenue	Industrial	NA	NA	65,800	64%	22%	14%	31	12
333-340 Cleremont Avenue	Industrial	1.07%	2,217.80	47,700	40%	47%	13%	14	4
2575 Virginia Avenue	Industrial	1.59%	855.78	137,337	70%	9%	20%	32	17
345 Kino Drive	Industrial	0.23%	410.09	19,346	54%	41%	5%	16	2
Total / Weighted Average:	Industrial	100.00%	$1,058.18	9,042,097	62%	17%	21%	30	32
(1)	Four Wall EBITDAR is defined as earnings from operations (after deducting compensation payable directly or indirectly to employees in the nature of regular salaries, wages and bonuses), plus, to the extent deducted in determining such earnings: interest expense, income taxes, depreciation and amortization, any rental expense on real property, corporate-level overhead expense, royalty charges from affiliates, pre-opening expenses and restructuring expenses, provisions for impairments, closings and disposals, and any non-cash charges. Total 2006 Four Wall EBITDAR for the USFS Industrial Distribution Portfolio Properties was reported to equal approximately $473,736,454.
(2)	Dry Storage allocation includes dry storage, dock space and office space.
(3)	Ceiling height only applies to distribution space height.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

The USFS Industrial Distribution Portfolio Loan

The Loan.    The USFS Industrial Distribution Portfolio Loan (the “USFS Industrial Distribution Portfolio Loan”) is a $157,463,751 10-year, interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in 37 industrial warehouse/distribution properties and 1 office building located in 25 states throughout the continental United States (the “USFS Industrial Distribution Portfolio Properties”).

On July 3, 2007, Kohlberg Kravis Roberts and Clayton, Dubilier & Rice (the “Sponsors”) acquired 100% of the outstanding shares of capital stock of U.S. Foodservice, Inc. (“US Foodservice”), a wholly-owned subsidiary of Koninklijke Ahold N.V. (“Ahold”). The total purchase price was approximately $7.3 billion, which was financed with approximately $5 billion of debt financing and approximately $2.25 billion of sponsor equity. The total debt included approximately $677.0 million of CMBS debt comprised of the USFS Industrial Distribution Portfolio Loan Combination and approximately $204.6 million of floating rate CMBS debt secured by properties other than the USFS Industrial Distribution Portfolio Properties. The remaining debt financing was comprised of various asset-based and unsecured credit facilities. The USFS Industrial Distribution Portfolio Loan Combination was used by the borrower to acquire the 38 properties which comprise the USFS Industrial Distribution Portfolio Properties. The USFS Industrial Distribution Portfolio Properties were all simultaneously leased back by the borrower, as landlord, to U.S. Foodservice, Inc., as tenant, under an absolute triple-net 20-year unitary master lease. The borrower has $157.5 million of cash equity in the USFS Industrial Distribution Portfolio Properties.

The USFS Industrial Distribution Portfolio Loan, which is evidenced by the A-2 Note and the A-6 Note, is part of a $472,391,250 whole loan (the “USFS Industrial Distribution Portfolio Loan Combination”) that consists of the USFS Industrial Distribution Portfolio Loan and $314,927,499 of pari passu debt. The USFS Industrial Distribution Portfolio Loan Combination is split into six pari passu A-Notes as outlined in the table below. The respective rights of the holders of the pari passu A-Notes and the USFS Industrial Distribution Portfolio Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

USFS Industrial Distribution Portfolio Note Summary
Note	Lender	Balance	%	Mortgage Trust	Mortgage Trust Closing Date
A-1	GACC	$89,754,335	19.0%	COMM 2007-C9(1)	8/14/2007
A-2	CGM	89,754,338	19.0%	CD 2007-CD5	11/29/2007(2)
A-3	Goldman Sachs Mortgage Company	67,709,413	14.3%	GG 2007-GG11	10/30/2007
A-4	JPMorgan Chase Bank, NA	67,709,413	14.3%	JPMCC 2007-CIBC20	9/28/2007
A-5	Morgan Stanley Mortgage Capital Holdings LLC	89,754,338	19.0%	MSCI 2007-IQ16(3)	11/29/2007(2)
A-6	GACC	67,709,413	14.3%	CD 2007-CD5	11/29/2007(2)
(1)	Represents the controlling trust.
(2)	Represents the anticipated closing date with respect to the related Mortgage Trust.
(3)	It is anticipated that Morgan Stanley Mortgage Capital Holdings LLC will include the A-5 Note in the MSCI 2007-IQ16 mortgage trust.

The Borrower. The borrower, USF Propco I, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with two independent directors. The borrower is sponsored by Kohlberg Kravis Roberts (50%) and Clayton, Dubilier & Rice (50%).

Kohlberg Kravis Roberts (“KKR”) is a private equity firm that was founded in 1976 and specializes in management buyouts. KKR has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo, and implements an investment approach that is focused on acquiring business franchises and implementing value-creating strategies. Since its founding, KKR has completed more than 150 transactions with an aggregate value of over $279 billion.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

Clayton, Dubilier & Rice (“CD&R”) is a private equity firm that was founded in 1978, and has acquired approximately 40 businesses primarily consisting of subsidiaries or divisions of large multi-business corporations. CD&R’s acquisitions represent a broad range of industries with an aggregate transaction value in excess of $50 billion. CD&R has substantial direct experience in the foodservice distribution industry having managed funds that owned Alliant Foodservice, Inc., a $7 billion foodservice distributor and Brakes, Europe’s largest broadline foodservice distributor.

The Properties.    The USFS Industrial Distribution Portfolio Properties consist of 37 industrial warehouse distribution properties and 1 office building comprising approximately 9.0 million sq. ft. located in 25 states throughout the continental United States. The USFS Industrial Distribution Portfolio Properties were built between 1950 and 2001 and are used to service customers ranging from independent establishments to large multi-national companies. The USFS Industrial Distribution Portfolio Properties are 100% leased to U.S. Foodservice, the second largest food distributor in the United States under a 20-year absolute triple net lease at an initial in-place rental rate of $5.82 per sq. ft. The USFS Industrial Distribution Portfolio Properties accounted for approximately 60% of U.S. Foodservice’s 2006 Four Wall EBITDAR.

The USFS Industrial Distribution Portfolio Properties range in size from 19,346 sq. ft. to 504,627 sq. ft. with an average of approximately 237,950 sq. ft. A majority of the USFS Industrial Distribution Portfolio Properties are large multi-use warehouse distribution facilities with over 78.2% of the USFS Industrial Distribution Portfolio Properties over 200,000 sq. ft. On average, approximately 62% of the net rentable area (“NRA”) of each of the USFS Industrial Distribution Portfolio Properties is utilized for dry storage (includes office and dock space) while the remaining NRA is utilized for warehouse cooler storage (17% of NRA) and warehouse freezer storage (21% of NRA). The USFS Industrial Distribution Portfolio Properties offer ceiling heights ranging from 14 feet to 40 feet, with an average of 30 feet, and have 2 to 67 dock doors with an average of 32 dock doors per property.

The USFS Industrial Distribution Portfolio Properties are generally located within close proximity to major metropolitan areas, and generally have easy access to major roadways. The USFS Industrial Distribution Portfolio Properties average 21.4 miles from each of their respective metropolitan statistical areas (“MSA”), enabling widespread regional service. Approximately 63.2% of the USFS Industrial Distribution Portfolio Properties are located within the top 50 MSAs in the United States.

Tenant.    U.S. Foodservice, an affiliate of the borrower, is the second largest foodservice distributor in the United States with $19.2 billion of net sales in 2006, and one of only two national broadline foodservice distributors. U.S. Foodservice serves geographical areas that represent over 90% of the country’s population. U.S. Foodservice operates more than 70 facilities with 27,000 employees and distributes food and related products to over 250,000 customers, including restaurants, hospitals, hotels, schools, the government and other establishments where food is prepared. Customers are served by a sales force of approximately 4,800 people with a separate sales force dedicated to the needs of national account customers. U.S. Foodservice offers an array of fresh, frozen, dry and non-food products with over 300,000 stock-keeping units (“SKU”) and a private label product portfolio encompassing 4,000 SKUs. U.S. Foodservice has approximately 6,000 suppliers and a private refrigerated transport fleet with more than 6,000 tractor trailers traveling over 250 million miles annually. Broadline is U.S. Foodservice’s primary segment and accounted for 85% of net sales for the fiscal year ending December 30, 2006. Broadline customers are primarily independently owned restaurants as well as a diverse group of other independent customers such as country clubs, caterers, independent nursing homes and community centers. The North Star business segment accounted for 15% of net sales for the fiscal year ending December 30, 2006. North Star primarily serves “National Chain Restaurant” customers, which are generally large multi-unit customers with a national presence in the casual dining and quick service restaurant categories.

U.S. Foodservice has been in operation for over 150 years and through acquisition and growth, three companies (U.S. Foodservice, PYA/Monarch and Alliant Foodservice) emerged and became U.S. Foodservice. In 2000, Ahold entered the United States foodservice distribution industry through the acquisition of U.S. Foodservice and PYA/Monarch. In November 2001, Ahold acquired Alliant Foodservice and established U.S. Foodservice as the second largest broadline

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

foodservice distribution company in the United States. In November of 2006, Ahold cited limited near-term synergies between U.S. Foodservice and Ahold’s retail operations, and decided to focus their resources and expertise wholly on the future growth of their retail businesses with the divestiture of U.S. Foodservice to the Sponsors.

The commercial foodservice market has experienced uninterrupted annual growth every year since 1975, increasing at an average annual growth rate of over 6% for the past 30 years. The percentage of consumer spending in the foodservice market has increased steadily during this period and the shift is expected to continue as a result of rising disposable income, an increase in the number of restaurants, and favorable demographic trends such as an aging population base that spends more per capita at foodservice establishments.

Lease.    The USFS Industrial Distribution Portfolio Properties are subject to a 20-year absolute triple-net unitary master lease (the “U.S. Foodservice Lease”), between US Foodservice as lessee and the borrower as lessor, expiring on July 31, 2027 at an initial NNN base rent of $52,585,051 and an average NNN base rent during the USFS Industrial Distribution Portfolio Loan term of $55,214,304. The U.S. Foodservice Lease is structured with contractual rent increases of 10% on the fifth, tenth, and fifteenth anniversary dates of the lease commencement date in July 2007. The contractual rental rate for the USFS Industrial Distribution Portfolio was determined in accordance with the alternate use market rent for each USFS Industrial Distribution Portfolio Property as concluded by the appraisers. The U.S. Foodservice Lease does not contain any extension options or termination options. U.S. Foodservice, an affiliate of the borrower and lessee under the US Foodservice lease, is responsible for payments for all real estate taxes, insurance premiums, real estate operating expenses and capital expenditures.

Base Lease Term Schedule of Rents
Period	Total NNN Base Rent
Years 1-5	$52,585,051
Years 6-10	$57,843,556
Years 11-15	$63,627,911
Years 15-20	$69,990,703

Lockbox/Cash Management.    The USFS Industrial Distribution Portfolio Loan Combination is structured with a hard lockbox and in-place cash management. All rental payments under the U.S. Foodservice Lease are required to be deposited into a lender-controlled lockbox account. Funds in the cash management account will be applied in the following order of priority:

(i)	fees and expenses due and owing under the USFS Industrial Distribution Portfolio Loan documents;

(ii)	monthly interest payments under the USFS Industrial Distribution Portfolio Loan Combination;

(iii)	after an event of default, monthly deposits for tax and insurance reserves;

(iv)	after an event of default, monthly deposits into a monthly ground rent reserve account; and

(v)	excess cash receipts to the borrower unless there is a payment event of default in existence and continuing under the USFS Industrial Portfolio Loan Combination.

Property Management.    The property manager is U.S. Foodservice, an affiliate of the borrower.

Reserves.    At closing, the borrower deposited $2,556,875 to cover environmental testing and possible remediation recommended by the environmental engineer with respect to various USFS Industrial Distribution Portfolio Properties that were not completed by closing. The reserve amount represents 125% of the environmental consultant’s conservative estimate of related costs. The environmental escrow amount may be disbursed from time to time, provided that in no

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

event shall any allocated environmental testing amount (as identified on a property-by-property basis) be reduced to less than 20% of such allocated environmental testing amount prior to the final installment. The borrower has agreed to use good faith efforts to complete all recommended environmental testing within three months of the USFS Industrial Distribution Portfolio Loan Combination closing. On or before the first payment date, the borrower is required to deposit reserves equal to one month of base rent under the U.S. Foodservice Lease to be held as additional collateral for the USFS Industrial Distribution Portfolio Loan Combination. From and after the occurrence of an Event of Default (as such term is defined in the USFS Industrial Distribution Portfolio Loan Combination documents) the borrower is required to deposit funds into tax, insurance and ground rent reserve accounts.

Release.    The borrower is permitted to obtain the release of individual properties under the USFS Industrial Distribution Portfolio Loan Combination in connection with a sale of such property to a third party for fair market value, provided that there is a partial defeasance or prepayment of the principal by an amount equal to the greater of (i) 90% of the net proceeds from such sale and (ii) 110% of the allocated loan balance, provided no event of default is continuing and certain other conditions are satisfied. After giving effect to such release, the DSCR of the remaining USFS Industrial Distribution Portfolio Properties may not be less than the greater of (i) 80% of the DSCR for all USFS Industrial Distribution Portfolio Properties immediately prior to such release and (ii) the DSCR at closing. The LTV ratio of the USFS Industrial Distribution Portfolio Properties may not be greater than the LTV ratio at closing. If the foregoing DSCR and LTV tests would not otherwise be satisfied, the borrower is permitted to prepay or defease (as applicable) a portion of the USFS Industrial Portfolio Loan Combination in order to satisfy such tests.

Substitution.    The borrower may substitute one or more similar fee owned or ground leased properties for any of the USFS Industrial Distribution Portfolio Properties so long as: (i) such substitution satisfies REMIC eligibility; (ii) after giving effect to such substitution, the DSCR is not less than the greater of (a) 80% of the DSCR for all USFS Industrial Distribution Portfolio Properties immediately prior to such substitution and (b) the DSCR at closing; (iii) after giving effect to such substitution, the LTV is not greater than the lesser of (a) the LTV ratio immediately prior to such substitution and (b) the LTV ratio at closing, (iv) the lender has received written confirmation from each rating agency that such substitution will not result in a downgrade withdrawal or qualification of the then-current ratings assigned by such rating agency to any class of certificates and (v) the borrower has submitted customary due diligence materials satisfying the criteria described in the USFS Industrial Distribution Portfolio Loan documents. The substitute property will also be subject to a geographic diversity test, so that USFS Industrial Distribution Portfolio Properties located in a single state do not cause the aggregate release amounts with respect to individual properties located in any single state to exceed 30% of the principal amount. The substitute property shall be made subject to the U.S. Foodservice Lease and shall not have a value that is less than the property being replaced. The borrower will not be permitted to substitute properties with an aggregate release amount equal to more than 30% of the principal amount. If the foregoing DSCR and LTV tests would not otherwise be satisfied, the borrower is permitted to prepay or defease (as applicable) a portion of the USFS Industrial Portfolio Loan Combination in order to satisfy such tests.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

37 Industrial and 1 Office Properties, Located in 25 States	COLLATERAL TERM SHEET USFS Industrial Distribution Portfolio	TMA Balance:	$157,463,751
		TMA DSCR:	1.60x
		TMA LTV:	75.0%

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MAP © 2007 CARTIFACT, LOS ANGELES

USFS INDUSTRIAL DISTRIBUTION PORTFOLIO

1	15155 Northam Street	La Mirada	CA	90638
2	120 Longs Pond Road	Lexington	SC	29072
3	10211 North IH 35	Oklahoma City	OK	73131
4	7004 East Hanna Avenue	Tampa	FL	33610
5	1685 West Cheyenne Avenue	North Las Vegas	NV	89032
6	7801 Statesville Road	Charlotte	NC	28269
7	4550 West Buckeye Road	Phoenix	AZ	85043
8	8024 Telegraph Road	Severn	MD	21144
9	300 Lawrence Drive	Livermore	CA	94551
10	1500 NC Hwy 39	Zebulon	NC	27597
11	11994 Livingston Road	Manassas	VA	20109
12	7598 NW 6th Avenue	Boca Raton	FL	33487
13	950 South Shiloh Road & 1992 Forest Lane	Garland	TX	75042
14	28001 Napier Road	Wixom	MI	48393
15	12301 Cumberland Road	Fishers	IN	46038
16	1899 N US Hwy 1	Ormond Beach	FL	32174
17	222 Otrobando Avenue P.O. Box 103	Yantic	CT	06389
18	111 Alliant Drive	Houston	TX	77032
19	9605 54th Avenue North	Plymouth	MN	55442
20	W137 N9245 Highway 45	Menomonee Falls	WI	53051
21	8000 Bavaria Road	Twinsburg	OH	44087
22	40 Fort Lewis Boulevard	Salem	VA	24153
23	755 Pierce Road	Clifton Park	NY	10265
24	10410 South 50th Place	Phoenix	AZ	85044
25	1 Quality Lane	Streator	IL	61364
26	2850 Selma Highway	Montgomery	AL	36108
27	125 Gardenville Parkway West	Cheektowaga	NY	14224
28	1044/1045 Garden Street	Greensburg	PA	15601
29	1350/1400 North 10th Street	Paducah	KY	42001
30	4601 32nd Avenue South	Grand Forks	ND	58201
31	5445 Spellmire Drive	Cincinnati	OH	45246
32	11955 East Peakview Avenue	Centennial	CO	80111
33	5353 Nathan Lane North	Plymouth	MN	55442
34	6315 John J Pershing Drive	Omaha	NE	68110
35	3500 Saratoga Avenue	Bismarck	ND	58503
36	333-340 North Claremont Avenue	Chicago	IL	60612
37	2575 Virginia Avenue	Hurricane	WV	25526
38	345 Kino Drive	Tucson	AZ	85719

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

[THIS PAGE INTENTIONALLY LEFT BLANK]

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original TMA Balance(1):	$ 145,000,000
Cut-Off Date TMA Balance:	$ 145,000,000
% by Initial UPB:	6.92%
Interest Rate:	5.6060%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity / ARD Date:	July 6, 2017(2)
Amortization:	Interest Only–Hyperam
Call Protection:	Lockout until the earlier of July 6, 2010 or two years after the securitization of all loans comprising the Charles River Plaza North Loan Combination (the “Charles River Plaza North Release Date”) with defeasance permitted thereafter. On and after April 6, 2017, prepayment is permitted without penalty.
Sponsor:	Jonathan G. Davis and Paul R. Marcus
Borrower:	DMP CR Plaza, LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(3):	$20.0 million B Note
Lockbox / Cash Management:	Hard / Springing
Initial Reserves(4):	TI/LC: $631,094 City Land Payment: $3,754,604
Monthly Reserves(4):	Springing
(1)	The original Trust Mortgage Asset (“TMA”) amount of $145,000,000 represents a portion of a $310,000,000 Loan Combination evidenced by multiple pari passu notes totaling $290,000,000 and a subordinate B-Note totaling $20,000,000. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	The Charles River Plaza North Loan is an ARD loan having an Anticipated Repayment Date of July 6, 2017 and Maturity Date of July 6, 2037 as detailed further within “The Loan” paragraph found in this section.
(3)	See “Current Mezzanine or Subordinate Indebtedness” section herein for additional information.
(4)	See “Initial Reserves” and “Monthly Reserves” sections herein for additional information.

Financial Information
	TMA(1)	Loan Combination
Cut-Off Date Loan Balance / Sq. Ft.:	$818	$874
Balloon Balance / Sq. Ft.:	$818	$874
Cut-Off Date LTV:	73.0%	78.0%
Balloon LTV:	73.0%	78.0%
Underwritten DSCR(2):	1.33x	1.25x
(1)	Financial information is based on the aggregate balance of the Charles River Plaza North Pari Passu Loans of $290,000,000 unless otherwise specified.
(2)	Underwritten DSCR, Underwritten Net Operating Income, and Underwritten Net Cash Flow are based in part on an averaging of the rents payable by Massachusetts General Hospital under its lease over the portion of the lease term that is within the loan term, rather than on the current rents, which are lower.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Boston, MA
Year Built / Renovated:	2005 / NA
Total SF:	354,594
Property Management:	Davis Marcus Management, Inc. (a borrower affiliate)
Occupancy (5/18/2007):	100.0%
Underwritten Net Operating Income(2):	$22,049,252
Underwritten Net Cash Flow(2):	$21,978,334
Appraised Value:	$397,300,000
Appraisal Date:	May 18, 2007

Tenant Information
Tenants	Ratings (S/F/M)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Rent Per Sq. Ft.	Lease Exp. Date	Extension Options
Massachusetts General Hospital	AA/AA/Aa2	354,594	100.0%	100.0%	$57.32	5/4/2029	2, 10-year options
(1)	Credit ratings are those of Partners HealthCare System, Inc., which guarantees the lease.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Charles River Plaza North Loan

The Loan.    The Charles River Plaza North loan (the “Charles River Plaza North Loan”) is a $145.0 million 10-year interest-only loan secured by a first priority mortgage on the borrower’s fee simple interest in a 354,594 sq. ft. office building located in Boston, MA (the “Charles River Plaza North Property”). The Charles River Plaza North Loan proceeds were used to refinance existing debt and fund closing costs.

The Charles River Plaza North Loan, which is evidenced by a pari passu note, is a portion of a loan combination with an original aggregate principal balance of $310,000,000. The other loans related to the Charles River Plaza North Loan are evidenced by multiple separate notes (the “Charles River Plaza North Pari Passu Companion Loan” and the “Charles River Plaza North Junior Companion Loan” with original principal balances of $145,000,000 and $20,000,000, respectively and, together with the Charles River Plaza North Loan, the “Charles River Plaza North Loan Combination”). The Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan will not be assets in the Trust. The Charles River Plaza North Loan, the Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying Prospectus Supplement.

The Borrower.    The borrower is DMP CR Plaza, LLC, a special purpose entity structured to be bankruptcy remote. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Charles River Plaza North Loan. The sponsors of the loan are Jonathan G. Davis and Paul R. Marcus. Mr. Davis is the founder and CEO of The Davis Marcus Company, an affiliate of The Davis Companies. Mr. Marcus is President and Co-Owner of The Davis Marcus Company. Founded in 1976, The Davis Companies is one of the largest privately held real estate investment, development and management firms in New England. The company has had acquisitions and developments of over $1 billion of real estate. Affiliates of The Davis Companies have developed and/or owned nearly eight million sq. ft. of commercial, industrial and residential properties in Massachusetts, Connecticut, New Hampshire, Pennsylvania, New York and Texas.

The Property.    The Charles River Plaza North Property consists of an approximately 354,594 sq. ft. medical office and laboratory space building situated on approximately 3.4 acres. The Charles River Plaza center was developed in the late 1960’s and the Charles River Plaza North Property was constructed in 2005. As of May 18, 2007, the occupancy rate for the Charles River Plaza North Property was approximately 100.0%. The Charles River Plaza North Property is one of the two condominium units comprising the condominium project known as The Charles River Plaza Primary Condominium (the “Condominium”) and includes an undivided percentage interest of approximately 57% (subject to adjustment from time to time pursuant to the condominium documents) in the common areas of the Condominium. The overall Condominium consists of an underground parking garage with additional surface parking areas and three main buildings. At the time of origination of the Charles River Plaza North Loan Combination, Mass General acquired the other condominium unit comprising the Condominium.

The Charles River Plaza North Property is located in the Beacon Hill neighborhood of downtown Boston, MA. More specifically, the Charles River Plaza North Property is located on the flat of the hill at the border of the North Station / Waterfront district. This irreplaceable infill urban location is approximately one block from Massachusetts General Hospital’s main campus. The immediate core area is densely improved with hospital buildings related to Massachusetts General Hospital, as well as ancillary uses such as hotels and numerous service establishments. To the west, in Beacon Hill along Charles Street and “on the hill” is a significant portion of Boston’s residential component.

The Lease.    Mass General (as defined below) executed a net lease for 100% of the NRA at the Charles River Plaza North Property. The lease is structured with a 24 year term with two, ten-year renewal options. The lease provides for fixed rent of $6.60 per sq. ft. through 5/4/2025, at which point it is eliminated. In addition, the lease provides for rent of $50.46 per sq. ft. from 5/5/2007 through 5/4/2008, increasing at the lesser of 2% or CPI, through the lease expiration date of 5/4/2029. Mass General pays an additional $0.26 per sq. ft. per year increasing 5% on 7/1/2008 and on each July 1st thereafter. The current rent through 5/4/2008 is $57.32 per sq. ft. NNN.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

The Tenant.    The entire property is leased to The General Hospital Corporation, a Massachusetts not-for-profit-corporation d/b/a Massachusetts General Hospital (“Mass General”). Mass General is one of the oldest and largest teaching hospitals of Harvard Medical School. Annual inpatients total approximately 45,000. Outpatient visits total approximately 1,500,000. Mass General has approximately 19,500 employees. Mass General uses the Charles River Plaza North Property for the Center for Integrative and Computational Biology, the Center for Regenerative Medicine and Technology, the Center for Human Genetics and the Center for Physiologic Genomics. Mass General utilizes a total of approximately 1,000,000 sq. ft. of research/laboratory space of which the Charles River Plaza North Property represents approximately a third of such space. The laboratory space is occupied by researchers from Harvard University. In March 1994, Mass General and Brigham and Women’s Hospital founded Partners HealthCare System, Inc., a Massachusetts corporation (“Partners”), an affiliation established to create an integrated health care delivery system providing cost-effective care while maintaining the hospital’s historic dedication to teaching and research. Partners’ physician network currently includes more than 1,000 primary care physicians and approximately 3,500 specialists. In addition to the founding institutions, Partners also includes the North Shore Medical Center, Newton-Wellesley Hospital and Faulkner Hospital. Partners is the guarantor of the Mass General lease at the Charles River Plaza North Property. As of July 12, 2007, Partners was rated “AA” (Fitch) “Aa2” (Moody’s) and “AA” (S&P).

The Market.

The Charles River Plaza North Property is located at 185 Cambridge Street (at Blossom Street), Boston, Suffolk County, Massachusetts. It is located in the Beacon Hill neighborhood of downtown Boston in what can be called the Boston Medical Complex. This complex contains Massachusetts General Hospital, Massachusetts Eye & Ear Infirmary, Shriner’s Hospital and Spaulding Rehabilitation Center. Boston is one of the three “superclusters” for biomedical and life science R&D (along with Southern California and the Research Triangle of North Carolina) with Massachusetts having the largest distribution of biotechnology companies in the United States.

The majority of properties that contain medical/lab space are owned by hospital and university institutions. The space is rarely available for lease and is typically 100% occupied by the owning institution. Because of the subject’s location adjacent to Cambridge and the amount of lab space in East Cambridge, the appraiser utilized Cambridge market statistics. Barriers to entry are significant in the lab space market. Cambridge has little undeveloped land zoned for lab space and the process is cumbersome and expensive. The appraiser identified 50 properties containing 9.7MM sq. ft. of space as a peer group of the subject. The overall vacancy of this peer group is 3.0% with rental rates typically ranging from $55 to $65 per sq. ft. NNN. The appraiser concluded 100% occupancy as stabilized for the Charles River Plaza North Property and $62.50 per sq. ft. NNN as market rent for the subject.

Property Management.    The Charles River Plaza North Property is managed by Davis Marcus Management, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Charles River Plaza North Loan is structured with a hard lockbox and springing cash management. All tenant payments due under the applicable leases are deposited into a lender controlled lockbox account and are to be swept daily into a cash collateral deposit account under the control of the lender (“Deposit Account”). So long as no Charles River Plaza North Trigger Event (defined below) exists and the Anticipated Repayment Date has not occurred, funds in the Deposit Account shall be applied to monthly debt service payments due on the Charles River Plaza North Loan Combination which shall be applied, in the absence of an Event of Default, first to interest on the Charles River Plaza North Loan and the Charles River Plaza North Pari Passu Companion Loan on a pari passu basis and second to interest on the Charles River Plaza North Junior Companion Loan, and to fund any reserves which may be required under the Charles River Plaza North Loan Combination at such time, and following such application the remaining available cash will be transferred to the Charles River Plaza North Borrower’s operating account. Following the occurrence and continuance of a Charles River Plaza North Trigger Event, any funds remaining in the Deposit Account following application for monthly debt service payments, deposits to reserves then required under the Charles River Plaza

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

North Loan Combination and operating expense disbursements will be held by the lender in a supplemental debt service reserve sub-account. Upon the cure of the Charles River Plaza North Trigger Event, any remaining available cash will again be swept daily from the Deposit Account to the Charles River Plaza North Borrower’s operating account. A “Charles River Plaza North Trigger Event” means the occurrence of (i) an event of default under the Charles River Plaza North Loan or (ii) the date on which Partners’ credit rating is downgraded below an S&P rating of “A” (or an equivalent credit rating from an alternative credit rating agency, if applicable) or there is a termination or reduction in rent payments under the Mass General lease or (3) if a Charles River Plaza North Trigger Event shall have been cured pursuant to a Replacement Cash Trap Cure, upon the occurrence of a Replacement Cash Trap Condition. So long as no Event of Default exists, (1) a Charles River Plaza North Trigger Event resulting from a downgrade of Partners’ credit rating shall be deemed cured (a) if Partners achieves an upgrade in its credit rating to “A” or higher from S&P (or an equivalent credit rating from an alternative credit rating agency, as applicable) and maintains such upgrade for two consecutive calendar quarters after the occurrence of the Charles River Plaza North Trigger Event, or (b) if the Replacement Cash Trap Cure (defined below) occurs; (2) a Charles River Plaza North Trigger Event resulting from a termination or rent reduction under the Mass General lease shall be deemed cured if a Replacement Cash Trap Cure occurs, and (3) if a Replacement Cash Trap Cure occurs, and a Replacement Cash Trap Condition is then commenced, such Replacement Cash Trap Condition shall be deemed cured if a Replacement Cash Trap Cure occurs with respect thereto (each a “Cash Trap Cure”). A “Replacement Cash Trap Cure” would occur if (I) the borrower enters into one or more replacement lease(s) approved by the lender and the tenant(s) thereunder take occupancy, commence rental payments and all leasing commissions and tenant improvement allowances and other leasing costs and tenant inducements under such Leases are paid, and (II) the stabilized underwritten net cash flow of the Charles River Plaza North Property, determined by the lender in its sole discretion on the basis of the annualized rentals under such replacement Leases is sufficient to establish a debt service coverage ratio of 1.20:1.00, and (III) the lender receives, if the lender elects to require it, a rating confirmation with respect to the termination of the Charles River Plaza North Trigger Event and allowance of a Replacement Cash Trap Cure. A “Replacement Cash Trap Condition” means that if a Replacement Cash Trap Cure occurs and the lender later determines that the Charles River Plaza North Property is no longer achieving an underwritten DSCR at least equal to the 1.20:1.00, the lender may declare that a Charles River Plaza North Trigger Event again exists, and such event shall continue thereafter unless and until a Replacement Cash Trap Cure again occurs.

Initial Reserves.    At closing, the borrower deposited (i) $631,094 into a TI/LC reserve account and (ii) $3,754,604 into a city land payment reserve account. The TI/LC reserve is designated for remaining tenant work allowance required to be paid to Mass General under its lease. The city land payment reserve is designated to cover the principal amount of unpaid land development payments to the Boston Redevelopment Authority and the borrower may request disbursements from such reserve to make such land development payments due to the Boston Redevelopment Authority. The city land payment reserve will be fully released in the event the Boston Redevelopment Authority releases the borrower from further obligation to make land development payments.

Monthly Reserves.    The Charles River Plaza North Loan Combination is structured with springing reserves for tax, insurance, replacement and TI/LC during the existence of a “Trigger Event.” A Trigger Event exists upon the occurrence of and during the continuance of (i) an event of default under the loan documents and (ii) a material default by Mass General under its lease beyond applicable notice and cure periods.

Current Mezzanine or Subordinate Indebtedness.    The Charles River Plaza North Property also secures a B-Note with an original principal balance of $20.0 million that is currently owned by CGM and will not be an asset of the CD 2007-CD5 Mortgage Trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

Hyper-Amortization.     The Charles River Plaza North Loan Combination has a remaining term of 116 months, based on an anticipated repayment date of July 6, 2017 (the “Anticipated Repayment Date”) and a scheduled maturity date of July 6, 2037 (“Scheduled Maturity Date”); provided, however, that the lender may at its option (the “ARD Option”) elect, by

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

written notice to borrower at least sixty (60) days prior to the Anticipated Repayment Date, that the Charles River Plaza North Loan Combination will mature on the Anticipated Repayment Date. If the lender does not exercise the ARD Option, then commencing on the Anticipated Repayment Date: (A) the initial interest rate will be increased to an interest rate per annum equal to the greater of (i) the initial interest rate plus two percent (2%), or (ii) a rate calculated under the Charles River Plaza North Loan documents based on the then-current ten-year U.S. treasury yield plus three percent (3%) (“Revised Interest Rate”), provided that the borrower shall continue making monthly payments of interest at the initial interest rate and, from and after the Anticipated Repayment Date, the ARD Spread Interest (defined below) shall accrue and be deferred, and, to the extent permitted by applicable law, shall earn interest at the applicable interest rate, compounding monthly on each payment date after such ARD Spread Interest (as defined below) first accrues (the aggregate amount of all such ARD Spread Interest and any interest accruing thereon is referred to as “Accrued Additional Interest”) and (B) borrower shall pay to lender in addition to the ordinary monthly interest payment, all remaining available cash (after payment of operating expenses and reserve deposits due under the Charles River Plaza North Loan Combination) on each payment date to be applied 1) first to reduce the principal balance of the Charles River Plaza North Loan, the Charles River Plaza North Pari Passu Companion Loan and the Charles River Plaza North Junior Companion Loan on a pari passu basis in accordance with their respective principal balances and 2) second to Accrued Additional Interest on each of the foregoing loans on a pari passu basis in accordance with their respective Accrued Additional Interest amounts. “ARD Spread Interest” means that portion of interest accruing on the Charles River Plaza North Loan Combination from and after the Anticipated Repayment Date equal to the excess of interest accruing on the Charles River Plaza North Loan Combination at the Revised Interest Rate over interest accruing on the Charles River Plaza North Loan Combination at the initial interest rate.

Purchase Option.    Mass General has a purchase option with respect to the Charles River Plaza North Property which it may exercise if (i) a major casualty or condemnation occurs at the property and the landlord does not restore the property in accordance with the Mass General lease or (ii) a material portion of the Mass General leased premises is rendered untenantable as a result of the landlord’s negligence or misconduct or landlord’s failure to fulfill its obligations under the Mass General lease and the landlord does not cure the applicable conditions in accordance with the Mass General lease. Notwithstanding the foregoing, Mass General has no right to exercise its purchase option unless (i) Mass General assumes the Charles River Plaza North Loan Combination in accordance with the Charles River Plaza North Loan documents, (ii) if exercised without a loan assumption after the Charles River Plaza North Release Date and prior to April 6, 2017, the Charles River Plaza North Loan Combination is defeased in accordance with the Charles River Plaza North Loan documents or (iii) if exercised without a loan assumption prior to or on the Charles River Plaza North Release Date or on or after April 6, 2017, the Charles River Plaza North Loan Combination is paid in full in accordance with the prepayment provisions of the Charles River Plaza North Loan documents (including, if such prepayment occurs on or prior to the Charles River Plaza North Release Date, payment of prepayment consideration, calculated under the loan documents as the greater of (i) 2% of the loan amount and (ii) a treasury-based yield maintenance amount).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

185 Cambridge Street Boston, MA 02114	COLLATERAL TERM SHEET Charles River Plaza North	TMA Balance:	$145,000,000
		TMA DSCR:	1.33x
		TMA LTV:	73.0%

Charles River Plaza North
185 Cambridge Street
Boston, MA 02114
Cambridge
Boston
North End
BOSTON INNER HARBOR
CHARLES RIVER
Back Bay
South Boston
JOHN F FITZGERALD EXPY
WILLIAM F MCCLELLAN HWY
SOUTHEAST EXPY
Ted Williams Tnl
Longfellow Brg
Cambridge St
Charles St
Pinckney St
Beacon St
Boylston St
Newbury St
Commonwealth Ave
Atlantic Ave
Congress St
Summer St
Frog Pond
Boston Common
Boston Public Gardens
Boston Convention Center
Burlington
Woburn
Wakefield
Peabody
Salem
Lynn
Saugus
Melrose
Lexington
Winchester
Malden
Arlington
Medford
Everett
Revere
Waltham
Belmont
Somerville
Chelsea
Watertown
Winthrop
Atlantic Ocean
Newton
Wellesley
Brookline
Needham
Quincy
Dedham
Milton
Dover
Braintree
Weymouth
Hull
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TAMA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Floor:
11
GSA
56,000
1/17/15 $43.58
10
GSA
56,000
6/05/15 $43.61
9
GSA
56,000
6/05/15 $43.61
8
GSA
56,000
11/11/13 $43.16
Assumed Market Rent PSF
$65
7
Lehman Brothers
56,000
2/18/17 $50.50
6
Level 3
56,000
12/31/17 $34.00
5
Level 3
56,000
12/31/17 $34.00
4
State of New York
56,000
3/31/14 $38.97
$50
3
NCSN
56,000
3/31/14 $31.62
2
Moet
56,000
3/31/21 $31.62
$45
GRD
Craft
7,950
2/09/21 $63.00
Del Posto Espansion
1,440
2/27/30 $173.61
Del Posto
8,498
1/31/30 $24.12
GSA Lobby Entrance
1,000
5/01/17 $50.00
Vacant
6,194
$150
BM
State of New York
1,458
12/31/07 –
Lehman Brothers
1,168
2/28/17 $25.25
Craft
3,138
2/09/21
Del Posto
11,302
1/31/30
$40

Sq. Ft; Lease Expiration Date; $ PSF Rent
Sub-Tenant (Company)
1- Craft also leases 1sq.ft of Mezzanine space, expiring 01/09/21, paying annual rent of $7,200 PSF

Vacant:
MTM:
2007:
2010:
2013:
2014:
2015:
2016:
2017:
2018+:

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original TMA Balance(1):	$76,000,000
Cut-Off Date TMA Balance(1):	$76,000,000
% by Initial UPB:	3.63%
Interest Rate:	5.6155%
Payment Date:	1st of each month
First Payment Date:	July 1, 2007
Maturity Date:	June 1, 2017
Amortization:	Interest Only
Call Protection:	Lockout until the earlier of three years after the loan closing date or 24 months from the securitization closing date for the last pari passu note securitized, then defeasance is permitted. On and after March 1, 2017, prepayment permitted without penalty.
Sponsor:	Stephen M. Ross Jeff T. Blau Jorge M. Perez
Borrower:	85 Tenth Avenue Associates, L.L.C.
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	$75.0 million Senior Mezzanine Loan;
	$35.0 million Junior 1 Mezzanine Loan;
	$35.0 million Junior 2 Mezzanine Loan
Lockbox/Cash Management:	Hard / In-place
Initial Reserves:	Tax:	$1,529,430
	Insurance:	$173,080
	TI and Leasing:	$500,000
	Cash Flow Deficit(3):	$6,500,000
Monthly Reserves(4):	Tax:	$254,905
	Insurance:	$28,847
	CapEx:	$12,532
(1)	The original Trust Mortgage Asset (“TMA”) amount of $76,000,000 represents a portion of a $270,000,000 whole loan evidenced by three pari passu notes. Only the TMA is included in the Trust. The $150,000,000 pari passu A-1 Note was included by GACC in the COMM 2007-C9 mortgage trust. The $44,000,000 pari passu A-2A2 Note is currently held by GACC and is expected to be included in a future fixed-rate securitization. See “The Loan” section herein for additional information.
(2)	See “Current Mezzanine or Subordinate Indebtedness” section herein.
(3)	At closing the borrower deposited $6,500,000 into a Cash Flow Deficit Reserve. The funds in the Cash Flow Deficit Reserve may be used to cover any debt service shortfalls under the 85 Tenth Avenue Loan Combination and the senior mezzanine loan. See “Initial Reserves” section herein for additional information.
(4)	See “Monthly Reserves” section herein for additional information.

Financial Information(1)
Cut-Off Balance / Sq. Ft.:	$449
Balloon Balance / Sq. Ft.:	$449
Cut-Off Date LTV:	60.7%
Balloon LTV:	60.7%
Underwritten DSCR(2):	1.28x
(1)	Financial information is based on the aggregate original principal balance of the 85 Tenth Avenue Loan Combination.
(2)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1913 / 2002
Collateral Sq. Ft.:	601,548
Property Management:	Related Management Company, L.P. (a borrower affiliate)
Occupancy (5/10/2007):	99.0%
Underwritten Net Operating Income:	$19,627,738
Underwritten Net Cash Flow(1):	$19,627,738
Appraised Value:	$445,000,000
Appraisal Date:	April 1, 2007
(1)	Includes rent under two master leases with the Sponsor, as described below under “Master Leases.”

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Tenants
Tenants	Type	Rating (S/M/F)(3)	Total Sq. Ft.	% of Total Sq. Ft.	Lease Exp. Date	Rent Per Sq. Ft.	% of Base Rent	Market Rent Per Sq. Ft.(7)	% Below Market
General Services Administration (GSA)	Office	AAA/Aaa/AAA	224,000	37.2%	11/30/2013(4)	$43.49	41.5%	$65.00	33.1%
Level 3	Office/Telecom	B-/Caa2/CCC-	112,000	18.6	12/31/2017	34.00	16.2	50.00	32.0
State of New York	Office	NR/Aa3/AA-	57,858	9.6	3/31/2014(5)	38.10	9.4	50.00	23.8
Lehman Brothers	Office/Telecom	A+/A1/A+	57,168	9.5	2/28/2017	50.45	12.3	49.90	N/A
Moet(1) (LVMH)	Office	A-/NR/BBB+	56,000	9.3	3/31/2021	31.62	7.6	45.00	29.7
NCSN(2)	Office	BBB/Baa3/BBB	56,000	9.3	8/31/2015	31.62	7.6	45.00	29.7
Del Posto	Retail/Restaurant	NR/NR/NR	21,240	3.5	1/31/2030(6)	45.78	1.9	150.00	69.5	(8)
Craft (TC Enterprises)	Retail/Restaurant	NR/NR/NR	11,088	1.8	2/9/2021	63.00	2.2	150.00	58.0	(9)
Subtotal/Wtd.Avg.			595,354	99.0%		$39.83	100.0%	$57.89	29.0%
(1)	Subsidiary of LVMH Moet Hennessy Louis Vuitton which is the lease guarantor through the 89th month of the lease term, limited to $868,002, which amount is required to be reduced on the first day of the 90th month to $434,001. The space serves as Moet Hennessy’s North American headquarters.
(2)	Subsidiary of CBS Corporation. National College Sports Network is the lease guarantor.
(3)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(4)	56,000 sq. ft. expiring on 11/30/2013, 56,000 sq. ft. expiring on 1/17/2015 and 112,000 sq. ft. expiring on 6/5/2015.
(5)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.
(6)	Del Posto is subject to two leases with 1,440 sq. ft. expiring on 1/31/2030 and 19,800 sq. ft. expiring on 1/31/2030.
(7)	Based on appraisal from Cushman & Wakefield. Market rental rates for office space on Floors 2-3, 4-7 and 8-11 are $45.00, $50.00, and $65.00 per sq. ft., respectively. Market rental rates for retail space on the ground floor and in the basement are $150.00 and $45.00 per sq.ft., respectively. Market rental rate for storage space is $30.00 per sq. ft.
(8)	Weighted average rental rate based on retail space only. Del Posto occupies 11,302 sq. ft. of basement space through 1/31/2030 with no rental charge. Market rent is for ground floor only.
(9)	Weighted average rental rate based on retail space only. Craftsteak New York occupies 3,138 sq. ft. of basement space through 2/09/2021 at a rental rate of $2.22 per sq. ft. Market rent is for ground floor only.

Rollover Schedule(1)
Year	Number of Leases	Expiring Sq. Ft.	% of Total	Cumulative Sq. Ft.	Cumulative Sq. Ft. %	Annual Rent/ Sq. Ft.	% Base Actual Rent Rolling	Cumulative % of Base Actual Rent
MTM(2)	2	1,858	0.3%	1,858	0.3%	$15.23	0.1%	0.1%
2007	0	—	—	1,858	0.3	—	—	0.1
2008	0	—	—	1,858	0.3	—	—	0.1
2009	0	—	—	1,858	0.3	—	—	0.1
2010	0	—	—	1,858	0.3	—	—	0.1
2011	0	—	—	1,858	0.3	—	—	0.1
2012	0	—	—	1,858	0.3	—	—	0.1
2013	1	56,000	9.3	57,858	9.6	43.16	10.3	10.4
2014	1	56,000	9.3	113,858	18.9	38.97	9.3	19.7
2015	3	224,000	37.2	337,858	56.2	40.61	38.8	58.5
2016	0	—	—	337,858	56.2	—	—	58.5
2017	5	169,168	28.1	507,026	84.3	41.33	29.8	88.3
Thereafter	3	88,328	14.7	595,354	99.0	31.03	11.7	100.0
Vacant	—	6,194	100.0	601,548	100.0%	—	—	—
Total/Wtd. Avg.	15	601,548	100.0%			$38.99	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	The State of New York leases 1,858 sq. ft. on a month-to-month basis.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The 85 Tenth Avenue Loan

The Loan.    The 85 Tenth Avenue Loan (the “85 Tenth Avenue Loan”) is a $76.0 million, 10-year interest-only, fixed rate loan secured by a first priority mortgage on the borrower’s fee simple interest in a 601,548 sq. ft. class A office building located on the corner of West 15th Street and 10th Avenue in Manhattan, New York (the “85 Tenth Avenue Property”). The 85 Tenth Avenue Loan proceeds were used towards the acquisition of the 85 Tenth Avenue Property from Somerset Partners, LLC on May 11, 2007 for $439.4 million including closing costs. The borrower has $24 million of hard cash equity in the 85 Tenth Avenue Property.

The 85 Tenth Avenue Loan is part of a $270.0 whole loan (the “85 Tenth Avenue Loan Combination”) which consists of the 85 Tenth Avenue Loan, $150.0 million of pari passu indebtedness that was included by GACC in the COMM 2007-C9 mortgage trust and an additional $44.0 million of pari passu indebtedness that is expected to be contributed to one or more future fixed rate securitizations. The respective rights of the holders of the 85 Tenth Avenue Loan Combination will be governed by co-lender agreements described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, 85 Tenth Avenue Associates, L.L.C., is a Delaware limited liability company, single-purpose, bankruptcy-remote entity with an independent director. The borrower is sponsored by The Related Companies, L.P. and The Related Group of Florida (collectively, the “Sponsor”). The Sponsor is owned by Stephen M. Ross, Jeff T. Blau and Jorge M. Pérez.

Founded in 1972, The Related Companies, L.P. has affiliated companies and developments in Miami, Los Angeles and Chicago with a team of more than 2,000 professionals. Currently, the Related Companies, L.P. owns and/or manages real estate assets worth over $15 billion with another $9 billion currently in development. Since 1986, The Related Companies, L.P. has developed 33 properties in Manhattan, including over 6,200 apartment units and 3 million sq. ft. of commercial space. In 2004, the Related Companies, L.P. completed the development of the Time Warner Center in New York City. The Related Companies, L.P. is a repeat sponsor of a Deutsche Bank borrower.

The Related Group of Florida, Inc., founded in 1979 by Chairman and CEO Jorge M. Pérez, has built and managed more than 55,000 condominium and apartment residences in major markets throughout Florida. The Related Group of Florida, Inc. has a current development portfolio that includes projects valued in excess of $10 billion.

The Property.    The 85 Tenth Avenue Property is an 11-story class “A” office/retail building situated on a 1.05-acre land parcel located in the Chelsea district of Manhattan, New York. The 85 Tenth Avenue Property contains 601,548 sq. ft. of net rentable area (“NRA”) that is allocated between office and retail space as follows: (i) 560,000 sq. ft. of office space (93.1% NRA); (ii) 24,378 sq. ft. of retail space (4.1% NRA); and (iii) 10,976 sq. ft. of storage space (1.8% NRA). The 85 Tenth Avenue Property offers 56,000 sq. ft. floor plates, as well as 14 foot ceilings and oversized windows. The 85 Tenth Avenue Property offers views of the Hudson River, including views of the harbor and New Jersey’s Hudson Waterfront, as well as the Statue of Liberty.

The 85 Tenth Avenue Property is currently 99.0% occupied primarily by six office tenants and two retail tenants. The weighted average rental rate is $39.83 per sq. ft., which, according to the appraiser, is approximately 29.0% below the weighted average market rental rate of $57.89 per sq. ft. for these tenants. Investment grade tenants occupy approximately 56% of the NRA.

Largest Office Tenants:

GSA (224,000 sq. ft., 37.2% of NRA, $43.49 per sq. ft., rated Aaa/AAA/AAA by M/S/F). The tenant is subject to four 10-year gross leases expiring between 11/1/2013 and 06/05/2015 at a weighted average base rental rate of $43.49 per sq. ft. These leases do not provide for renewal options or any termination options, including options related to appropriations of Congress. The GSA space is occupied by the FBI-New York Police Department Joint Terrorism Task Force as a backup headquarters for the main task force facility. The GSA has invested approximately $3.7 million into its space since taking occupancy at the 85 Tenth Avenue Property.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

Level 3 Communications Inc. (NASDAQ: LVLT) (112,000 sq. ft., 18.6% of NRA, $34.00 per sq. ft., rated Caa2/B–/CCC– by M/S/F). The tenant is subject to two 15-year gross leases expiring on 12/31/2017 at a rental rate of $34.00 per sq. ft. The leases are structured with contractual rent increases of $4.00 per sq. ft. on 12/31/2009 and 12/31/2013 and one 5-year renewal option at the greater of (i) fair market rent or (ii) fixed rent payable as of the expiration date. Level 3 provides telephone, internet protocol (VoIP) and telecommunication services in Europe and North America. Since taking occupancy on 12/31/2002, Level 3 has invested approximately $150 million into its space to meet the exacting technological requirements of its mission critical data and telecom facility.

State of New York, Division of State Police    (57,858 sq. ft., 9.6% of NRA, $38.10 per sq. ft., rated Aa3/AA– by M/F). The tenant is subject to a 10-year gross lease expiring on 3/31/2014 at a rental rate of $38.10 per sq. ft. The lease does not provide for renewal options. The tenant has the right to terminate this lease only if the State of New York terminates its lease at nearby Chelsea Market (40,592 sq. ft.) as a result of a decrease in federal drug enforcement funding.

Lehman Brothers (NYSE: LEH)    (57,168 sq. ft., 9.5% of NRA, $50.45 per sq. ft., rated A1/A+/A+ by M/S/F). Lehman Brothers utilizes its space as a data center that is an integral part of its data infrastructure. The tenant is subject to a 10-year gross leases expiring on 2/28/2017 at a weighted average rental rate of $50.45 per sq. ft. The lease is structured with contractual rent increases occurring on 3/1/2013 of $5.00 per sq. ft. for 56,000 sq. ft. and $2.50 per sq. ft. for 1,168 sq. ft. The lease provides for two, 5-year renewal options at fair market rent.

Moet Hennessy    (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company LVMH Moet Hennessy Louis Vuitton rated A–/BBB by S/F). Moet Hennessy is one of the leading importers of luxury wines and spirits in the United States, and is headquartered at the 85 Tenth Avenue Property. The tenant is subject to a 20-year gross lease expiring on 3/31/2021 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $47.74 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at fair market rent.

National College Sports Network (CBS)     (56,000 sq. ft., 9.3% of NRA, $31.62 per sq. ft., parent company CBS Corporation is rated Baa3/BBB/BBB by M/S/F) is headquartered at the 85 Tenth Avenue Property and is comprised of two primary business units; College Sports TV, an independent cable network and CSTV.com, an online destination for sports news and scores. The tenant is subject to a 10-year gross lease expiring on 8/31/2015 at a rental rate of $31.62 per sq. ft. The lease is structured with yearly contractual rent increases resulting in a rental rate of $41.38 per sq. ft. at the initial lease termination date. The lease provides for one, 5-year renewal option at the greater of (i) fixed rent with a 2% increase for each year of the renewal term and (ii) 95% of the fair market rent with a 2% increase for each year of the renewal term.

Restaurant Tenants:

Del Posto    (21,240 sq. ft., 3.5% of NRA, $45.78 per sq. ft.). The tenant is subject to two 25-year gross leases expiring on 1/31/2030 at a weighted average rental rate of $45.78 per sq. ft., excluding 11,302 sq. ft. of basement space which is leased rent free. The lease is structured with contractual rent increases of $4.69 per sq. ft. every five years. Del Posto’s owner, an award winning chef, Mario Batali has invested over $8,000,000 ($403 per sq. ft.) in the build out of the space. In addition to the restaurant, the space also acts as a catering facility, which can host private functions for up to 250 people on the lower level. As of June 10, 2007, the tenant signed an additional lease for expansion space on the ground floor level and basement expiring on 1/31/2030. The expansion lease is structured at a minimum fixed rent of $250,000 per annum ending on April 30, 2008 with contractual rent increases of 3.0% thereafter. The expansion lease provides for percentage rent in the amount of 7.0% of the excess gross sales as further described in the lease. The landlord is required to contribute to the tenant’s construction allowance amounts up to $350,000 for direct hard costs and $25,000 for soft costs.

Craftsteak New York    (11,088 sq. ft., 1.8% of NRA, $63.00 per sq. ft.). The tenant is subject to a 15-year modified gross lease expiring on 2/9/2021 at a weighted average rental rate of $63.00 per sq. ft. which excludes 3,138 sq. ft. of basement space which is leased at $2.22 per sq. ft. The lease is structured with contractual rent increases of 8.7% every three

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

years. The owner of the restaurant, Tom Colicchio, was selected for his management of the Mondrian restaurant by Food & Wine Magazine as one of the top ten “Best New Chefs” in the United States.

The Market.    The 85 Tenth Avenue Property is situated in the West Chelsea/Meatpacking District, which continues to experience significant enhancement and development. The neighborhood includes the Chelsea Market, the Gansevoort Hotel, the Soho House Hotel, the Maritime Hotel, Chelsea Piers, the new Frank Gehry designed IAC/InterActiveCorp office building, high-end retail boutiques and art galleries, and several well known restaurants and bars. Additionally, the High Line, a 75-year-old elevated railway that hovers over the Meatpacking District, is being redeveloped into a 1.45-mile long elevated public park which is expected to open in 2008. A portion of the High Line will connect directly into the 85 Tenth Avenue Property. Additional development in the area that is currently underway includes the Standard Hotel being developed by André Balazs, which will straddle the High Line and the Caledonia, a high-end condo development being completed by The Related Companies, L.P., which is sold out.

The 85 Tenth Avenue Property occupies the entire block bounded by 10th Avenue, 11th Avenue, West 15th and West 16th Streets in the Chelsea submarket of the Midtown South office market in Manhattan. The Midtown South office market has an office inventory of approximately 64.0 million sq. ft. segmented into five major submarkets: SoHo, Greenwich Village/NoHo, Madison/Union Square, Hudson Square/West Village, and Chelsea. The Chelsea office submarket is defined by the area north of 14th Street, south of West 34th Street and west of Avenue of the Americas (to the Hudson River). The Chelsea office submarket is the second largest of the Midtown South submarkets with approximately 14.2 million sq. ft. of inventory, as reported by Cushman & Wakefield. As of 2006, the Chelsea submarket exhibited a vacancy rate of 2.7%, which is below the overall Midtown South vacancy rate of 5.6%. The Midtown South office market contains 2.8 million sq. ft. of Class “A” office space with a vacancy rate of 3.9% as of the first quarter of 2007. This represents an improvement from the 2006 vacancy rate of 5.2%.

The 85 Tenth Avenue Property competes with the greater Midtown South office market rather than the Chelsea office market due to its large floor plates, infrastructure, amenity base, and lack of Class A office inventory in the Chelsea office submarket. Class “A” office space in the Midtown South office market commanded an average gross rent of $56.53 per sq. ft. in 2006, up 14.5% from 2005, as reported by REIS. The first quarter 2007 showed a continued trend in increasing rents evidenced by an average gross rent of $59.70 per sq. ft., a 5.6% increase over 2006. Furthermore, REIS reports that gross rents in the overall Manhattan office market will increase from $51.45 per sq. ft. in 2006 to $72.78 per sq. ft. in 2011. The appraiser reports market gross rental rates per sq. ft. for the 85 Tenth Avenue Property of $45.00, $50.00, and $65.00 for floors 2-3, 4-7, and 8-11, respectively. The appraiser assigned a weighted average market rent for the 85 Tenth Avenue Property of $56.62 per sq. ft. The appraiser determined that the market rental rate for the retail space at the 85 Tenth Avenue Property is $150.00 per sq. ft., which is 65.6% above the in-place retail rent at the 85 Tenth Avenue Property of $51.67 per sq. ft.

Within the Chelsea submarket, Cushman & Wakefield identified five buildings to be directly competitive with the 85 Tenth Avenue Property in terms of building classification, asking rents, rentable office area and current occupancy. The chart below summarizes the relevant statistics for the five competitive buildings:

Directly Competitive Office Buildings
	Office Area (Sq. Ft.)	Vacancy (Sq. Ft.)	% Occupied (Total)	Direct Asking Rent
Property				Low	High
111 Eighth Avenue	2,300,000	8,251	99.02%	54.00	65.00
75 Ninth Avenue	1,200,000	22,638	98.11	50.00	50.00
450 West 33rd Street	1,500,000	—	96.14	N/A	N/A
345 Hudson Street	550,000	112,000	94.99	44.00	44.00
75 Varick Street	1,003,920	167,669	85.48	45.00	65.00
Total/Wtd. Avg.	6,553,920	310,558	95.26%	$44.00	$65.00

Source: Cushman & Wakefield

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The appraiser, Cushman & Wakefield, determined that the competitive set exhibits a rental rate range from $44.00 to $65.00 per sq. ft. and an average occupancy of 95.26%. By comparison, the 85 Tenth Avenue Property is 99.0% occupied and has a weighted average rental rate of $40.06 per sq. ft., 32.3% below the market rate of $57.89 per sq. ft., as determined by the appraiser.

Property Management.    The 85 Tenth Avenue Property is managed by Related Management Company, L.P., an affiliate of the borrower.

Cash Management.    The 85 Tenth Avenue Loan is structured with a hard lockbox and in-place cash management. The tenants of the 85 Tenth Avenue Property have been instructed to send rent payments directly to a lender controlled account and each month, amounts in this account will be applied in the following order of priority:

(i)	monthly escrows for taxes and insurance;

(ii)	monthly scheduled debt service payments on the 85 Tenth Avenue Loan;

(iii)	monthly budgeted operating expenses (including a management fee not to exceed 2% of operating income);

(iv)	from and after July 1, 2012, funds will be deposited into a monthly reserve for capital expenditures (“Monthly Cap Ex Reserve”) in the amount of $0.25 per annum per rentable sq. ft.;

(v)	provided no event of default has occurred, funds in the amount equal to the debt service of the senior mezzanine loan; and

(vi)	all remaining funds will be deposited into a reserve for tenant improvements and leasing commissions (the “TI and Leasing Reserve”).

Initial Reserves.    At 85 Tenth Avenue Loan closing, the borrower deposited (i) $1,529,430 into a tax reserve, (ii) $173,080 into an insurance reserve account, (iii) $500,000 into the TI and Leasing Reserve and (iv) $6,500,000 in the Cash Flow Deficit reserve. The Cash Flow Deficit Reserve may be used to cover debt service shortfalls on the 85 Tenth Avenue Loan and the $75 million senior mezzanine loan (described below under “Current Mezzanine or Subordinate Indebtedness”).

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $254,905 into a monthly tax reserve account, (ii) $28,847 into a monthly insurance reserve account and (iii) commencing July 1, 2012, and ending at the 85 Tenth Avenue Loan maturity, 1/12 the product of $0.25 and the square footage of the 85 Tenth Avenue Property into the Monthly CapEx Reserve account. The Sponsor provided a $754,480 guaranty in lieu of Monthly CapEx Reserve amounts prior to July 1, 2012 (the “CapEx Guaranty”).

Master Leases.    The Sponsor has executed two master leases, each with an annual rent of $150,000 to cover rental income related to signage contracts. The master leases are structured with annual contractual rent increases of 3.0% per annum and expire on May 31, 2017. The Sponsor has the right to terminate the master leases only if the building is damaged by fire or other casualty and the estimated time to substantially complete the repair of such damage exceeds nine months from the date of the estimate.

Guaranty.    The Sponsor provided a $10.0 million joint and several guaranty for tenant improvements and leasing commissions (“the TI/LC Guaranty”). The guaranty will be reduced (a) on a dollar-for-dollar basis by the amount collected from excess cash flow and deposited into the TI and Leasing Reserve that exceeds $1.5 million, and (b) by 75% of every dollar expended by borrower on TI/LC at the 85 Tenth Avenue Property. In addition to the TI/LC Guaranty, the Sponsor has also provided a $754,480 CapEx Guaranty as described under “Monthly Reserves” above.

Current Mezzanine or Subordinate Indebtedness.    Contemporaneously with the closing of the 85 Tenth Avenue Loan, GACC (and its affiliates) and Vornado Realty Trust provided $145.0 million of mezzanine financing secured by 100% of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

the Sponsor’s equity interest in the borrower. The mezzanine financing is split into three portions as follows: (i) a $75.0 million senior mezzanine loan is currently held by Landesbank Baden-Wuerttemberg; (ii) a $35.0 million junior 1 mezzanine loan provided by affiliates of GACC and Vornado Realty Trust; and (iii) a $35.0 million junior 2 mezzanine loan provided by Vornado Realty Trust. The mezzanine loans are governed by an intercreditor agreement that provides, among other things, (i) that the mezzanine loans are subject and subordinate to, and co-terminous with, the 85 Tenth Avenue Loan Combination, (ii) the mezzanine borrowers have an ability to cure defaults under the 85 Tenth Avenue Loan Combination and (iii) the mezzanine borrowers have the right to purchase the 85 Tenth Avenue Loan Combination at par together with all accrued interest and other amounts due thereon after (a) acceleration, (b) the commencement of any enforcement action or (c) if the mortgage loan becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the 85 Tenth Avenue Loan Combination. The mezzanine loans are not assets of the trust fund. The interest due on the junior 1 mezzanine loan and the junior 2 mezzanine loan may be deferred until maturity. Interest on the senior mezzanine loan may not be deferred.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

85 Tenth Avenue
85 10th Avenue
New York, NY 10011
85 TENTH
99 TENTH
CHELSEA
CHELSEA PIERS SPORTS COMPLEX
GENERAL THEOLOGICAL SEMINARY
75 NINTH CHELSEA MARKET
111 EIGHTH
W 23RD STREET
W 14TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
HUDSON STREET
WEST STREET
MEAT PACKING DISTRICT
WEST VILLAGE
Hudson River
PIER 57
PIER 59
PIER 60
PIER 53
9A
DEPARTMENT OF SANITATION
ABINGDON SQUARE
JACKSON SQUARE
ROBERT FULTON HOUSES
JUNIOR HIGH SCHOOL 70
ST. PETER'S CHURCH
ATLANTIC THEATER
LIBERTY INN
THE STANDARD
GANSEVOORT HOTEL
RIVERVIEW HOTEL
WESTBETH ARTIST HOUSING
WEST VILLAGE
GREENWICH VILLAGE
GRAMERCY
MURRAY HILL
GARMENT DISTRICT
SOHO
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
LOWER EAST SIDE
EAST VILLAGE
UPPER WEST SIDE
UPPER EAST SIDE
CENTRAL PARK
HUDSON RIVER
EAST RIVER
NEW JERSEY
MAP © 2007 CARTIFACT, LOS ANGELES

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

85 10th Avenue New York, NY 10011	COLLATERAL TERM SHEET 85 Tenth Avenue	TMA Balance:	$76,000,000
		TMA DSCR:	1.28x
		TMA LTV:	60.7%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Acquisition

Original Balance:	$70,000,000
Cut-Off Date Balance:	$70,000,000
% by Initial UPB:	3.34%
Interest Rate:	6.2553%
Payment Date:	6th of each month
First Payment Date:	August 6, 2007
Maturity Date:	July 6, 2012
Amortization:	Interest Only
Call Protection:	Lockout for 24 months from the securitization date, then prepayment with (i) the greater of yield maintenance or 1% of the then outstanding loan amount or (ii) defeasance permitted thereafter. On and after April 6, 2012 prepayment permitted without penalty.
Sponsor:	JP Morgan Investment Management Inc. and Philip Waterman III
Borrower:	130 Prince Associates, LLC
Additional Subordinate Financing:	None
Lockbox / Cash Management:	Hard / In-place
Initial Reserves:	None
Monthly Reserves(1):	Tax:	Springing
	Insurance:	Springing
(1)	See “Reserves” herein for additional detail.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$905
Balloon Balance / Sq. Ft.:	$905
Cut-Off Date LTV:	62.5%
Balloon LTV:	62.5%
Underwritten DSCR(1):	1.20x
(1)	Reflects rents under Estee Lauder renewal and expansion lease to take effect November 2008, with respect to 19,900 sq. ft. of space currently leased to Estee Lauder and 32,600 sq. ft. of space currently leased to Arnell Group, LLC (the additional 12,378 sq. ft. of space under the renewal and expansion lease is due to remeasuring). Underwritten Net Operating Income, Underwritten Net Cash Flow, and Underwritten DSCR are based in part on an averaging of rents payable by Estee Lauder under its renewal and expansion lease over the loan term rather than the current rents under the current Estee Lauder and Arnell Group, LLC leases, which are lower.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1925 / 1989
Total SF:	77,378
Property Management:	Waterman Properties, LLC (a borrower affiliate)
Occupancy (6/13/2007)(2):	100.0%
Underwritten Net Operating Income(1):	$5,334,650
Underwritten Net Cash Flow(1):	$5,309,744
Appraised Value:	$112,000,000
Appraisal Date:	June 13, 2007
(2)	Includes the space leased by Melru Corporation which is currently dark.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Tenant Information
Tenant	Ratings (S/M/F)(1)	Total Sq. Ft.	% of Total Sq. Ft.	% of Base Rent	Lease Exp. Date	Rent Per Sq. Ft.	Extension Options
Estee Lauder(2)	A/A2/NR	64,878	83.8%	56.8%	10/31/2018	$59.03	1, 5-year option
Swiss Army Retail, Inc.	NR	3,525	4.6%	15.3%	6/30/2011	292.93	1, 5-year option
Stuart Moore, Ltd.	NR	2,049	2.6%	5.9%	6/30/2009	192.89	None
True Religion Apparel(3)	NR	2,004	2.6%	6.9%	6/30/2016	231.29	None
Melru Corporation(4)	NR	1,993	2.6%	6.9%	6/30/2011	234.17	None
Devanlay Retail Group	NR	1,479	1.9%	4.4%	1/31/2015	200.85	None
Georg Jensen, Inc.	NR	1,450	1.9%	3.8%	1/31/2009	176.69	1, 5-year option
Total/Weighted Average		77,378	100.0%	100.0%		$87.12
(1)	Certain ratings are those of the parent whether or not the parent guarantees the lease.
(2)	Tenant recently executed a renewal and expansion which is scheduled to commence in November 2008. Arnell Group, LLC currently occupies 32,600 SF of office space at the 130 Prince Street Property through June 2008. Estee Lauder currently leases 19,900 SF and will expand into all of the office space occupied by Arnell Group, LLC after Arnell Group, LLC’s lease expires. The square footage and lease terms in the table above represent the remeasured expanded space and rent under the Estee Lauder renewal and expansion lease to take effect in November 2008.
(3)	True Religion Apparel has a one time right to terminate their lease on 7/1/11 with payment of certain termination fees.
(4)	Space is currently dark.

Rollover Schedule(1)(2)
Year of Expiration	Number of Leases Expiring	Expiring Sq. Ft.	% of Total Sq. Ft.	Cumulative Total Sq. Ft.	Cumulative % of Total Sq. Ft.	Annual Base Actual Rent/ Sq. Ft.	% of Base Actual Rent Rolling	Cumulative % of Base Actual Rent Rolling
2007	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2008	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2009	2	3,499	4.5%	3,499	4.5%	$186.17	9.7%	9.7%
2010	0	0	0.0%	3,499	4.5%	$0.00	0.0%	9.7%
2011	2	5,518	7.1%	9,017	11.7%	$271.71	22.2%	31.9%
2012	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2013	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2014	0	0	0.0%	9,017	11.7%	$0.00	0.0%	31.9%
2015	1	1,479	1.9%	10,496	13.6%	$200.85	4.4%	36.3%
2016	1	2,004	2.6%	12,500	16.2%	$231.29	6.9%	43.2%
2017	0	0	0.0%	12,500	16.2%	$0.00	0.0%	43.2%
Thereafter	1	64,878	83.9%	77,378	100.0%	$59.03	56.8%	100.0%
Vacant		0	0.0%	77,378	100.0%
Total:	7	77,378	100.0%
(1)	Assumes no tenant exercises an early termination option.
(2)	Reflects rents, square footage, and lease expiration under Estee Lauder renewal and expansion lease to take effect November 2008, with respect to 19,900 sq. ft. of space currently leased to Estee Lauder and 32,600 sq. ft. of space currently leased to Arnell Group, LLC (the additional 12,378 sq. ft. of space under the renewal and expansion lease is due to remeasuring).

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

130 Prince Street Loan

The Loan.    The 130 Prince Street Loan (the “130 Prince Street Loan”) is a $70,000,000, 5-year loan secured by a first mortgage on the borrower’s fee simple interest in a 77,378 sq. ft. retail/office property located in New York, New York (the “130 Prince Street Property”). The 130 Prince Street Loan has a 5-year term, accrues interest at a fixed rate equal to 6.2553%, and requires interest only payments throughout the 5-year loan term. The loan proceeds were used by the borrower to acquire 130 Prince Street Property for a total purchase price including closing costs of approximately $114.5 million. The borrower currently maintains approximately $44.5 million or 38.9% of cash equity in the 130 Prince Street Property.

The Borrower.    The borrower, 130 Prince Associates, LLC, is a Delaware limited liability company, a single purpose entity, with an independent director, that owns no material assets other than the 130 Prince Street Property. A non-consolidation opinion was delivered at origination. The sponsors of the 130 Prince Street Loan are JP Morgan Investment Management Inc. and Philip Waterman III.

The borrower is owned 95% by Excelsior II LLC and 5% by Waterman Interests, LLC. Excelsior II is a fund managed by JP Morgan Investment Management Inc. JP Morgan Investment Management Inc. is a leading global investment manager delivering financial expertise and solutions to corporations, governments, municipalities, endowments, foundations and individuals worldwide. The Fund was recently formed in 2005 with a $450 million equity commitment from three pension funds - NY Common Retirement Fund, New York State Teachers Retirement System, and the State of Wisconsin Retirement Board. The focus of the fund is on value-added real estate in the New York City Metropolitan Area.

Waterman Interest LLC is 100% owned by Philip Waterman III. The company was formed by two individuals, Philip Waterman III and Eric Herland, who were employed by Reckson Associates Realty Corporation. Mr. Waterman managed the New York City division of Reckson Associates. Mr. Waterman has more than 20 years of real estate experience.

The Property.    The 130 Prince Street Property consists of a five-story, Class “B” mixed use retail/office building containing 77,378 total rentable sq. ft. situated on a 0.29-acre site. The 130 Prince Street Property was originally constructed in 1925 and fully renovated in 1989. The Property is currently undergoing an expansion of the office space to accommodate the renewal of the Estee Lauder lease, which is scheduled for completion in November 2008. The 130 Prince Street Property is situated in the prestigious South of Houston (“SoHo”) neighborhood of Manhattan, New York within the New York Core Based Statistical Area. The 130 Prince Street Property includes both office and retail space. The office component of the subject property contains approximately 64,878 sq. ft. throughout floors two through five. The retail component contains approximately 12,500 sq. ft. throughout the ground floor. As of June 13, 2007, the 130 Prince Street Property was 100% leased by six retail tenants and two office tenants. Estee Lauder has executed a renewal and expansion lease for the entire office space at the 130 Prince Street Property which is scheduled to commence in November 2008.

Significant Tenants.

Estee Lauder    (64,878 sq. ft., 83.8% of NRA, $59.03 per sq. ft., rated A2/A/NR) The tenant is subject to a 10-year modified gross lease expiring on October 31, 2018 at a base rent of $59.03 per sq. ft. with contractual rent steps. The lease provides for one, five-year renewal option. The lease does not provide for an early termination option and a go dark provision. The lease is guaranteed by The Estee Lauder Companies Inc. (NYSE: EL), which is rated by Moody’s A2 and A by S&P. Estee Lauder sells cosmetics, fragrances, and skin care products in approximately 130 countries worldwide through department stores, company stores and specialty retailers. Estee Lauder currently captures approximately half of all U.S. prestige cosmetic sales. For the trailing-12 month period ending March 31, 2007, Estee Lauder reported $409 million net income on $6.9 billion in sales.

Swiss Army Retail, Inc.    (3,525 sq. ft., 4.6% of NRA, $292.93 per sq. ft.) The tenant is subject to a 10-year modified gross lease expiring on June 30, 2011 at a base rent of $292.93 per sq. ft. with contractual rent steps. The lease provides for one, five-year renewal option. The lease does not provide for an early termination option and a go dark provision. Victorinox Swiss Army, Inc. is the only marketer of the world-famous Swiss Army knife in the United States, Canada and the

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

Caribbean. The store at 130 Prince Street is a flagship store operated by the parent company, selling clothing, luggage, and watches in addition to a large assortment of pocket knives.

Stuart Moore, Ltd.    (2,049 sq. ft., 2.6% of NRA, $192.89 per sq. ft.) The tenant is subject to a 12-year modified gross lease expiring on July 31, 2009 at a base rent of $192.89 per sq. ft. with contractual rent steps. The lease does not provide for renewal options nor does the lease provide for an early termination option and a go dark provision. Stuart Moore, Ltd engages in the design, manufacture, and retail of fine jewelry. In addition to the subject, Stuart Moore has two additional galleries; in Newport Beach and San Francisco.

The Market.    The 130 Prince Street Property is located on the southwest corner of Prince and Wooster Streets, New York City, New York County, New York. It is located in the SoHo neighborhood of downtown Manhattan. The SoHo neighborhood has evolved from an area known for its artistic population to a top retail location showcasing some of the world’s most famous retailers. Moreover, many architectural firms, advertising agencies, publishers, fashion related and small office firms have also chosen SoHo as an affordable alternative to the higher priced primary office space in Midtown and downtown.

According to Cushman and Wakefield, the Midtown South office market contained a total inventory of 64.3 million sq. ft. as of the 2nd quarter 2007. The vacancy rate at the end of the quarter was 3.5%. The average asking rent was $42.31 per sq. ft. modified gross. The 130 Prince Property is part of the SoHo office submarket. The SoHo office submarket contained a total inventory of 3.8 million sq. ft. as of the 2nd quarter 2007. The vacancy rate at the end of the quarter was 1.2%. The average asking rent was $52.68 per sq. ft. modified gross.

The appraiser identified six modified gross office leases that ranged between $44.00 per sq. ft. to $56.34 per sq. ft., with an average of $51.14 per sq. ft. The concluded office rent of $60 per sq. ft. reflects the limited available office space in the subject’s neighborhood, recent leasing activity at the subject property, and the overall condition of the subject property.

The 130 Prince Street Property is part of the SoHo retail submarket. According to Cushman and Wakefield, the SoHo retail submarket contained a total inventory of 553 units as of the 3rd quarter 2007. The average retail unit size was 3,407 sq. ft. The vacancy rate at the end of the quarter was 9.0%. The average asking rent was $271 per sq. ft. modified gross.

The appraiser identified six modified gross retail leases that ranged between $285.00 per sq. ft. to $450.00 per sq. ft., with an average of $337.00 per sq. ft. The concluded retail rent of $350 per sq. ft. was based on recent leasing activity and the quality of the location.

The appraiser concluded a 4.5% vacancy rate for the subject property.

Property Management.    The 130 Prince Street Property is managed by Waterman Properties LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 130 Prince Street Loan is structured with a hard lockbox and in-place cash management. The tenants of the 130 Prince Street Property have been instructed to send rent payments directly to a lender controlled account each month.

Reserves.    Following an event of default, Lender may require borrower to establish a tax and insurance reserve to be funded monthly.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

130 Prince Street New York, NY 10012	COLLATERAL TERM SHEET 130 Prince Street	Balance:	$70,000,000
		DSCR:	1.20x
		LTV:	62.5%

130 Prince Street
New York, NY 10012
WASHINGTON SQUARE PARK
WASHINGTON SQUARE SOUTH
GREENWICH VILLAGE
NOHO
SOHO
HUDSON SQUARE
WEST HOUSTON STREET
BLEECKER STREET
PRINCE STREET
SPRING STREET
BROOME STREET
NYU WASHINGTON SQUARE VILLAGE
NYU SILVER TOWERS
NYU SPORTS CENTER
BROADWAY
MERCER HOTEL
SOHO GRAND HOTEL
THOMPSON HOTEL
1 HUDSON SQUARE
SOHO SQUARE
FATHER DEMO SQUARE
UPPER WEST SIDE
UPPER EAST SIDE
CENTRAL PARK
WEST SIDE
EAST SIDE
GARMENT DISTRICT
MURRAY HILL
GRAMERCY
STUYVESANT TOWN
WEST VILLAGE
GREENWICH VILLAGE
EAST VILLAGE
SOHO
LITTLE ITALY
LOWER EAST SIDE
TRIBECA
CHINATOWN
FINANCIAL DISTRICT
HUDSON RIVER
EAST RIVER
NEW JERSEY
NEW YORK

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Original TMA Balance(1):	$58,000,000
Cut-Off TMA Date Balance:	$58,000,000
Shadow Rating:	Baa3/AA (M/S)
% by Initial UPB:	2.77%
Interest Rate:	6.1400%
Payment Date:	1st of each month
First Payment Date:	April 1, 2007
Maturity Date:	March 1, 2012
Amortization:	Interest Only
Call Protection:	Lockout until March 1, 2009, then prepayment with yield maintenance is permitted. On or after December 1, 2011, prepayment is permitted without penalty.
Sponsor(2):	Stellar Management (Laurence Gluck)
Borrower(3):	Stellar GT Borrower LLC; VFF TIC Borrower LLC; Stellar GT Lessee Borrower LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(4):	$60.0 million B Note $30.0 million Mezzanine Loan
Lockbox / Cash Management:	Hard / In-Place
Initial Reserves:	Debt Service(5):	$14,650,000
	Base Building Improvement(6):	$34,265,000
	Taxes:	$618,039
	Insurance:	$111,558
Monthly Reserves:	Taxes:	$103,006
	Insurance:	$24,285
(1)	The original Trust Mortgage Asset (“TMA”) amount of $58,000,000 represents a portion a $125,000,000 senior loan (the “Senior Loan”) evidenced by the TMA and a $67,000,000 pari passu A Note. The Senior Loan is part of a $185,000,000 whole loan (the “Loan Combination”), evidenced by the Senior Loan and a $60,000,000 subordinate B Note. Only the TMA is included in the trust. The $67,000,000 pari passu A Note was included in the COMM 2007-C9 mortgage trust. See “The Loan” section herein for additional information.
(2)	Recourse guaranty from Laurence Gluck is capped at $10 million.
(3)	The transaction is structured using a State of Maryland Indemnity Deed of Trust. See “The Borrower” section herein for additional information.
(4)	See “Current Mezzanine of Subordinate Indebtedness” section herein for additional information.
(5)	At closing, the borrower deposited $14,650,000 into a Debt Service Reserve, which funds may be used to cover debt service shortfalls under the Georgian Towers Loan Combination and the mezzanine loan. See the “Initial Reserves” section herein for additional information.
(6)	At closing, the borrower deposited $34,625,000 into a Base Building Improvement Reserve, which funds will be used to renovate the Georgian Towers property. See the “Initial Reserves” section herein for additional information.

Financial Information (1)
	TMA(1)	Loan Combination
Cut-Off Date Balance / Unit:	$140,449	$207,865
Balloon Balance / Unit:	$140,449	$207,865
Cut-Off Date LTV(2):	55.1%	81.6%
Balloon LTV(2):	55.1%	81.6%
Underwritten DSCR(3):	1.83x	1.24x
(1)	Financial information is based on the Senior Loan unless otherwise specified.
(2)	The Cut-Off Date LTV and the Balloon LTV for the Loan Combination based on the stabilized appraised value of $298,300,000 (as of 2/1/2011) is 62.0%.
(3)	The Underwritten DSCR is based on projected cash flow for 2009, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved, the Underwritten DSCR will be negatively affected. The DSCR calculated based on the in-place net cash flow is 0.73x and 0.49x for the Senior Loan and Loan Combination, respectively. If the Base Building Improvement Reserve is deducted from the Senior Loan balance, such DSCR would be 1.00x and 0.60x for the Senior Loan and Loan Combination, respectively.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Multifamily
Collateral(1):	Fee Simple
Location:	Silver Spring, MD
Year Built / Renovated:	1968 / 2006
Number of Units:	890
Property Management:	Riverstone Residential NE, LLC
Occupancy (9/18/2007)(2):	89.6%
Underwritten Net Operating Income(3):	$14,489,867
UW Net Cash Flow(3):	$14,267,367
Appraised Value:	$226,700,000
Appraised Value Date:	February 28, 2007
(1)	The borrowers’ interest is overlapping fee and leasehold.
(2)	Reflects the occupancy for the multifamily component of the Georgian Towers Property, which features 890 units. The Georgian Towers Property features 28,730 sq. ft. of commercial space at an occupancy of 76.5%.
(3)	The Underwritten Net Operating Income and the Underwritten Net Cash Flow are based on projected cash flow for 2009, which was derived based on certain assumptions, including an annual rate of unit renovation, vacancy levels, market rental rates and rental rate growth. If the assumed annual rate of renovated units, vacancy levels, market rental rates and rental rate growth are not achieved, the UW Net Operating Income and Underwritten Net Cash Flow will be negatively affected. The DSCR calculated based on the in-place net cash flow is 0.73x and 0.49x for the Senior Loan and Loan Combination, respectively. If the Base Building Improvement Reserve is deducted from the Senior Loan balance, such DSCR would be 1.00x and 0.60x for the Senior Loan and Loan Combination, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

The Loan.    The Georgian Towers loan (the “Georgian Towers Loan”) is a $58.0 million, 5-year interest only fixed rate loan secured by a first priority Indemnity Deed of Trust (“IDOT”) in the property owners’ (as defined below) overlapping fee and leasehold interest in an 890-unit apartment complex located in Silver Spring, Maryland (the “Georgian Towers Property”). The Georgian Towers Loan proceeds were used to refinance the existing debt encumbering the Georgian Towers Property, fund closing costs, provide for up-front escrows and recapitalize the sponsor.

The Georgian Towers Loan is part of a $185.0 million whole loan (the “Georgian Towers Loan Combination”), which consists of the Georgian Towers Loan, $67.0 million of senior pari passu indebtedness (the “Georgian Towers Senior Pari Passu Loan”) and a $60.0 million B Note (the “Georgian Towers Subordinate B Note”). The Georgian Towers Senior Pari Passu Loan and the Georgian Towers Subordinate B Note are not included in the trust. The Georgian Towers Senior Pari Passu Loan was included in the COMM 2007-C9 mortgage trust. The respective rights of the note holders of the Georgian Towers Loan Combination are governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement. The Georgian Towers Loan Combination is senior to a $30.0 million mezzanine loan.

The Borrower.    The borrowers under the Georgian Towers Loan Combination are Stellar GT Borrower LLC, VFF TIC Borrower LLC and Stellar GT Lessee Borrower LLC, each a special purpose, bankruptcy-remote entity with two independent directors (collectively, the “Borrowers”). Under the IDOT structure, the fee interest in the Georgian Towers Property is held by Stellar GT Borrower LLC and VFF TIC Borrower LLC (the “Fee Owners”) and the leasehold interest is held by Stellar GT Lessee Borrower LLC (the “Leasehold Owner” and together with the Fee Owners, the “Property Owners”). The Borrowers are responsible for the monetary obligations under the Georgian Towers Loan Combination and the Property Owners are loan guarantors of the Borrowers’ monetary obligations under the Georgian Towers Loan Combination.

Stellar Management is the Georgian Towers Loan sponsor. The non-recourse carveout guaranty is provided by Laurence Gluck, the principal of Stellar Management. The guaranty is capped at $10.0 million.

Stellar Management (“Stellar” or “the Company”) is an owner-operator of more than 16,000 apartment units and approximately 3 million square feet of office space in the metropolitan New York City, Washington DC, San Francisco and South Florida markets. Founded in 1986, Stellar is one of the most successful value-added owners in the country. The Company purchased over $3.0 billion of residential and commercial real estate over the 2002-2006 period. Stellar’s principals have considerable experience in the identification of under-performing/under-marketed real estate assets. Stellar has repositioned multifamily properties including Independence Plaza (1,333 units located in the Tribeca area of Manhattan), the Villas Parkmerced (3,221 units located in San Francisco, California), and Riverton Apartments (1,221 units located in the Historic Harlem area of Manhattan). Stellar is a repeat sponsor of a Deutsche Bank borrower.

The Property.    The Georgian Towers Property is a 749,714 sq. ft. high-rise apartment complex that offers 890 apartment units and 28,730 sq. ft of commercial space. The Georgian Towers Property is comprised of two connected 14-story buildings situated on a 3.25-acre land parcel in Silver Spring, Montgomery County, Maryland. The commercial space is situated at the base of the Georgian Towers Property and features a mix of local tenants such as a deli, a Chinese restaurant, a wine store, an insurance agent and a drop-off site for a drycleaner. The Georgian Towers Property also features an underground parking garage offering 596 parking spaces. As of September 18, 2007, the Georgian Towers Property had a multifamily occupancy of 89.6% and a commercial occupancy of 76.5%. The Georgian Towers Property was developed in 1968 with a major renovation/repositioning plan expected to commence by December 2007 (see “Planned Improvements” below). Upon completion of the below-described renovations, the Georgian Towers Property will offer amenities such as 24-hour concierge service, a 3,000 sq. ft. fitness center, a fully equipped business center and will be the only multifamily property in the Washington DC metro area to offer a rooftop sun-deck with a swimming pool. The Georgian Towers Property unit mix is shown in the table below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

Unit Mix
	# Units	Occupied Units(1)	Avg. Sq. Ft. Per Unit(2)	Monthly Rent (3)	Yearly In-Place Rent Per Sq. Ft.(3)	Renovated Rent(4)	Renovated Rent Per Sq. Ft. (4)
Studio	220	184	480	$1,077	$26.92	$1,321	$33.01
One Bedroom	500	467	819	$1,286	$18.84	$1,779	$26.06
Two Bedroom	168	144	1,203	$1,684	$16.80	$2,232	$22.27
Three Bedroom	2	2	1,850	$1,959	$12.70	$3,053	$19.80
Total/Wtd. Avg.	890	797	810	$1,311	$19.42	$1,754	$25.98
(1)	Based on a rent roll dated September 18, 2007.
(2)	Weighted average unit size.
(3)	Based on in-place rents as of the rent roll dated September 18, 2007.
(4)	Based on the appraiser’s projected renovated rents.

Planned Improvements.    Since acquiring the Georgian Towers Property in April 2004 for a purchase price of $90.0 million, the Property Owners have invested approximately $11.25 million ($12,640 per unit) in capital expenditures and as a result improved the quality of the Georgian Towers Property from a Class “C” to a Class “B” asset and increased rents by approximately 34.7%. The Property Owners have budgeted approximately $35.1 million ($39,438 per unit) to fund a renovation plan that is designed to further reposition the Georgian Towers Property into a Class “A” asset. The repositioning is anticipated to increase rent per sq. ft. from current in-place rents by approximately 33.8% on a weighted average basis, as can be seen in the table above. The budgeted cost for the unit renovations is approximately $14.3 million ($16,000 per unit). Unit renovations will include new kitchens with tile floors, granite counter tops, the installation of individual washer/dryers and renovated bathrooms. The budgeted cost for the physical plant enhancements is approximately $20.7 million ($23,258 per unit) and includes the replacement of all windows and balcony doors, improved signage, and the renovation of all of the corridors and common areas. The budgeted cost for these enhancements include a $2.0 million renovation of the roof top with a landscaped sundeck with a swimming pool, as well as a 3,000 sq. ft. fitness center, a fully-equipped business center with high-speed internet access and a large community room.

It is anticipated that the Property Owners will complete the renovation plan within three years of the Georgian Towers Loan closing date. Since there are no rent stabilized or government regulated units at the Georgian Towers Property, the Property Owners should be able to renovate units as they become vacant without restriction. Unit renovations are expected to commence by December 2007. It is anticipated that the renovation rate will be 20 units per month for the first three months and 40 units per month thereafter. This plan would result in the completion of 420 units (47.2%) by November 2008 and the remaining 470 units by November 2009.

Market.    The Georgian Towers Property is located in the affluent Silver Spring, MD Central Business District, just two blocks from the Silver Spring Metro-rail Station, the second busiest metro station in the Washington DC MSA. The Georgian Towers Property is less than a 10-minute drive from Washington DC, less than 8 miles from the White House and only 12 miles from Reagan Washington National Airport. The nearby Silver Spring Metro-rail station also serves as a major connector for the Metro-rail system. Buses pick up and drop off passengers at the subway station. The Georgian Towers Property’s proximity to major highways and the train station provides residents with easy access to various employment, shopping, entertainment and recreational opportunities throughout the Silver Spring and Metropolitan Washington DC areas.

In 1998, Silver Spring, Maryland initiated the Downtown Silver Spring Redevelopment Project. The three phase redevelopment project includes $400 million in public and private funding. The first two phases have already been completed. Phase I included the construction of a 70,000 sq. ft. neighborhood shopping center (anchored by a 35,000 sq. ft. Whole Foods grocery store). Phase II included the construction of a retail/entertainment complex that

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

is anchored by a 20-screen, stadium style movie theater complex with over 5,000 seats. Phase II of the redevelopment project is located in Silver Circle, an entertainment area that includes retail stores and restaurants such as Borders Books and Music, Macaroni Grill, Panera Bread, Austin Grill and Pier 1 Imports. Phase III of the redevelopment plan is anticipated to include a mixed use complex featuring 250,000 sq. ft. of office space, 160 apartment units and 150 hotel rooms. The continued redevelopment of downtown Silver Spring is expected to bring additional new jobs to the area and provide residents with added community amenities. Other development in the area includes Discovery Communications’ recently-built world headquarters facility just two blocks from the Georgian Towers Property. Furthermore, the Food and Drug Administration (“FDA”) is consolidating its headquarters into a Class “A” office complex located four miles from the Georgian Towers Property. This facility is expected to bring over 7,700 jobs to the area by 2012.

In 2006, the population within a one, three and five-mile radius of the Georgian Towers Property was 28,552, 199,900, and 536,399, respectively. During the same period, the median income within a one, three and five-mile radii of the Georgian Towers Property was $59,981, $63,685 and $65,191, respectively.

The Georgian Towers Property is located in the Suburban Maryland multifamily market. According to REIS, as of the 1st quarter 2007, the Suburban Maryland multifamily market contained a Class “A” inventory of 50,250 apartment units with an average vacancy rate of 4.7%. The Georgian Towers Property is further located in the Silver Spring multifamily submarket. According to REIS, as of the 1st quarter 2007, the Silver Spring multifamily submarket contained a Class “A” inventory of 2,221 units with an average vacancy rate of 3.6%. Within the subject’s submarket only 52 units were added to inventory since 2002. Over the next five years REIS projects that 1,177 units will be added to the subject’s submarket while 1,179 will be absorbed. According to REIS projections, the Silver Spring multifamily submarket will exhibit a 2.9% vacancy rate in 2011.

The appraiser identified five comparable multifamily properties that were constructed between 1967 and 1968 and range in size from 267 to 432 units. Occupancy at the comparables ranged from 95% to 100%, with an average occupancy of 98.5%. Asking rents at the comparable properties ranged from $910 to $2,000 per month.

Comparable Set – Quoted Rents
Name	Location	Occupancy	Built	Renovated	# of Units	Rent Range
The Warwick Apartments	1131 University Boulevard West	99.0%	1967	2001-2005	395	$1,100 - $2,000
Twin Towers	1110 Fidler Lane	100.0%	1966	2007	346	$1,150 - $1,840
Colesville Towers	8811 Colesville Road	NA	1967	2003	267	$1,000 - $1,602
The Blairs	1401 Blair Mill Road	95.0%	1967	2000	407	$1,049 - $1,899
Silver Spring Towers	816 Easley Street	99.0%	1968	2007	432	$910 - $1,550
Total:					1,847	$910 - $2,000

Source: Cushman & Wakefield

Property Management.    The Georgian Towers Property is managed by Riverstone Residential NE, LLC (“Riverstone Residential”). Riverstone Residential, created out of a management buyout of Trammell Crow Residential Services (“TCRS”) by two senior officers, Terry Danner and Christy Freeland, is the largest independently owned property management firm in the United States with properties under management in 19 states. Riverstone Residential has experience in the multi-family sector with more than 180 apartment communities under management. Riverstone Residential is the manager of the large scale, on-going renovation at The Enclave, a 1,119-unit high-rise apartment community located in Silver Spring, MD. The Enclave is also a property controlled by The Georgian Towers Loan sponsor.

Lockbox / Cash Management.    The Georgian Towers Loan is structured with a hard lockbox and in-place cash management. The borrower has instructed the property manager to deposit all rental payments received by the property manager into a lender-controlled cash management account within one business day of receipt. Provided no event of

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

default exists under the Georgian Towers Loan documents, excess cash flow, after funding of current debt service and reserve deposits, shall be disbursed to or at the direction of the Borrowers. Should an event of default exist, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Georgian Towers Loan Combination until such time that the default is cured.

Reserves.    The Georgian Towers Loan Combination is structured with the following upfront reserves: (i) a $34,265,000 Base Building Improvement Reserve to fund renovations; and (ii) a $14,650,000 Debt Service Reserve to fund debt service shortfalls during the Georgian Towers Loan Combination term. In addition, the Georgian Towers Loan Combination is structured with ongoing monthly tax and insurance reserves (1/12th of the annual amounts).

Current Mezzanine or Subordinate Indebtedness.    The Georgian Towers Loan Combination includes the Georgian Towers Subordinate B Note (with a principal balance of $60.0 million) that is subordinate to the $125.0 million Georgian Towers Senior Loan. Contemporaneously with the closing of the Georgian Towers Loan, GACC made a mezzanine loan in the amount of $30.0 million which is secured by 100% of the sponsor’s equity interest in the borrower. The mezzanine loan is governed by an intercreditor agreement that provides (i) that the mezzanine loan is subject and subordinate to, and co-terminous with, the Georgian Towers Loan Combination, (ii) the mezzanine borrower has an ability to cure defaults under the Georgian Towers Loan Combination and (iii) the mezzanine borrower has the right to purchase the Georgian Towers Loan Combination at par together with all accrued interest after (a) acceleration, (b) the commencement of any enforcement action or (c) the Georgian Towers Loan Combination becomes a “specially serviced mortgage loan” as a result of a monetary event of default that the special servicer determines may result in an impairment of the Georgian Towers Loan Combination. The mezzanine loan is not an asset of the trust.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

8750 Georgia Avenue Silver Spring, MD 20910	COLLATERAL TERM SHEET Georgian Towers	TMA Balance:	$58,000,000
		TMA DSCR:	1.83x
		TMA LTV:	55.1%

Georgian Towers
8750 Georgia Avenue
Silver Spring, MD 20910
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
Silver Spring
Woodside
Woodside Park
DOWNTOWN SILVER SPRING
Colonial Village
Silver Spring Park
North Takoma Park
Washington, DC
DISTRICT OF COLUMBIA
MARYLAND
GEORGIA AVE
COLESVILLE RD
EAST-WEST HWY
SPRING ST
16TH ST
WOODSIDE PKWY
NOYES DR
HIGHLAND DR
DALE DR
BLAIR MILL RD
BURLINGTON AVE
EASTERN AVE
THAYER AVE
SILVER SPRING AVE
SLIGO AVE
GIST AVE
WAYNE AVE
CEDAR ST
FENTON AVE
ELLSWORTH DR
97
29
390
410
Silver Spring Post Office
Georgian Apartments
Tastee Diner
District Court of Maryland
Kinko's/FedEx
Rite Aid
Metro Station Silver Spring
NOAA
CVS Pharmacy
The Blairs Shopping Ctr
Giant Food
Fire Station #1
Police Sub-Station
Historic B&O RR Station
Silver Spring Innovation Ctr
Historic Post Office
Progress Place/ Shepherd's Table Homeless Svcs
Discovery Communications
Silver Spring Center Post Office
Downtown Silver Spring Shopping Ctr
City Place Mall
Majestic Theatre
Maryland Youth Ballet
Courtyard Marriott
Historic Armory
Hilton
Whole Foods
Silver Spring Regional Ctr
Grand Design Bldg
Historic Fire Station
Greyhound Bus Terminal
Alchemy
Days Inn
Travelodge
Ramada Inn
Montgomery College Health Sci. Bldg
Blair House
Jessup Blair Park
Montgomery College
Silver Spring Library
Silver Spring Veterans Ctr
Ellsworth Urban Park
Colesville Towers
Proposed Civic & Veterans Bldg
Historic Montgomery Arms Apartments
Historic JC Penny Bldg
Round House Theatre
Proposed Silver Place
Crowne Plaza Hotel
Woodside Urban Park
The Bach Symphony
Fairview Road Park
North Bethesda
Wheaton
White Oak
Bethesda
Silver Spring
College Park
Hyattsville
Rock Creek Park
Washington, DC
McLean
Arlington
495
185
1
50
295
66

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Original Balance:	$46,980,000
Cut-Off Date Balance:	$46,980,000
% by Initial UPB:	2.24%
Interest Rate:	7.0000%
Payment Date:	1st of each month
First Payment Date:	October 1, 2007
Maturity Date:	September 1, 2017
Amortization:	Interest only for first 60 months of the term and amortizes on a 30-year schedule thereafter
Call Protection:	Lockout for 24 months from the securitization closing date, then prepayment with the greater of yield maintenance or 2% is permitted. On and after June 1, 2017, prepayment is permitted without penalty.
Sponsors:	Lawrence Botel and Steven H. Klein
Borrower:	1150 18th Street Owner LLC
Pari Passu Debt:	None
Additional Subordinate Financing:	None
Lockbox / Cash Management:	None
Initial Reserves(1):	Tax:	$98,594
	Insurance:	$40,598
	TI/LC:	$2,000,000
	Holdback:	$2,400,000
Monthly Reserves(1):	Tax:	$98,594
	Insurance:	$4,060
	Replacement:	$2,776
(1)	At closing, the borrower deposited $2,000,000 into a TI/LC reserve and $2,400,000 into a Holdback reserve. Funds in the Holdback reserve will be released to the borrower to be used in connection with TI/LC expenses associated with a new investment grade tenant taking occupancy at the property (provided funds in the TI/LC reserve have been depleted) or when the property achieves a DSCR of 1.20x. See “Reserves” section herein for additional information.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$282
Balloon Balance / Sq. Ft.:	$267
Cut-Off Date LTV(1):	68.4%
Balloon LTV(1):	64.6%
DSCR(2):	1.03x

(1)	The Cut-Off Date LTV and Balloon LTV are based on the net loan amount that excludes the $2,400,000 Holdback. The Cut-Off Date LTV and Balloon LTV based on the Cut-Off Date Loan Balance are 72.1% and 68.2%, respectively.
(2)	The DSCR is based on the net loan balance that excludes the $2,400,000 Holdback and is based on a 30-year amortization schedule. The DSCR based on the Cut-Off Date Loan Balance and a 30-year amortization schedule is 0.98x. The 1150 18th Street, NW loan is interest-only for the initial 60 months of the loan term. The DSCR based on the net loan amount (that excludes the Holdback) and interest-only debt service payments is 1.16x.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Leasehold
Location:	Washington, DC
Year Built / Renovated:	1990 / 2004
Total SF:	166,518
Property Management:	BMS Realty Services, LLC (a borrower affiliate)
Occupancy (as of 7/31/2007):	98.88%
Underwritten Net Operating Income:	$3,690,310
Underwritten Net Cash Flow:	$3,657,006
Appraised Value:	$65,200,000
Appraisal Date:	July 10, 2007

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

Major Tenants
Tenant	Ratings(1) (F/M/S)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	% GPR	Weighted Average Rent PSF	Lease Expiration	Extension Options
Reed Elsevier, Inc.(2)	A-/NR/A-	37,184	22.3%	22.4%	$41.62	Various (3)	1, 5-year option
Stinson Morrison Hecker LLP	NR/NR/NR	16,845	10.1%	9.8%	$40.09	12/31/2009	1, 5-year option
Miller & Chevalier(4)	NR/NR/NR	16,080	9.7%	9.6%	$41.10	2/29/2008	1, 5-year option
Business Software Alliance(5)	NR/NR/NR	12,789	7.7%	11.2%	$60.57	7/31/2012	1, 5-year option
Wilkes Artis, Charter	NR/NR/NR	10,155	6.1%	5.9%	$40.09	4/30/2010	1, 5-year option
Knoll	NR/NR/B	8,599	5.2%	4.8%	$38.63	2/28/2008	1, 5-year option
Subtotal/Wtd. Average		101,652	61.05%	63.69%	$43.26
(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	Reed Elsevier, Inc. may terminate the lease with respect to the second floor space upon 12 months notice and a termination fee. Reed Elsevier, Inc. may terminate the storage space at the end of the 3rd, 5th, and 7th lease years upon 9 months notice and a termination fee.
(3)	Reed Elsevier has one lease expiring in 2010 (10,026 sq. ft.), and four leases expiring in 2012 (27,158 sq. ft.).
(4)	Miller & Chevalier has subleased 100% of its space to Arc Solutions, Inc. (Miller & Chevalier has not exercised its renewal option).
(5)	Business Software Alliance may terminate the lease at the end of the 7th lease year with 12 months notice and a termination fee equal to unamortized leasing costs plus 4 months rent.

Rollover Schedule (1)
Year	# of Leases Expiring	WA Base Rent/SF Expiring	Total SF Expiring	% of Total SF Expiring	Cumulative % of SF Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
2007	—	—	—	—	—	—	—
2008	4	$40.56	34,170	20.5%	20.5%	20.0%	20.0%
2009	1	$40.09	16,845	10.1%	30.6%	9.8%	29.9%
2010	5	$41.33	30,365	18.2%	48.9%	18.2%	48.0%
2011	3	$41.52	13,816	8.3%	57.2%	8.3%	56.3%
2012	12	$45.01	57,380	34.5%	91.6%	37.4%	93.7%
2013	—	—	—	—	91.6%	0.0%	93.7%
2014	—	—	—	—	91.6%	0.0%	93.7%
2015	—	—	—	—	91.6%	0.0%	93.7%
2016	—	—	—	—	91.6%	0.0%	93.7%
2017	3	$35.85	12,080	7.3%	98.9%	6.3%	100.0%
After	—	—	—	—	98.9%	—	100.0%
Vacant	—	—	1,862	1.1%	100.0%	—	100.0%
Total/Wtd. Average	28	$42.42	166,518	100.0%	100.0%	100.0%	100.0%
(1)	Assumes no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

The 1150 18th Street, NW Loan

The Loan.    The 1150 18th Street, NW loan (the “1150 18th Street, NW Loan”) is a 10-year fixed rate loan secured by a first priority mortgage on the borrower’s leasehold interest in a 10-story, Class “A” office building located in Downtown Washington, DC (the “1150 18th Street, NW Property”). The 1150 18th Street, NW Loan is interest-only for the initial 60-month period and amortizes on a 30-year amortization schedule thereafter. The proceeds from the 1150 18th Street, NW Loan were used by the borrower to purchase the fee-simple interest in the 1150 18th Street, NW Property for $88.0 million. Simultaneously with the closing of the acquisition, the borrower sold the underlying land to Allegiance Capital Partners for $30.45 million and executed a 99-year ground lease for the 1150 18th Street, NW Property resulting in a net acquisition cost of $57.55 million. The borrower currently maintains approximately $16.67 million or 29.0% of cash equity in the 1150 18th Street, NW Property.

The Borrower.    The borrower, 1150 18th Street, NW Owner LLC, is a single purpose, bankruptcy-remote entity with an independent director. The borrower is 100% owned by PJSC-Joss Real Estate Fund I, with JOSS Real Estate Fund I Member LLC as the managing member. Lawrence Botel and Steven H. Klein, each holding a 50% membership interest in JOSS Real Estate Fund I Member LLC, are the 1150 18th Street, NW Loan sponsors.

JOSS Realty Partners LLC, the indirect parent of the borrower, is a New York based private real estate and investment management firm that targets investment opportunities in major U.S. metropolitan markets including New York, Washington DC, Philadelphia and Southeast Florida. JOSS Realty Partners LLC has acquired or is in contract on properties representing over 1.9 million sq. ft.

Lawrence Botel is a commercial real estate investor with nearly 20 years of experience. Mr. Botel was a Partner/Chief Operating Officer of Broadway Real Estate Partners, a full service real estate investment company with a portfolio of over 3.6 million sq. ft. of commercial office space valued at over $850 million. Steven H. Klein has over 25 years of real estate experience. Mr. Klein has served as Director of Acquisitions for SL Green Realty Corp., President of Kleinco LLC, and Chief Investment Officer and Partner of Broadway Real Estate Partners. Mr. Botel and Mr. Klein are repeat sponsors of a Deutsche Bank borrower.

Peter J. Solomon Company (“PJSC”), the indirect parent of the borrower’s managing member, is a New York based investment banking firm whose financial advisory clients have included firms like Barnes & Noble, Allied Domecq, and The Tokyo Electric Power Company. PJSC, which was founded in 1989, has completed more than 350 strategic and financial advisory transactions.

The Property.    The 1150 18th Street, NW Property is a 10-story 166,518 sq. ft. Class “A” office building situated on a 0.46-acre land parcel located in Downtown Washington, DC The 1150 18th Street, NW Property was built in 1990, renovated in 2004 and offers 144,787 sq. ft of office space (86.9% of net rentable area (“NRA”)), 11,157 sq. ft. of lobby space (6.7% of NRA), 10,574 sq. ft of ground floor retail space (6.4% of NRA) and a two-level subterranean parking garage featuring 104 spaces. The office, lobby and retail space at the 1150 18th Street, NW Property account for 88.2%, 5.7% and 6.1% of the gross potential rent, respectively. As of July 31, 2007, the 1150 18th Street, NW Property was 98.88% leased to 23 tenants including 17 office tenants, 3 retail tenants and 3 lobby tenants. The 1150 18th Street, NW Property is located five blocks north of The White House, three blocks south of Dupont Circle, and one block north of the Farragut North metro station.

Largest Office Tenants.

Reed Elsevier, Inc. (NYSE:ENL)    (37,184 sq. ft., 22.3% of NRA, $41.62 per sq. ft., rated A-/A- by S/M) is a London-based publisher and information provider that was founded in 1894 and operates primarily in North America and Europe. Reed Elsevier’s business divisions include Elsevier, LexisNexis, Reed Business, and Harcourt Education, which is expected to be spun off in 2008. As of October 2, 2007, Reed Elsevier had a market capitalization of $14.68 billion. Reed Elsevier has been in occupancy at the 1150 18th Street, NW Property since 1992 and most recently expanded its space

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

by 6,440 sq. ft. in January 2006. Reed Elsevier currently pays an average rental rate of $41.62, approximately 12.1% below market. Reed Elsevier has one 5-year extension option with 10 months notice at a then fair market rental rate.

Stinson Morrison Hecker LLP    (“SMH”) (16,845 sq. ft., 10.1% of NRA, $40.09 per sq. ft.) is one of the largest law firms in the United States and was formed in 2002 as a result of the combination of two Kansas City, Missouri-based law firms—Morrison & Hecker, and Stinson, Mag & Fizzell. SMH has experience in more than 45 practice areas and represents clients in a full range of corporate, transaction and litigation matters. SMH represents local, national, and international companies including Fortune 500 corporations, small businesses, individuals and not-for-profits. SMH currently employs over 360 attorneys and has nine offices in four states (Missouri, Kansas, Arizona, Nebraska) and in Washington DC. SMH has been in occupancy at the 1150 18th Street, NW Property since 1998 and extended its lease once in 2002. SMH currently pays a rental rate of $40.09 per sq. ft., approximately 16.1% below market. SMH has one 5-year extension option with 12 months notice at fair market rent.

Business Software Alliance    (12,789 sq. ft., 7.7% of NRA, $60.57 per sq. ft.) is a trade group that represents the interests of software makers such as Adobe, Apple, Cisco Systems, IBM, and Microsoft on issues of copyright infringements and counterfeiting. Business Software Alliance occupies the 1150 18th Street, NW Property under a lease expiring in 2012. The lease has one 5-year renewal option which requires 12 months prior notice at a then fair market rent.

The Market.    The 1150 18th Street, NW Property is located within the Northwest quadrant of Washington, DC, which is considered the DC Downtown Office submarket. Although government and other office space is the predominant land use, the neighborhood also contains cultural facilities, restaurants, hotels, retail shops, schools and residential properties. The area is also home to Georgetown University, George Washington University, American University and Howard University Law School.

According to Cushman & Wakefield, the appraiser, as of the first quarter 2007 the Washington DC Downtown submarket included approximately 29.2 million sq. ft. and exhibited an overall vacancy rate of approximately 4.4%. During the same time period, the Class “A” office inventory within the Washington DC Downtown submarket totaled approximately 13.6 million sq. ft. and exhibited an average vacancy rate of 4.7%. Rental rates in the Washington DC Downtown submarket increased from an average of $37.83 per sq. ft. in 2002 to $41.24 per sq. ft. in 2006 to $42.92 per sq. ft. as of the first quarter 2007. As of the first quarter 2007, the average Class “A” office rent in the Washington DC Downtown submarket was $47.45 per sq. ft.

Within the Washington, DC Downtown submarket, the appraiser identified eight buildings deemed to be competitive with the 1150 18th Street, NW Property. These buildings had rental rates ranging from $48.50 per sq. ft. to $55.00 per sq. ft. with an average rental rate of $51.66 per sq. ft. The appraiser estimated that current market rents for the office, retail and lobby space at the 1150 18th Street, NW Property would be $49.00 per sq. ft., $50.00 per sq. ft. and $30.00 per sq. ft., respectively. The in-place average office rent at the 1150 18th Street, NW Property of $41.27 per sq. ft. is approximately 15.8% below market and the average in-place retail rent of $38.71 per sq. ft. is approximately 22.6% below market.

Property Management.    The 1150 18th Street, NW Property is managed by BMS Realty Services, LLC, an affiliate of the borrower.

Lockbox / Cash Management.    None.

Initial Reserves.    At closing, the borrower deposited (i) $40,598 into an insurance reserve account, (ii) $98,594 into a tax reserve account, (iii) $2,000,000 into a TI/LC reserve, and (iv) $2,400,000 into a Holdback reserve. The TI/LC reserve may be used for any TI/LC expenses at the 1150 18th Street, NW Property. The Holdback reserve serves as additional collateral for the 1150 18th Street, NW Loan. Funds in the Holdback reserve may be released to the borrower, provided the DSCR is at least 1.20x, based on (a) interest only debt service on the full loan amount less the remaining amount of the Holdback reserve after the requested release, (b) then-current rents in place at the property, annualized, and

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	Balance:	$46,980,000
		DSCR:	1.03x
		LTV:	68.4%

(c) actual expenses of the property for the then-current trailing twelve (12) month period. In addition, funds in the Holdback reserve may be released to the borrower for TI/LC expenses of a Credit Tenant (a tenant with an investment grade rating by any nationally-recognized statistical rating agency), provided such tenant’s rent is at least $42.00 per sq. ft. and the funds in the TI/LC reserve have been depleted.

Monthly Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $4,060 into an insurance reserve account, (ii) $98,594 into a tax reserve account and (iii) $2,776 into a replacement reserve account.

Ground Lease.    The 1150 18th Street, NW Property is subject to a 99-year ground lease that expires on September 31, 2106. The lessee has a purchase option exercisable during the 76th lease year or on August 31, 2106, or within 90 days after termination of the ground lease by reason of casualty occurring during the final 10 years of the lease. The annual rent under the ground lease is equal to the sum of (i) $1,235,000 and (ii) the greater of the ground rent for the prior year (a) increased by 3% or (b) multiplied by a CPI fraction.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

1150 18th Street, NW Washington, DC 20036	COLLATERAL TERM SHEET 1150 18th Street, NW	TMA Balance:	$46,980,000
		TMA DSCR:	1.03x
		TMA LTV:	68.4%

GEORGETOWN
Central Business District
1150 18th Street, NW
1150 18th Street, NW
Washington, DC 20036
WASHINGTON, DC
Dupont Circle
Massachusetts Ave NW
Connecticut Ave NW
New Hampshire Ave NW
Rhode Island Ave NW
Pennsylvania Ave NW
Virginia Ave NW
Rock Creek and Potomac Pkwy NW
M St NW
L St NW
K St NW
E St NW
Constitution Ave NW
22nd St NW
23rd St NW
18th St NW
17th St NW
16th St NW
15th St NW
29
66
50
Potomac River
Reflecting Pool
MARYLAND
VIRGINIA
Washington DC
Potomac
Bethesda
Silver Spring
Takoma Park
College Park
Riverdale
Hyattsville
Glen Echo
Langley
Mclean
Arlington
Alexandria
Anacostia
Falls Church
Tysons Corner
New Carrollton
Fairmount Heights
Capitol Heights
Morningside
495
95
395
295
1

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

Mortgage Loan Information
Loan Seller:	CWCapital
Loan Purpose:	Refinance
Original Balance:	$40,250,000
Cut-Off Date Balance:	$40,250,000
% by Initial UPB:	1.92%
Interest Rate:	7.1600%
Payment Date:	1st of each month
First Payment Date:	January 1, 2008
Maturity Date:	December 1, 2017
Amortization:	Balloon
Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after September 1, 2017, prepayment is permitted without penalty or premium.
Sponsor:	Glenn Nussdorf and Quality King Distributors, Inc.
Borrower:	35 Sawgrass, LLC
Pari Passu Debt:	None
Additional Subordinate Financing(1):	Future Mezzanine Debt Permitted
Lockbox/Cash Management:	Hard / Springing
Initial Reserves:	Real Estate Tax:	$42,741
	Replacement:	$7,143
	TI/LC:	$6,869
	Permanent Certificate of Occupancy(2):	$3,887,652
	Third Floor Office Completion(2):	$420,000
Monthly Reserves:	Real Estate Tax:	$3,886
	Insurance(3) :	$0
	Replacement:	$7,143
	TI/LC Reserve(4):	$6,869
(1)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(2)	See “Certificate of Occupancy Provision” herein for additional information.
(3)	Monthly deposits into an insurance escrow are waived subject to proof of payment, evidence of insurance coverage and no event of default having occurred.
(4)	The amount collected for TI/LC reserves of $6,869 per month ($82,428 annually) is equal to 1/2 of the underwritten TI/LC reserve amount of $13,738 per month ($164,856 annually). In the event that a Trigger Event (as defined below) has occurred and is continuing, the borrower will be required to reserve $13,738 on a monthly basis.

Financial Information
Cut-Off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$62
Cut-Off Date LTV:	65.9%
Balloon LTV:	57.7%
Underwritten DSCR:	1.23	x

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial
Collateral:	Fee Simple(1)
Location:	Bellport, New York
Year Built / Renovated:	2007/NA
Total SF:	571,408
Property Management:	QKD Property Management, LLC (a borrower affiliate)
Occupancy (as of 10/24/2007)(2):	100.0%
Underwritten Net Operating Income:	$4,278,567
Underwritten Net Cash Flow:	$4,027,996
Appraised Value:	$61,100,000
Appraisal Date:	September 1, 2007
(1)	The borrower has assumed a ground lease granted by the Town of Brookhaven Industrial Development Agency (“IDA”) to facilitate a 10-year real estate tax abatement on the property. The ground lessor under the ground lease and the owner of the fee interest is the IDA. However, the IDA has executed borrower’s leasehold mortgage and, in the event of a foreclosure, the lender will be entitled to assume both the fee and leasehold interests. See “Ground Lease” below.
(2)	The tenant is not yet in occupancy but commenced paying rent on October 1, 2007. See “Certificate of Occupancy Provision” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

Tenant Information
Tenant(1)	Ratings (F/M/S)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Rent PSF(2)	Lease Expiration	Extension Options
Quality King Distributors, Inc.	NR/NR/NR	571,408	100.0%	100.0%	$8.10	9/30/2027	N/A
Sub-Tenants
Model Reorg, Inc.(3)	NR/NR/NR	283,800	49.7%	49.7%	$8.10	9/30/2027	N/A
Pro’s Choice Beauty Care, Inc.	NR/NR/NR	220,032	38.5%	38.5%	$8.10	9/30/2027	N/A
QK Healthcare, Inc.	NR/NR/NR	59,978	10.5%	10.5%	$8.10	9/30/2027	N/A
(1)	The property is 100% leased to Quality King Distributors, Inc. for a 20-year term commencing October 1, 2007. QK Healthcare, Inc., Pro’s Choice Beauty Care, Inc. and Model Reorg, Inc., all affiliates of Quality King Distributors, Inc., are collectively subleasing 563,810 SF, while Quality King Distributors, Inc. is retaining 7,598 SF of office space at the Quality King Property.
(2)	All leases contain 3% annual rent increases.
(3)	Model Reorg, Inc. will physically occupy approximately 262,000 sq. ft. (92.3%) of the space leased by it.

Lease Rollover Schedule
Year	# of Leases Expiring	WA Base Rent/SF Expiring(1)	Total SF Expiring	% of Total SF Expiring	Cumulative % of SF Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
2007	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2008	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2009	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2010	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2011	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2012	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2013	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2014	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2015	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2016	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
2017	0	$0.00	0	0.0%	0.0%	0.0%	0.0%
Thereafter	4	$8.10	571,408	100.0%	100.0%	100.0%	100.0%
Vacant	0	NA	0	0.0%	100.0%	0.0%	100.0%

(1)	All leases start at a base rent of $8.10 and increase by 3% annually.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

QUALITY KING

The Loan.    The Quality King mortgage loan (the “Quality King Loan”) is a $40,250,000, 10-year amortizing loan secured by a first priority mortgage on the borrower’s leasehold interest in a newly built 571,408 sq. ft. warehouse/distribution facility located in Bellport, Suffolk County, NY (Long Island) (the “Quality King Property”). The Quality King Loan proceeds were used to refinance a construction loan.

The Borrower.    The borrower, 35 Sawgrass, LLC, a Delaware limited liability company, is a single-purpose, bankruptcy-remote entity with an independent director, for which a non-consolidation opinion was delivered at closing. The borrower is sponsored by Glenn Nussdorf and Quality King Distributors, Inc. (“QKD”), a privately held company owned by Mr. Nussdorf, along with other members of the Nussdorf family. Mr. Nussdorf is a repeat sponsor of CWCapital borrowers.

Glenn Nussdorf’s primary operating company, QKD, together with its affiliates, is the largest privately held company and largest private employer on Long Island and also the 86th largest private company in the United States with annual 2006 sales of more than $1.2 billion and shareholders’ equity in excess of $272.87 million (as of August 31, 2007). QKD was established in 1960 by Bernard Nussdorf (Glenn Nussdorf’s father). Glenn Nussdorf is QKD’s CEO; he reported a net worth of approximately $159,425,000 as of August 31, 2007.

The Property.    The Quality King Property is a newly constructed warehouse/distribution facility located approximately 1.5 miles south of the Long Island Expressway in Bellport, Suffolk County, New York. The Quality King Property, located at 35 Sawgrass Drive, is comprised of approximately 37.51 acres improved with one building containing a total of approximately 571,408 net rentable sq. ft. Approximately 89.1% of the property’s total net rentable area or 509,040 sq. ft. is improved for single-story warehouse and distribution use with the remaining 10.9% improved for three-story office use. The warehouse has ceiling heights of up to 50 feet, an approximately 10’ by 14’ drive-in door and 16 dock-high loading doors located along the side and rear of the facility. The Quality King Property has 636 parking spaces and features ample room for warehousing, loading, parking and corporate operations. The Quality King Property was built in 2007 and is a warehouse/distribution facility with no deferred maintenance.

The Tenant.    The Quality King Property is 100% leased to QKD for a 20-year term commencing October 1, 2007. QK Healthcare, Inc., Pro’s Choice Beauty Care, Inc. and Model Reorg, Inc. (collectively, the “Sub-tenants”), all affiliates of QKD, are subleasing approximately 563,810 sq. ft., while QKD is retaining approximately 7,598 sq. ft. of office space at the Quality King Property. The three subleases each have the same term as the master lease. QKD is a national promotional wholesale distributor of selected products to retailers, wholesale distributors and pharmacy benefit managers. These products fall into three major categories: pharmaceuticals, health and beauty care and fragrances. Approximately 71% of QKD’s revenues are generated from the distribution of branded and generic pharmaceutical products and medical and surgical products produced by a wide range of manufacturers, approximately 18% of revenues is from the distribution of health and beauty care products, and the remaining 11% is from the distribution and sale of fragrances. QKD has an existing $500MM credit line through a syndicate of 18 lenders including GE ($125MM), Bank of America ($80MM), Chase ($40MM), LaSalle ($35MM) and Wachovia ($35MM).

The Sub-Tenants.

Model Reorg, Inc.    (“Model Reorg”) (approximately 283,800 sq. ft., 49.7% of NRSF and 49.7% of GPR) is a privately held company that owns the following subsidiaries: Quality King Fragrance Company, Inc., Scents of Worth, Inc. and Five Start Fragrance Company, Inc. These subsidiaries are cumulatively involved in the ownership, licensing, manufacturing, wholesale and consignment of fragrances through dealings with, among others, various affiliates (including Perfumania, Inc. (“Perfumania”)), as well as various third-party licensors, manufacturers and retailers. As of August 2007, the trailing-twelve month revenues of Model Reorg were $337,586,000 with an EBITDA of $37,233,000 and a net worth of $65,022,000. Model Reorg is 100% owned by

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

members of the Nussdorf family. According to publicly filed documents, Model Reorg has made an offer to merge with an affiliate, E Com Ventures, Inc. (“ECMV”) (NASDAQ (CM): ECMV), a publicly traded company founded in 1988. In the event of a merger between Model Reorg and ECMV, the applicable lease-related documents provide that the successor entity will succeed to Model Reorg’s leasehold interest in, and lease obligations regarding, the Quality King Property. ECMV operates through Perfumania, its subsidiary, as a specialty retailer and wholesale distributor of brand name and designer fragrances and also offers its products through the Internet at perfumania.com. As of October 4, 2007, ECMV’s stock closed at $24.64 with a 52-week range of $8.69 to $31.99 and a market capitalization of $75.4MM. As of August 2007, the trailing-twelve months revenues were $269.02 million with an EBITDA of $15.14 million and a net worth of $35.3MM. Glenn Nussdorf and his brother, Stephen Nussdorf, own approximately 40% of ECMV’s shares.

Pro’s Choice Beauty Care, Inc.    (“PCBC”) (approximately 220,032 sq. ft., 38.5% of NRSF and 38.5% of GPR) is the largest wholesale distributor of professional hair care products in the industry. PCBC delivers full-service merchandising of Pro Hair Plan-o-grams for mass retailers across the country. PCBC has an extensive and experienced service infrastructure that enables PCBC to consistently deliver quality customer care, “first to market” product introductions and customized promotional offerings. PCBC offers a myriad of outstanding customer-centered services, such as: customized “Plan-o-Gram” design, expert market analysis (demographic, ethnic, etc.), and consultations and recommendations from highly experienced industry professionals. PCBC’s customers include national chain stores, traditional wholesalers, mass merchandisers, and retail wholesale clubs throughout the U.S. and its largest customers include: Target, Rite-Aid, Walgreens and Safeway Eckerd. For the trailing-12 months ended August 31, 2007, PCBC’s sales totaled $219.8MM with an EBITDA of $6.69MM and a net worth of $10.71MM. PCBC is a privately held company 100% owned by Ruth Nussdorf (Glenn Nussdorf’s Mother). PCBC was spun off from QKD on March 8, 2001 and its stock was issued to Ruth in exchange for her ownership in QKD.

QK Healthcare, Inc.    (“QK Healthcare”) (59,978 sq. ft., 10.5% of NRSF and 10.5% of GPR) was founded as a direct subsidiary of QKD in March 2001 to house QKD’s pharmaceutical business, which QKD began in 1987. QK Healthcare is a national wholesale distributor of branded and generic pharmaceutical products, medical supplies and surgical products produced by a wide range of manufacturers. QK Healthcare sells primarily to the retail sector. Its largest customers include: Kroger Company, Walgreen Co., Ahold-American Sales, Medco Health Solutions, Inc., and Rite Aid Corporation. For the trailing-12 months ended August 31, 2007, QK Healthcare’s sales totaled $488.1MM with an EBITDA of $10.93MM and a net worth of $74.7MM.

Certificate of Occupancy Provision.    As of October 31, 2007 the Quality King Property had not received a certificate of occupancy (“CO”) and neither QKD nor the Sub-tenants had taken occupancy of their respective spaces within the building. The borrower has advised CWCapital that construction of the improvements is essentially complete and it is anticipated that the CO will be issued by November 30, 2007, at which point QKD and the Sub-tenants will then be entitled to take occupancy. QKD has commenced paying rent.

The Quality King Loan will be recourse to Glenn Nussdorf until such time as the following conditions have been met: (A) the borrower has delivered to the lender all permanent certificates of occupancy and other governmental permits issued by applicable governmental authorities with respect to the Quality King Property and the use or intended use thereof, including, but not limited to, all tenant improvement work, which certificates and permits are acceptable to the lender in its reasonable discretion and, among other things and without limitation and without qualification allow QKD and each of the Sub-tenants, under their respective leases to open for business and operate their respective businesses as contemplated under their respective sublease or sub-sublease, as applicable, and (B) the lender has been provided with evidence acceptable to the lender that (1) QKD and the Sub-tenants are occupying their respective space at the property pursuant to their respective sublease or sub-sublease, as applicable; (2) all tenant improvement work at the property and all leasing commissions have been completed and paid in full, as applicable; (3) QKD and the Sub-tenants are each in occupancy, open for business and have commenced payment of full rent (and all free rent and rent concession periods

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

have expired) under their respective sublease or sub-subleases, as applicable; and (4) QKD and each Sub-tenant have delivered to the lender a fully executed original tenant estoppel in form and substance reasonably acceptable to the lender evidencing, among other things, that conditions (B)(1) through (B)(3) above have been satisfied.

Additionally, upon closing of the loan, CWCapital will fund $3,887,652 into the Permanent Certificate of Occupancy Escrow Fund. The borrower will be entitled to disbursements from the Permanent Certificate of Occupancy Escrow Fund as the construction at the Quality King Property progresses, except that 10% (or such greater percentage as may be provided in any work contract) of the total amount then due to the general contractor and the various trade contractors, sub-contractors and material suppliers will be withheld from the disbursement and retained in the Permanent Certificate of Occupancy Escrow Fund. In no event may the amounts remaining in the escrow, following any such disbursement, be less than the amount necessary in lender’s reasonable discretion to complete any and all work required for the issuance of a permanent certificate of occupancy. Upon receiving (x) all permanent certificates of occupancy and other governmental permits issued by applicable governmental authorities with respect to the Quality King Property and the use or intended use thereof, including, but not limited to, all tenant improvement work, (y) evidence that all the Sub-tenants have taken occupancy and (z) evidence that all contractors, sub-contractors and other persons or entities performing work at the Property have been paid in full, lender will release the balance of the funds in the Permanent Certificate of Occupancy Escrow Fund.

Upon closing of the loan, the borrower will deposit $420,000 into the Third Floor Office Completion Escrow Reserve. The borrower will be entitled to disbursements from this escrow in connection with work performed to the third floor office space. The balance of the funds in escrow will be disbursed to the borrower at such time as the borrower delivers to the lender a permanent certificate of occupancy for the third floor space at the Quality King Property, together with evidence that all entities or persons performing work at the Quality King Property have been paid in full.

The Market.    The Quality King Property is located in Bellport, Suffolk County, New York, and is accessible from New York City. The Nassau-Suffolk Metropolitan Statistical Area (PMSA) is one of the densest in the nation with a population of over 2.8 million people in 2007, which has grown by approximately 3.3% over the period from 2000 to 2007. The area features an upper middle-income demographic profile and income growth over the near term is expected to be positive.

Long Island ranks among the top percentile of North American industrial markets with the lowest vacancy rate, a ranking it has held for the past few years. As of the 3rd quarter 2007 the Long Island market had an average occupancy rate of 95.07% and an average rental rate of $9.63/SF. The occupancy rate was 95.4% in 2006 and 95.3% in 2005. Rental rates have increased by 9.25% since the 4th quarter 2005. The Long Island Industrial market is compromised of fifteen submarkets. The Quality King Property is located in the Central Suffolk County industrial submarket of the greater Long Island Industrial market (combined Nassau and Suffolk counties). The Central Suffolk County industrial submarket contains approximately 24.845 million sq. ft. of rentable building area within 925 buildings constituting approximately 15.5% of the Long Island Industrial market as indicated by CoStar. As of the 3rd quarter 2007 the average sub-market occupancy rate was 93.5% and the average sub-market rental rate was $8.70. Average in-place rent of $8.10/SF and occupancy of 5% has been underwritten.

Property Management.    The property is managed by QKD Property Management, LLC, an affiliate of the borrower.

Lockbox / Cash Management / Letter of Credit.    The Quality King Loan is structured with a hard, lockbox and a springing cash management system. Upon the occurrence of certain Trigger Events (as specified below), cash management will spring into effect and/or the borrower will be required to post a letter of credit.

1.	QKD Trigger #1. If QKD’s EBITDA declines by more than 25% from August 2007, but its net worth does not decline by more than 15% in a six-month period, or more than 25% from August 2007, then the borrower will be required to post a letter of credit in the amount equivalent to one year’s cumulative rent paid by QKD or $4,603,991 in year 1.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

2.	QKD Trigger #2. If QKD’s EBITDA declines by more than 25% from August 2007, and its net worth declines by more than 15% in a six-month period, or more than 25% from August 2007, then the borrower will be required to post a letter of credit in the amount of $2,500,000, and cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing the property and carry debt service for two years, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $9,117,766.

3.	Model Reorg Trigger. If Model Reorg’s net worth or EBITDA declines by more than 15% in a 6-month period, or more than 25% from August 2007, property cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing its space and carrying debt service on the entire property for one year, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $4,557,001. If Model Reorg merges with another entity, the foregoing trigger will be applied with reference to the successor entity and that entity’s net worth and EBITDA.

4.	Pro’s Choice Trigger. If Pro’s Choice’s net worth or EBITDA declines by more than 15% in a 6-month period, or more than 25% from August 2007, property cash flow will be swept into an escrow, which will be capped at an amount sufficient to cover the cost of releasing its space and carrying debt service on the entire property for one year, as determined by the lender based on updated market studies to be paid for by the borrower, which amount is required to be at least $4,254,741.

5.	Event of Default/DSCR/Tenant Bankruptcy. In the event (a) an event of default occurs and is continuing under the loan documents; (b) underwritten DSCR falls below 1.10x at any time, as determined by the lender; or (c) any tenant at the property goes bankrupt or goes dark, cash management will spring into effect.

A Trigger Event will continue until each of the following conditions has been satisfied: (i) the Quality King Loan is not then in default and given the passage of time or the giving of notice would not be in default, and (ii) the DSCR, as calculated by the lender, is at least 1.20x for a period of 3 consecutive months ((i) and (ii), collectively referred to as the “Primary Cure Criteria”). In addition to satisfying the Primary Cure Criteria, (i) for the QKD Trigger #1, the QKD Trigger #2, the Model Reorg Trigger and the Pro’s Choice Trigger, the net worth and EBITDA of QKD or the applicable Sub-tenant (as applicable) must be restored to the required minimum levels and maintained at those levels for a period of 6 consecutive months and (ii) for the Event of Default/DSCR/Tenant Bankruptcy Trigger, the borrower must have replaced any bankrupt tenant(s) and/or tenant(s) that have gone dark with tenant(s) acceptable to the lender under lease(s) acceptable to the lender, with said replacement tenant(s) in occupancy, open for business and paying full contractual rent for a period of 3 consecutive months.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    The equity interests in the borrower, its managing member, principal shareholder, or general partner (whichever is applicable) may be pledged to secure mezzanine financing (the “Mezzanine Loan”), provided the following conditions are satisfied: (i) no default or event of default has occurred under the loan documents, (ii) after giving effect to the Mezzanine Loan, (x) the aggregate DSCR is at least 1.0x and (y) the aggregate LTV per an updated appraisal acceptable to the lender obtained at the time such Mezzanine Loan is to be made, does not exceed 88%, (iii) the Mezzanine Loan self-amortizes prior to the Quality King Loan maturity, (iv) the Mezzanine Loan is to be provided by a lender (the “Mezzanine Lender”) in all respects acceptable to the lender in its sole and absolute discretion, (v) execution of an intercreditor agreement (acceptable in all respects to the lender in its sole discretion) with the Mezzanine Lender and (v) such other conditions contained in the Quality King Loan documents.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

Ground Lease.    As an incentive to attract QKD to Bellport, the Town of Brookhaven Industrial Development Agency (“IDA”) granted a ground lease to an affiliate of the borrower dated January 1, 2005 (expiring November 30, 2015) to facilitate a 10-year real estate tax abatement on the Quality King Property. The ground lease was assigned to, and assumed by, the borrower on August 1, 2006. The terms of the ground lease include annual ground lease payments of $1.00 with a $1.00 buyout and assumption of the leased fee interest at the conclusion of the 10-year term. Because of the IDA ground lease, the Quality King Property is subject to full property tax abatement on the improvements through November 30, 2015. The borrower is required to pay a Payment-In-Lieu-Of-Tax (PILOT) on the land only. The PILOT for the 2006/2007 tax year was $46,627.07. CWCapital underwrote the full estimated property tax bill on the land and improvements, as calculated by the appraiser, resulting in an underwritten DSCR of 1.23x. However, if the PILOT amount had been underwritten instead, the DSCR would be 1.25x.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

35 Sawgrass Drive Bellport (Long Island), NY 11713	COLLATERAL TERM SHEET Quality King	Balance:	$40,250,000
		DSCR:	1.23x
		LTV:	65.9%

Quality King
35 Sawgrass Drive
Bellport, NY 11713
CONNECTICUT
NEW YORK
New Haven
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Boston
Newton
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MA
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CT
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MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Original Balance:	$40,000,000
Cut-Off Date Balance:	$39,894,331
Shadow Rating:	AAA/A- (S/F)
% by Initial UPB:	1.91%
Interest Rate:	6.0400%
Payment Date:	1st of each month
First Payment Date:	September 1, 2007
Maturity Date:	August 1, 2017
Amortization:	The loan amortizes based on a 30-year schedule.
Call Protection:	Lockout for 24 months from the securitization closing date, then defeasance is permitted. On and after May 1, 2017, prepayment is permitted without penalty.
Sponsor:	Hartz Financial Corp.
Borrower:	PHM Urban Renewal Associates, L.L.C. and 2 Journal Square Associates, L.L.C.
Pari Passu Debt:	None
Additional Subordinate Financing:	None
Lockbox / Cash Management:	None
Initial Reserves(1):	Repair & Remediation:	$358,106
Monthly Reserves:	None
(1)	See “Reserves” section herein for additional information.

Financial Information
Cut-Off Date Loan Balance / Sq. Ft.:	$144
Balloon Balance / Sq. Ft.:	$123
Cut-Off Date LTV:	49.9%
Balloon LTV:	42.5%
DSCR:	1.98x

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Class “A” Office
Collateral:	Fee Simple
Location:	Jersey City, NJ
Year Built / Renovated:	1987 / NA
Total SF:	276,164
Property Management:	Hartz Mountain Industries, Inc. (a borrower affiliate)
Occupancy (as of 7/3/2007)	93.1%
Underwritten Net Operating Income:	$6,057,897
Underwritten Net Cash Flow:	$5,726,500
Appraised Value:	$80,000,000
Appraisal Date:	July 12, 2007

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

Major Tenants
Tenant	Ratings (F/M/S)(1)	Net Rentable Sq. Ft.	% of Net Rentable Sq. Ft.	%GPR	Rent Per Sq. Ft.	Lease Expiration		Extension Options
Automatic Data Processing, Inc.(2)	NR/Aaa/AAA	252,359	91.4%	94.52%	$25.34	1/1/2013	(3)	2, 5-year options
JPMorgan Chase Bank	AA-/Aa2/AA-	4,630	1.7%	5.48%	$80.00	10/31/2012		None
Total/Wtd. Average		256,989	93.1%	100.0%	$26.32

(1)	Credit ratings are of the parent company whether or not the parent company guarantees the lease.
(2)	In March 2007, Automatic Data Processing, Inc. (“ADP”) spun off its brokerage services group into a separate company, Broadridge Financial Solutions Inc. (“Broadridge”). Broadridge is in occupancy at the 2 Journal Square Property but ADP remains liable under the lease. Broadridge is rated BBB- by S&P.
(3)	The ADP lease has an early termination option in January 2011.

Rollover Schedule (1)
Year	# of Leases Expiring	WA Base Rent per Sq. Ft. Expiring	Total Sq. Ft. Expiring	% of Total Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	% of Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	NAP	19,175	6.9%	6.9%	NAP	NAP
2007	—	—	—	—	—	—	—
2008	—	—	—	—	—	—	—
2009	—	—	—	—	—	—	—
2010	—	—	—	—	—	—	—
2011	—	—	—	—	—	—	—
2012	1	$80.00	4,630	1.8%	1.8%	5.5%	5.5%
2013	1	$25.34	252,359	98.2%	100.0%	94.5%	100.0%
2014	—	—	—	—	—	—	—
2015	—	—	—	—	—	—	—
2016	—	—	—	—	—	—	—
2017	—	—	—	—	—	—	—
After	—	—	—	—	—	—	—
Total/Wtd. Average	2	$26.32	256,989	100.0%	100.0%	100.0%	100.0%

(1)	Assumes no tenant exercises an early termination option.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

The 2 Journal Square Loan

The Loan.    The 2 Journal Square loan (the “2 Journal Square Loan”) is a $40.0 million, 10-year fixed rate loan secured by the first priority mortgage on the borrower’s overlapping fee and leasehold interest in 2 Journal Square, an 8-story, 276,164 sq. ft. Class “A” office building located in Jersey City, New Jersey (the “2 Journal Square Property”). The 2 Journal Square Loan amortizes on a 30-year schedule.

The Borrower.    The borrowers, PHM Urban Renewal Associates, L.L.C., and 2 Journal Square Associates, L.L.C., are single purpose, bankruptcy-remote entities each with an independent director. The borrowers are owned by Hartz Mountain Industries-NJ, LLC (50%), Joseph A. Panepinto (25%) and PGM Associates (25%). 2 Journal Square Associates, L.L.C. has pledged to lender its leasehold interest in the 2 Journal Square Property and PHM Urban Renewal Associates, L.L.C. has pledged its fee interest in the 2 Journal Square Property. Hartz Financial Corp. is the 2 Journal Square Loan sponsor. For information regarding Mr. Panepinto, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the accompanying Prospectus Supplement.

Hartz Financial Corp., the financial arm of Hartz Mountain Industries, Inc., is one of the largest private owners of commercial real estate in the U.S. Hartz Financial Corp. was founded in 1966 and has since grown into a large regional real estate enterprise that owns and operates a portfolio of 200 buildings in the New York/New Jersey area. As of year-end 2006, Hartz Mountain Industries-NJ, LLC reported assets of $1.6 billion including cash and equivalents of $91.60 million. Hartz Financial Corp. and affiliated entities are repeat sponsors of Deutsche Bank borrowers.

The Property.    The 2 Journal Square Property is an 8-story, 276,164 sq. ft. square foot Class “A” office building situated on a 3.04-acre land parcel located in Jersey City, New Jersey. The 2 Journal Property offers 271,534 sq. ft. of office space and 4,630 sq. ft. of retail space and is currently 93.1% leased by two investment grade rated tenants: Automatic Data Processing, Inc. (91.4% of net rentable area “NRA”, rated AAA/Aaa by S/M) and JPMorgan Chase Bank (1.7% of NRA, AA-/Aa2/AA- by S/M/F). Broadridge Financial Solutions Inc. has subleased the ADP space but ADP (AAA/Aaa by S/M) is liable under the lease. The 2 Journal Square Property was built in 1987 by the Hartz Group, Inc., an affiliate of the 2 Journal Square Loan sponsor. The 2 Journal Square Property offers convenient access to several forms of public transportation including PATH trains, light rail service, and ferry service. New York City is easily accessible by PATH trains and ferry service. Jersey City, sometimes referred to as “Wall Street West,” has attracted many financial services firms and is one of the most prominent office markets in New Jersey.

The 2 Journal Square Property also includes a five-story 1,000-space parking garage, a portion of which may be released from the lien of the mortgage, as described in the “Release” section herein.

Office Tenants.

Automatic Data Processing, Inc. (“ADP”) (NYSE: ADP)    (252,359 sq. ft., 91.4% of NRA, $25.34 per sq. ft., rated AAA/Aaa by S/M) is a leading provider of integrated computing and business outsourcing solutions. ADP has been in occupancy at the 2 Journal Square Property since it was built in 1987. ADP has invested approximately $60.0 million into its space. In 2007, ADP spun off its brokerage services group into Broadridge Financial Solutions Inc. (“Broadridge”) (NYSE: BR; rated BBB- by S&P) which continues to occupy the space. ADP remains the guarantor under the lease and subleases the space to Broadridge Financial Solutions Inc. The current leases expire on January 1, 2013, and contain one remaining 5-year renewal option at a rental rate that is 90% of the prevailing market rental rate. As of October 23, 2007, ADP had a market capitalization of $24.98 billion. Broadridge’s market presence spans regional and local centers across the Americas, Europe, Asia and Australia. As of October 2007, Broadridge had more than 4,000 employees. Broadridge’s clients include banks, brokerage houses, mutual funds, investment firms and various public corporations.

JPMorgan Chase Bank (NYSE:JPM)    (4,630 sq. ft., 1.7% of NRA, $80.00 per sq. ft., rated AA-/Aa2/AA- by S/M/F) has been a tenant at the 2 Journal Square Property since 2006 when it acquired the National Community Bank of New Jersey, which operated a retail banking branch at the 2 Journal Square Property since the building was constructed in 1987. JPMorgan Chase Bank provides a range of financial services worldwide. The company was founded in 1823 and is

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 07306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

headquartered in New York City. As of October 23, 2007, JPMorgan Chase Bank had a market capitalization of $153.5 billion. The lease was assigned by National Community Bank of New Jersey to JPMorgan Chase Bank in October 2006. JPMorgan Chase Bank recently extended the lease through October 31, 2012.

The Market.    The 2 Journal Square Property is part of Northern New Jersey’s Hudson Waterfront submarket. This submarket (which includes the cities of Jersey City, Weehawken, and Hoboken) benefits from its location directly across the Hudson River from downtown Manhattan, and from the availability of direct mass transit access via the Holland Tunnel, PATH trains, light rail service and ferry service. The 2 Journal Square Property is located across the street from the PATH subway station that is in the Journal Square Transportation Center. The Journal Square Transportation Center, which is one of New Jersey’s busiest transportation centers, includes a 10-story office tower used for administrative offices by the Port Authority, a retail plaza, a bus station, and a two-level parking facility. PATH trains offer the convenience of 24-hour transportation to New York City, and serve over 200,000 passengers daily.

According to Cushman & Wakefield, the appraiser, as of July 2007, the Hudson Waterfront submarket contained a total office inventory of approximately 20.2 million sq. ft. with a Class “A” office inventory of 17.0 million sq. ft. The Hudson Waterfront submarket exhibited a Class “A” office vacancy rate of 5.5% and an average asking rent of $33.03 per sq. ft.

Within the Hudson Waterfront submarket, Cushman & Wakefield identified 8 buildings that were deemed directly competitive to the 2 Journal Square Property (the “Competitive Set”). The Competitive Set exhibited asking office rental rates ranging from $25.20 per sq. ft. to $30.00 per sq. ft., with an average $27.71 per sq. ft. The appraiser estimates that current market rent for the office and retail space at the 2 Journal Property to be $26.00 per sq. ft. and $70.00 per sq. ft., respectively. Office rents in this market (and at the subject) are modified gross rents, whereby tenants are responsible for increases in expenses over a base year. Retail rents are NNN. The appraiser identified four properties with retail components that were deemed directly competitive with the 2 Journal Square Property (“The Retail Competitive Set”). The Retail Competitive Set exhibited asking rental rates ranging from $45.00 per sq. ft to $78.38 per sq. ft., with an average of $62.22 per sq. ft.

Property Management.    The 2 Journal Square Property is managed by Hartz Mountain Industries, Inc., an affiliate of the borrowers.

Lockbox / Cash Management.    None.

Reserves.    At closing, the borrowers deposited $358,106, or approximately 125% of deferred maintenance costs, into a Repair and Remediation Reserve account. Funds in the reserve will be released once repair/replacement work items have been completed.

Release.    The borrowers are permitted to obtain the free release of the portion of the 2 Journal Square Property that contains a portion of the existing parking garage (the “Release Parcel”) from the lien of the mortgage, in connection with the sale of the Release Parcel to a third party, subject to conditions specified in the 2 Journal Square Loan documents. Payment of a release price is not required. The Release Parcel is located adjacent to the existing office building. The 2 Journal Square Loan sponsor has indicated that it intends to utilize the Release Parcel for a residential condominium building. The 2 Journal Square Loan documents also permit the borrowers to convert, prior to the release, the 2 Journal Square Property to a condominium regime, subject to the terms and conditions set forth in the 2 Journal Square Loan agreement and in accordance with condominium documents approved prior to the closing of the 2 Journal Square Loan. The condominium documents provide that the condominium will consist of two units. Unit 1 will consist of the office building and 335 parking spaces in the existing garage. Unit 2 (the Release Parcel, which, after release, will not be collateral for the 2 Journal Square Loan) will consist of the remaining 665 parking spaces and the proposed residential condominium building to be constructed following the release.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness.    Not Permitted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

2 Journal Square Jersey City, NJ 7306	COLLATERAL TERM SHEET 2 Journal Square	Balance:	$39,894,331
		DSCR:	1.98x
		LTV:	49.9%

RAIL LEGEND
NJ TRANSIT COMMUTER RAIL
HUDSON-BERGEN LIGHT RAIL
PATH
2 Journal Square
2 Journal Square
Jersey City, NJ 07306
Union City
Hoboken
Jersey City
Hudson River
Manhattan
Journal Square
Liberty State Park
Secaucus
West New York
Kearny
Newark
Union City
Hoboken
Manhattan
Jersey City
Upper New York Bay
Brooklyn
NJ
NY
MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

THE SPACE NEEDLE

Seattle, Washington

Aircraft Warning Beacon
Elevation 605 feet
From Sea level elevation is 730.25 feet
OBSERVATION DECK
Elevation 518 feet
REVOLVING RESTAURANTS
Elevation 500 feet
Elevator cab
SKYLINE BANQUET FACILITY
Elevation 100 feet
PLAZA: ENTRANCE AND SHOPS
Ground level
Bottom of foundation
30 feet below ground

Elevations

Elevations are from ground level

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

Mortgage Loan Information
Loan Seller:	CGM
Loan Purpose:	Refinance
Original Balance:	$35,000,000
Cut-Off Date Balance(1):	$35,000,000
Shadow Rating:	Ba2/BBB- (M/S)
% by Initial UPB:	1.67%
Interest Rate:	5.6950%
Payment Date:	6th of each month
First Payment Date:	June 6, 2007
Maturity Date:	May 6, 2017
Amortization:	Interest only for first 60 months of the term and a 30-year amortization schedule thereafter
Call Protection:	Lockout for 24 months from the securitization date, then prepayment with the greater of yield maintenance or 1% of the then outstanding loan amount permitted thereafter. On and after February 6, 2017 prepayment permitted without penalty.
Sponsor:	Space Needle Holding Corporation
Borrower:	Space Needle LLC
Pari Passu Debt(1):	Yes
Additional Subordinate Financing(2):	Future mezzanine debt permitted
Lockbox /Cash Management:	None
Initial Reserves:	None
Monthly Reserves(3):	Tax:	Springing
	Insurance:	Springing
	Replacement:	Springing
(1)	The original Trust Mortgage Asset (“TMA”) amount of $35,000,000 represents a pari passu interest in a $49,500,000 whole loan evidenced by two pari passu notes. Only the TMA is included in the Trust. See “The Loan” section herein for additional information.
(2)	See “Future Mezzanine or Subordinate Indebtedness” herein for additional information.
(3)	See “Reserves” herein for additional detail.

Financial Information(1)
Cut-Off Date Loan Balance / Sq. Ft.:	$1,381
Balloon Balance / Sq. Ft.:	$1,287
Cut-Off Date LTV:	43.4%
Balloon LTV:	40.5%
Underwritten DSCR:	2.39x
(1)	Financial information is based on the $49,500,000 aggregate original balance of the Seattle Space Needle Whole Loan.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Other (Observation Tower, Retail)
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1962 / 1982, 2000, 2007
Total SF:	35,837
Property Management:	Space Needle Corporation
Occupancy (NAP):	100.0%
Underwritten Net Operating Income:	$8,599,919
Underwritten Net Cash Flow:	$8,247,432
Appraised Value:	$114,000,000
Appraisal Date:	February 19, 2007

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

Property Performance Summary
	2004	2005	2006	TTM (7/31/07)	UW
Observation Deck Attendance	907,402	970,423	975,925	1,002,851	N/A
Restaurant/Catering Attendance	282,248	302,107	303,315	288,051	N/A
Total Attendance	1,189,650	1,272,530	1,279,240	1,290,902	N/A
Total Revenue	$29,840,819	$31,377,876	$33,951,502	$35,248,721	$35,248,721
Expenses	$22,347,763	$22,903,958	$24,738,332	$26,461,135	$26,648,802
NOI	$7,493,056	$8,473,918	$9,213,170	$8,787,586	$8,599,919
NCF	$7,493,056	$8,473,918	$9,213,170	$8,787,586	$8,247,432
NCF Margin	25.1%	27.0%	27.1%	24.9%	23.4%

Seattle Space Needle Loan

The Loan.    The Seattle Space Needle Loan (the “Seattle Space Needle Loan”) is a $35,000,000, 10-year loan secured by a first mortgage on the borrower’s fee simple interest in a 35,837 sq. ft. observation tower/retail property located in Seattle, King County, Washington (the “Seattle Space Needle Property”). The Seattle Space Needle Loan is interest-only for the first five years of the loan term and then amortizes based on a 30-year amortization schedule. The Seattle Space Needle Loan proceeds were used to refinance existing debt and fund closing costs.

The Seattle Space Needle Loan is part of a $49,500,000 loan combination that consists of the Seattle Space Needle Loan and a $14,500,000 pari passu note (the “Seattle Space Needle Pari Passu Companion Loan”), which is currently owned by CGM. The Seattle Space Needle Pari Passu Companion Loan will not be an asset in the Trust. The respective rights of the holders of the Seattle Space Needle Loan will be governed by a co-lender agreement described under “Description of the Mortgage Pool-Split Loan Structures” in the accompanying prospectus supplement.

The Borrower.    The borrower, Space Needle LLC, is a Washington limited liability company, a single purpose entity, with an independent director, that owns no material assets other than the Seattle Space Needle Property. A non-consolidation opinion was delivered at origination.

The sponsor of the Seattle Space Needle Loan is Space Needle Holding Corporation. Space Needle Management LLC is the 1% owner and managing member of the borrower.

In 1961, Pentagram Corporation (a group of 5 investors, which included Howard S. Wright, the construction manager of the project) purchased the land that the Space Needle was to be built on and the subject was completed in December 1961. In 1977, the investors sold their interest in the Space Needle to Howard S. Wright who then consolidated the ownership of the subject into Space Needle Holding Corporation.

The Space Needle Holding Corporation holds 99% interest in Space Needle LLC and is the sole owner of the managing member. H.S. Wright III (13.8%), Thieline Wright Rolfe (15.3%), Jeffrey James Wright (13.2%), Taylor Mathew Wright (15.3%), and David Henry Wright (17.9%) and the Class “A” (voting) shareholders, owning an aggregate 75.5%, in the Space Needle Holding Corporation. There are six Class “B” (nonvoting) shareholders with ownership interests ranging from 0.2% to 9.0%, who hold the remaining interest in the Space Needle Holding Corporation.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

The Property.    The Seattle Space Needle Property consists of a 605-foot landmark observation tower, with a gross building area of 54,459 sq. ft. and a usable building area of 35,837 sq. ft. The Seattle Space Needle Property was originally constructed in 1962 for the Seattle World’s Fair at a cost of $4.5 million. It underwent a $20 million major revitalization effort between Fall 1999 and Spring 2000 with updates to entry level, restaurant, observation deck and grounds surrounding the attraction. The Property has undergone further capital improvements over the past three years averaging approximately $1.6 million annually with the most recent capital investment of approximately $1.7 million for the Space Needle – SN 360, an interactive display system that includes five “touch-sensitive” display panels to allow visitors to identify key features in the surrounding landscape from the observation deck. The Property includes retail space, catering and meeting facilities, a rotating restaurant, and both interior and exterior observation deck areas. The plaza level (4,437 sq. ft.) is located at the base of the tower and consists of a circular steel structure, which virtually encloses the base of the Seattle Space Needle Property. The plaza level consists of a gift shop, ticketing office, and public restrooms. The banquet level (4,967 sq. ft.) is located 100 feet above grade in a steel framed structural system that is anchored to the frame of the tower. The banquet level includes a kitchen preparation and holding room, public restrooms, and a common banquet space that can be portioned into three separate meeting spaces. The restaurant level (6,537 sq. ft.) is located 500 feet above grade and accommodates approximately 250 patrons for brunch, lunch and dinner. The restaurant has a diameter of approximately 94.5 feet, and reportedly completes a full rotation approximately every 42 minutes. The observation level (10,637 sq. ft.), which contains both an interior and exterior observation space, includes two public restrooms, a snack bar, and a 360-degree viewing area. The remaining usable area consists of the basement (2,637 sq. ft.), mezzanine level (2,886 sq. ft.), mechanical level (3,080 sq. ft.), and the machine room (620 sq. ft.). The exterior space includes the outer perimeter, which is set approximately three feet below the interior deck elevation.

The Seattle Space Needle Property has three elevators, each with a capacity of 20–25 passengers. Two of the elevators normally carry passengers and the third, which is a freight elevator, is used to carry passengers during peak traffic. The cars are equipped with large glass windows that provide an unobstructed view of the surrounding area.

The Seattle Space Needle Property consists of an observation tower with related service uses that is considered a national landmark. Because of its uniqueness, there are no other similar properties within the Seattle or the Pacific Northwest markets for comparison to the subject. The subject property is approximately 100% owner occupied.

The Seattle Space Needle property derives the majority of its revenue from three sources, the observation deck, retail revenue from the gift shop, and the SkyCity Restaurant. Historically, ticket sales for the observation deck accounted for about 34% of the total revenue, retail sales from the gift shop accounted for about 21% of the revenue, food and beverage sales from the SkyCity Restaurant and banquet/catering accounted for the remainder.

The Market.     The Seattle Space Needle Property is located approximately one mile north of the Seattle Central Business District and is adjacent to the Seattle Center (formerly the World’s Fair site). Within the Seattle Center, attractions include Key Arena, Paul Allen’s Experience Music Project/Science Fiction Museum and Hall of Fame, the Seattle Monorail, and the Pacific Science Center. In addition, construction of the new headquarters for the Bill & Melinda Gates Foundation has just recently commenced near the Seattle Center.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

The subject property is considered to be a related attraction of the Seattle Center. The Seattle Center and its related attractions compete with other local Seattle attractions for tourists’ dollars, such as Pike Place Market, Safeco Field, Chittendon Locks, Woodland Park Zoo, Seattle Aquarium, Seattle Theatre Group, Seattle Art Museum, The Museum of Flight, 5th Avenue Theatre, and Burke Museum. The total attendance for the combined top attractions in the Seattle area was 33.3 million persons for 2005, with the Seattle Center and related attractions capturing approximately 16.4 million persons, or approximately 49.3% of the total attendance.

The Seattle Space Needle Property also competes with the Seattle Center and it’s other related attractions, including the Pacific Science Center and the Seattle Supersonics Basketball team. The Seattle Space Needle Property captures approximately 1.3 million persons, or 7.9% of all Seattle Center and related attractions attendance. The overall attendance at the Seattle Space Needle Property has increased on an average annual basis of approximately 2.4% during the period 2004-2006. In addition to attendance, the amount of revenue generated per person affects the ability of the Seattle Space Needle Property’s profit centers to generate income. Revenues per person have increased at an annual rate of approximately 4% over the period 2004-2006.

According to the appraisal, attendance is forecasted to continue to increase into the foreseeable future. Revenues have increased substantially in recent years due to new pricing structures and products, and are expected to continue to increase commensurate with historical performance.

Property Management.    The Seattle Space Needle Property is managed by Space Needle Management LLC, the 1% managing member.

Lockbox / Cash Management.    None

Reserves.    Following an event of default, Lender may require borrower to establish a tax, insurance and replacement reserve to be funded monthly.

Future Mezzanine or Subordinate Indebtedness.    The Seattle Space Needle Loan documents permit future mezzanine indebtedness subject to conditions, including: (i) the combined LTV ratio does not exceed 60%, (ii) the DSCR does not fall below 1.50x, (iii) the mezzanine lender is reasonably satisfactory to lender and approved by each applicable rating agency, (iv) the borrower delivers a no-downgrade confirmation from the rating agencies and (v) the mezzanine lender enters into an acceptable intercreditor agreement.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

$1,853,970,000 (Approximate)

CD 2007-CD5 Mortgage Trust

400 Broad Street Seattle, WA 98109	COLLATERAL TERM SHEET Seattle Space Needle	TMA Balance:	$35,000,000
		TMA DSCR:	2.39x
		TMA LTV:	43.4%

MAP © 2007 CARTIFACT, LOS ANGELES
© 2007 TANA
RESIDENTIAL
Queen Anne
Restaurant/Retail
SEATTLE CENTER
Key Arena
Memorial Stadium
Pacific Science Center
Space Needle
Seattle Space Needle
400 Broad Street
Seattle WA 9810
South Lake Union
South Lake Union Park
Denny Park
Denny Triangle/ Belltown
Seattle
Waterfront
Central Business District
Alaskan Way Viaduct
Valley St
Mercer St
Denny Way
Broad St
Monorail
99
Queen Anne
Seattle Center
Elliott Bay
Seattle

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC File No. 333-130390) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-503-4611 or by email to the following address: brian.trotta@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

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